Exhibit 10.19

26 October 2020

Orientir Zapad-1 Limited Liability Company

and

Internet Solutions Limited Liability Company

PRELIMINARY

LEASE AGREEMENT

No. 26-10-20_PLA_FF

1.1.	This Preliminary Lease Agreement (hereinafter referred to as the Preliminary Agreement) is entered into on 26 October 2020 in Moscow, Russian Federation, by and between:

(1)

Industrial Park Orientir Zapad-1 Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: 17 December 2018, under Primary State Registration Number 1185007014170, INN 5044113917, KPP 504401001, with location at: building 152/2, floor/premises 3/22, village of Shelepanovo, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the Lessor), for the one part; and

(2)

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on 24 September 2002 under Primary State Registration Number 1027739244741, INN 7704217370, KPP 997750001, with the location at: 10, Presnenskaya nab., premises I, 41 floor, office 6, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part;

hereinafter jointly referred to as the “Parties”, and individually as a “Party”, as to the following:

1.	GLOSSARY

“Access Certificate” shall mean a document (certificate) confirming that the Lessee is granted access to the respective Premises for the purpose of performing the Lessee’s Works, to be signed under Section 4 of the Preliminary Agreement in the form given in Appendix 4.1 to the Preliminary Agreement;

“Access Certificates” shall mean all or some of such certificates;

“Certificate of Transfer for Actual Use” shall mean a document (certificate) confirming the transfer of the respective Premises to the Lessee for actual possession and use in accordance with the Permitted Use, to be signed under Section 5 of the Preliminary Agreement in the form provided in Appendix 4.2 to the Preliminary Agreement;

“Certificates of Transfer for Actual Use” shall mean all or some of such certificates;

“Acceptance Certificate” shall mean a document (certificate) confirming the transfer of the respective Premises to the Lessee for possession and use (lease), to be signed by the Parties simultaneously with the Lease Agreement or the Supplementary Agreement to the Lease Agreement in the form provided in Appendix 6 to the Lease Agreement;

“Acceptance Certificates” shall mean all or some of such certificates;

“Certificate of Delineation of Operational Responsibility” shall mean the document (certificate) dealing with delineation of operational responsibility for utilities and construction structures of the Premises that is given in Appendix 9 to the Lease Agreement and applicable to the relations between the Parties with regard to the respective Premises from the date when the Certificate of Transfer for Actual Use was signed in respect of such Premises;

“Lease Payment” has the meaning given in the Lease Agreement;

“Leased Area of the Premises” shall mean the Premises area measured under the BOMA Standard subject to the provisions of Clause 14.5 of the Preliminary Agreement. Before the Lessor completes measurements of the Premises under the BOMA Standard, any payments under the Preliminary Agreement, to be calculated with the use of the Leased Area of the Premises, shall be calculated under Clause 14.5 of the Preliminary Agreement;

“Leased Warehouse Complex Area” has the meaning given in the Lease Agreement;

“Base Lease Payment” has the meaning given in the Lease Agreement;

“Guarantor Bank” shall mean the following banking institutions agreed upon by the Parties: …;

“Bank Guarantee” shall mean an irrevocable bank guarantee of payment issued by the Guarantor Bank in favor of the Lessor and complying in its content with Clause 7.2 of the Preliminary Agreement. The Bank Guarantee shall ensure that the Lessee performs its obligations under or in connection with the Preliminary Agreement;

“Block 1” shall mean a non-residential building to be erected by the Lessor on the Land Plot, with a total approximate area of 25,234 sq. m, the outline of which is indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Block 2” shall mean a non-residential building to be erected by the Lessor on the Land Plot, with a total approximate area of 74 900 sq. m, the outline of which is indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Block 3” shall mean a non-residential building to be erected by the Lessor on the Land Plot, with a total approximate area of 25,232 sq. m, the outline of which is indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Block 4” / “Hazardous Goods Area” shall mean a non-residential building to be erected by the Lessor on the Land Plot, with a total approximate area of 5,418 sq. m, the outline of which is indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement.

“Blocks” shall jointly mean Block 1, Block 2, Block 3 and Block 4, and a “Block” shall mean any of them (subject to the provisions of Clause 14.5 of the Preliminary Agreement, the area of any Block may deviate from the value specified in Section 1 of the Preliminary Agreement within two percent (2%));

“Access Date”, along with “Access Date 1”, “Access Date 2”, “Access Date 3” shall mean the date when the Lessor grants access to the relevant Premises to the Lessee as stipulated in Clause 4.1 of the Preliminary Agreement;

“Indexation Date” has the meaning given in the Lease Agreement, subject to the provisions of Clause 6.3 of the Preliminary Agreement;

“Date of Transfer for Use”, as well as “Date of Transfer for Use 1”, “Date of Transfer for Use 2”, “Date of Transfer for Use 3” has the meaning as set out in Clause 3.2 of the Preliminary Agreement;

“Lease Agreement” shall mean a long-term lease agreement for the Premises, the agreed draft of which is given in Appendix 8 to the Preliminary Agreement. The term “Lease Agreement” shall apply to both the draft Lease Agreement and the signed Lease Agreement, whichever is applicable. The term “Lease Agreement” includes a “Supplementary Agreement to the Lease Agreement” as defined below, unless the context requires otherwise;

“Lessee’s Share in the Warehouse Complex” has the meaning given in the Lease Agreement;

“Supplementary Agreement to the Lease Agreement” shall mean a supplementary agreement(s) to the Lease Agreement to be entered into for the purpose of changing the subject matter of the Lease Agreement, namely to include the Premises in Block 2, Block 3, Checkpoint 3 and Hazardous Goods Area into the leasable property, according to Clause 2.5 of the Preliminary Agreement. The term Supplementary Agreement to the Lease Agreement and the structure of signing the Lease Agreement with account of the Supplementary Agreement to the Lease Agreement shall be applied as stipulated in the Preliminary Agreement, except for the exercise by the Lessee of the Right to Postpone under Clause 5.10 of the Preliminary Agreement, when the Lease Agreement is signed simultaneously with respect to the Premises of all the facilities (i.e. the Building and all Checkpoints);

“Laws” shall mean the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Moscow Region), including any regulations: orders, directives, ordinances, rules, authorizations or instructions, including the Mandatory Rules;

“Building” shall mean in aggregate Block 1, Block 2, Block 3 and Block 4 (Hazardous Goods Area), which are adjacent buildings connected in a single warehouse block with a passage between the Blocks in accordance with the Terms of Reference (Appendix 3 to the Preliminary Agreement) with a total approximate area of 130,784 sq. m, the outline of which is indicated on the Land Plot Plan in Appendix 1 to the Preliminary Contract;

“Land Plot” shall mean a land plot under cadastral number 50:08:0000000:167645, located at: village of Petrovskoye, Istra District, Moscow Region, Russian Federation, near the village of Petrovskoye, Istra Urban District, Moscow Region, area of 229,815 sq. m +/- 839 sq. m, land category: Industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: warehouses.

The Land Plot is owned by the Lessor on the right of lease (lease to own). The Lessor shall provide the Lessee with documents confirming the Lessor’s title to the Land Plot on or before 27.11.2020. The title to the Land Plot and the Building will be registered in the Unified State Register of Immovable Property in the name of the Lessor as provided for in the Agreement. For the purposes of the Preliminary Agreement and the Lease Agreement, the Land Plot also includes all other land plots that may be formed from the Land Plot by way of its division or as a result of its reallocation or other similar changes;

“Indexation” has the meaning given in the Lease Agreement, subject to Clause 6.3 of the Preliminary Agreement;

“Utilities” has the meaning given in the Lease Agreement;

“Checkpoints” shall jointly mean Checkpoint 1, Checkpoint 2 and Checkpoint 3 or either of them (subject to the provisions of Clause 14.5 of the Preliminary Agreement, the area of any Checkpoint may deviate from the value specified in Section 1 of the Preliminary Agreement within two percent (2%));

“Checkpoint 1” shall mean a free standing non-residential checkpoint building with a total approximate area of 900 sq. m., number of floors: 2, indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Checkpoint 2” shall mean a free standing non-residential checkpoint building with a total approximate area of 200 sq. m., number of floors: 1, indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Checkpoint 3” shall mean a free standing non-residential checkpoint building with a total approximate area of 36 sq. m., number of floors: 1, indicated on the Land Plot Plan in Appendix 1 to the Preliminary Agreement;

“Common Areas” shall mean the parts of the Warehouse Complex designated by the Lessor for public use by all lessees (sublessees) or other users of the premises/buildings in the Warehouse Complex, as well as their contractors (subcontractors) and visitors, including roadways and walkways, landscaped areas, and sidewalks;

“Permanent Improvements” shall mean improvements to the Premises that are not detachable without damaging the Premises or systems or equipment installed therein, including, but not limited to, floors, air conditioners, any decoration to the Premises, but not including partitions installed, built-in mezzanine structures, suspended ceilings, and equipment regardless of methods of their installation and fixing, subject to Clause 4.6.3 of the Preliminary Agreement;

“Minor Defects” shall mean any defects that are not Major Defects;

“VAT” means the value added tax envisaged by the Laws;

“Force Majeure Event” shall mean extraordinary and unavoidable events under the given conditions as defined in Clause 3 of Article 401 of the Civil Code of the Russian Federation that are understood by the Parties as a fire of natural character, flood, earthquake, other acts of God, epidemics, pandemics, wars, revolutions, uprisings, mass riots, terrorist acts, nuclear explosion and its consequences, chemical contamination, regulations issued by state bodies and/or local authorities (including introduction of an emergency situation regime / state of emergency / high alert regime / quarantine), which prevent the Parties from fulfilling their obligations under this Preliminary Agreement and/or which resulted in suspended / ceased / limited performance of functions by state bodies and/or local authorities, if performance of such functions is necessary for proper fulfilment by the Parties of their obligations hereunder (inter alia, in respect of obtaining an expert opinion on project documentation; opinions on compliance of the Blocks/Building/Checkpoints with the requirements of technical regulations and project documentation; authorizations for commissioning the Blocks/Building/Checkpoints; registration of the Lessor’s title to the Blocks/Building/Checkpoints; extracts from the Unified State Register of Immovable Property, etc.). At the same time, lack of money and strikes of the defaulting Party’s employees (or those of its affiliates) may not be a Force Majeure Event;

“Security Payment” shall mean a security payment specified in Clause 7.3 of the Preliminary Agreement that is a way to secure performance of the Lessee’s obligations under and in connection with the Preliminary Agreement, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation;

“Total Security Amount” shall mean the Bank Guarantee amount or the Security Payment amount, which at any time during the term of the Preliminary Agreement, unless expressly provided for otherwise in the Preliminary Agreement, shall be not less than the sum of the following amounts: Basic Lease Payment, Operating Expenses and Parking Fees payable for six (6) months of the Lease Period as calculated for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement/Lease Agreement, subject to Indexation of the relevant amounts in accordance with Clause 6.3 of the Preliminary Agreement, plus VAT on such amount;

“Total Security Amount under the Lease Agreement” shall mean, for the purposes of both the Lease Agreement and each Supplementary Agreement to the Lease Agreement (if any, subject to the provisions of Clause 5.10 of the Preliminary Agreement), the Bank Guarantee amount or the Security Payment amount, which at any time during the term of the Lease Agreement, unless expressly provided for otherwise in the Lease Agreement, shall be not less than the sum of the following amounts: Basic Lease Payment, Operating Expenses and Parking Fees payable for three (3) months of the Lease Period as calculated for all Premises and all Parking Slots actually transferred to the Lessee under the Lease Agreement/Supplementary Agreement to the Lease Agreement, subject to Indexation of the relevant amounts in accordance with Clause 4.2 of the Lease Agreement, plus VAT on such amount;

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory under the Laws, including but not limited to: technical guidance documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSNs), technological design standards (NTPs), fire safety rules (PPBs), fire safety standards (NPBs), including the requirements of Project Specific Technical Specifications (STUs), Electrical Installation Code (PUE), as well as territorial planning and urban zoning documents, and urban planning standards, to be applied as amended / subject to changes in the Laws;

“Operating Expenses” has the meaning given in the Lease Agreement;

“Operational Maintenance” has the meaning given in the Lease Agreement;

“Office Premises” shall mean non-residential office premises in Blocks 1, 2, 3, highlighted in green on the layouts (Appendix 2 to the Preliminary Agreement);

“Parking Slots” shall mean areas indicated on the Land Plot Plan (Appendix 1 to the Preliminary Agreement) for parking no more than ninety-one (91) trucks, no more than one hundred and fifty (150) passenger cars and no more than eight (8) passenger cars of low mobile population groups and no more than twenty-four (24) buses; the right to use them will be granted to the Lessee as stipulated in the Preliminary Agreement and further in the Lease Agreement;

Variable Part of the Lease Payment has the meaning given in the Lease Agreement;

“Extension Period” has the meaning given in Clause 3.3 of the Preliminary Agreement;

“Land Plot Plan” shall mean a plan of the Land Plot and adjacent territory shown in Appendix 1 to the Preliminary Agreement;

“Access Fee” has the meaning given in Clause 6.1 of the Preliminary Agreement;

“Parking Fee” has the meaning given in the Lease Agreement;

“Actual Use Fee” has the meaning specified in Clause 6.2 of the Preliminary Agreement;

“Warehouse Complex Rules” has the meaning given in the Lease Agreement;

“Preliminary Agreement 2” shall mean Preliminary Agreement No. 26-10-20_PLA_ST entered into on 26 October 2020 between the Parties in respect of other premises located in the buildings / structures to be erected by the Lessor on the territory of the Warehouse Complex for subsequent lease to the Lessee;

“Premises” shall mean all premises in the Building and Checkpoints with an approximate total area of 131,920 sq. m;

“Concrete Floor Premises” shall mean non-residential warehousing premises located on the second and third floors of Block 2, highlighted in blue on the layouts (Appendix 2 to the Preliminary Agreement);

“Dangerous Goods Area Premises” shall mean non-residential warehousing premises located on all floors (three floors) of Block 4, highlighted in red on the layouts (Appendix 2 to the Preliminary Agreement);

“Right to Postpone” shall mean “Right to Postpone 1” or “Right to Postpone 2” as defined in Clause 5.10 of the Preliminary Agreement;

“Project Documentation” shall mean the stage P project documentation under development by the Lessor / Lessor’s contractor in accordance with Resolution No. 87 issued by the RF Government on 16.02.2008 “On the composition of the project documentation sections and requirements to their content” and on the basis of the Terms of Reference given in Appendix 3 to the Preliminary Agreement, with the aim to erect the Building and Checkpoints on the Land Plot;

“Lessee’s Works” shall mean: (i) in the period between the Access Date and the signing date of the Certificate of Transfer for Actual Use with respect to the relevant Premises: construction and installation and other works carried out by the Lessee from the Access Date with the Lessor’s consent and at the Lessee’s expense, resulting in the Permanent Improvements, and also the Lessee’s Works listed in Appendix 3.1 to the Preliminary Agreement with an aim to prepare the Premises for their use in accordance with the Permitted Use; (ii) after signing the Certificate of Transfer for Actual Use in respect of the relevant Premises, has the meaning given in the Lease Agreement; as well as other works directly agreed by the Parties as the Lessee’s Works;

“Lessor’s Works” shall mean works to construct the Premises according to the Preliminary Agreement and the Project Documentation developed and approved under Clause 3.1 of the Preliminary Agreement, performed by efforts and at the expense of the Lessor until the time of signing the Lease Agreement and all Supplementary Agreements thereto in respect of the Premises;

“Business Day” means any day from Monday to Friday inclusive, excluding public holidays established in accordance with the Laws. If the Business Day is carried over to Saturday and/or Sunday according to a regulatory legal act, this day is considered a Business Day. The Parties agreed that the working time pattern at the Warehouse Complex is not limited to the Business Days;

“Permitted Use” shall mean, subject to the provisions of Clause 5.4 and Clause 5.5 of the Lease Agreement, the following uses of the Premises:

Warehouse Premises and Concrete Floor Premises, to store food and non-food products, except for the following:

•	alcoholic and alcohol-containing products, circulation of which is subject to licensing under the Laws;

•	frozen products / products requiring different temperature storage conditions not specified by the Terms of Reference (Appendix 3 to the Preliminary Agreement);

•

hazardous goods (including flammable goods, etc., any categories of goods that may be stored only in the Hazardous Goods Area, as set forth below) that may nevertheless be in the Warehouse Premises and Concrete Floor Premises (but not stored therein) only when they are being unloaded and transported to Block 4 (Hazardous Goods Area) and when consignments are formed and shipped out, provided that the Lessee complies with the PUE requirements with regard to the area class specified for the Warehouse Premises and Concrete Floor Premises, namely B-Ib Area Class;

•	goods requiring special storage conditions not stipulated by the Terms of Reference (Appendix 3 to the Preliminary Agreement),

and for the purposes of warehouse operations (handling of goods, packing of goods and other related operations),

provided that during such use the Lessee ensures, by its own efforts and at its own expense, that the relevant Mandatory Rules, fire and sanitary safety requirements and other applicable requirements and restrictions established by the Laws are complied with in the course of its using the Premises in the form, in which they have been transferred to the Lessee, and that B1-B2 fire safety category assigned to the Warehouse Premises and Concrete Floor Premises shall be taken into account and remain inviolate.

Office Premises, to arrange for office accommodation, for administrative, housekeeping (inter alia, arrangement by the Lessee of rooms for staff to cook and have meals, in compliance with all Mandatory Rules) and sanitary purposes (inter alia, arrangement of a first aid post, sanitary facilities, changing rooms and shower rooms);

Technical Premises, to place and operate the technical equipment serving the Premises;

Checkpoints, to ensure registration and record of vehicles entering and leaving the territory of the Land Plot, and to arrange for registration of visitors, who enter the Lessee’s Premises, for administrative purposes (holding meetings to recruit personnel and employ administrative staff);

Hazardous Goods Area Premises, to store hazardous goods, the list and quantities of which are specified by the Terms of Reference (Appendix 3 to the Preliminary Agreement), and other goods, provided that storage/circulation of such goods does not require any changes in the fire hazard category towards an increase in the explosive fire hazard class of the Premises specified in the Project Documentation / STU for the hazardous goods types listed in Section 1.8 of the Terms of Reference (Appendix 3 to the Preliminary Agreement), and also to perform warehousing operations (handling of goods, packing of goods and other related operations), all the above provided that in its activities the Lessee ensures, by its own resources and at its own expense, that the Mandatory Rules, relevant fire and sanitary safety requirements and other applicable requirements and restrictions established by the Laws are complied with in the course of its using the Premises in the form, in which they have been transferred to the Lessee;

“Warehouse Complex” shall mean a logistics warehouse complex with the conventional name “ORIENTIR ZAPAD” located at: rural village of Ivanovskoye, Istra Urban District, Moscow Region, which includes the Buildings, Checkpoints, as well as buildings of industrial and warehouse purposes to be constructed as planned, other structures, and auxiliary facilities, common infrastructure facilities, etc. The Warehouse Complex is located on land plots (including the Land Plot) under the following cadastral numbers as of the date of the Preliminary Agreement: 50:08:0050338:133, 50:08:0050338:469, 50:08:0000000:167630, 50:08:0000000:167645, 50:08:0050310:896, 50:08:0050310:888, 50:08:0050310:889, 50:08:0050310:890, 50:08:0050310:891, 50:08:0050310:892, 50:08:0050310:893, 50:08:0050310:567, 50:08:0050310:568, 50:08:0060428:356, 50:08:0060428:357, 50:08:0060428:358, 50:08:0060428:359, 50:08:0060428:360, 50:08:0060428:361, 50:08:0060428:362, 50:08:0060428:35, 50:08:0060428:36, 50:08:0060428:40 or formed out of them;

“Warehouse Premises” shall mean non-residential warehousing premises located in Block 1, Block 3, the first floor of Block 2, highlighted in yellow on the layouts (Appendix 2 to the Preliminary Agreement);

“Reduced Actual Use Fee” shall mean the Actual Use Fee paid in a smaller amount as specified in Clause 6.2 of the Preliminary Agreement and only in cases stipulated in Clause 6.2 of the Preliminary Agreement;

“Reduced Access Fee” shall mean the Access Fee paid in a smaller amount specified in Clause 6.1 of the Preliminary Agreement and only in cases stipulated in Clause 6.1 of the Preliminary Agreement.

“Lease Period” has the meaning given in the Lease Agreement;

“Indexation Rate” has the meaning given in the Lease Agreement;

“BOMA Standard” means Method A (Exterior Wall Methodology) of the standard for measuring floor area in industrial buildings, published by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2 – 2012);

“Major Defects” shall mean defects resulting from incomplete or poorly performed Lessor’s Works, provided that such defects prevent the use of the Premises under the Permitted Use and provided that such use is not carried out by the Lessee or its engaged persons due to the said defects; in any case, the Major Defects also include defects listed in Appendix 7 to the Preliminary Agreement. The Parties consider the defects listed in Appendix 7 to the Preliminary Agreement to be the Major Defects without the need to prove materiality thereof; availability and underlying reasons for the defects listed in Appendix 7 to the Preliminary Agreement may be established as prescribed in Clause 5.5 of the Preliminary Agreement;

“Technical Premises” shall mean non-residential premises in Blocks 1, 2, 3 and 4 as part of the Warehouse Premises, Dangerous Goods Area Premises and Office Premises with technical purpose for maintenance of the Blocks and utilities installed therein;

“Management Company” shall mean a company engaged by the Lessor to manage and operate the Warehouse Complex, inter alia, to arrange for the Operational Maintenance;

“Target Date 2” has the meaning specified in Clause 5.10 of the Preliminary Agreement.

2.	SUBJECT MATTER OF THE AGREEMENT

2.1.	The Parties hereby agree to enter into the Lease Agreement and the Supplementary Agreement to the Lease Agreement in the manner and on the terms and conditions determined by the Preliminary Agreement.

This Preliminary Agreement shall also define the procedure for interaction between the Parties prior to signing the Lease Agreement / Supplementary Agreement to the Lease Agreement, in particular, conditions for construction and preparation of the Premises for the Lessee’s Works, and conditions for performing the Lessee’s Works and for the Lessee’s use of the Premises prior to entering into the Lease Agreement and Supplementary Agreement to the Lease Agreement.

2.2.

The Lessee and the Lessor undertake to sign (enter into) the Lease Agreement and all Supplementary Agreements to the Lease Agreement with simultaneous execution of the respective Acceptance Certificates on or before 30 June 2023, provided that the Parties have performed their obligations specified in Clauses 2.4 - 2.5 of the Preliminary Agreement.

The Lessee’s ungrounded refusal to sign any of the Acceptance Certificates and to sign the Supplementary Agreement to the Lease Agreement shall be unacceptable and shall be considered as the Lessee’s evasion from entering into the Lease Agreement, after the Lessor’s readdressing the Lessee.

2.3.

The Lease Period (the term of the Lease Agreement) is agreed upon by the Parties and is to be specified in the Lease Agreement as ten (10) years from the time (date) of signing the last of the Certificates of Transfer for Actual Use under the Preliminary Agreement, and in case the Lessee exercises its Right to Postpone under Clause 5.10 of the Preliminary Agreement, as ten (10) years from the Lease Agreement date.

2.4.

Within five (5) Business Days from the date of the Lessor’s notice to the Lessee of state registration of the Lessor’s title to Block 1, Checkpoint 1 and Checkpoint 2, but in case the Lessee exercises the Right to Postpone under Clause 5. 10 of the Preliminary Agreement, before Target Date 2 (subject to the provisions of Clauses 5.1-5.3 of the Preliminary Agreement in their applicable part), the Parties undertake to sign the Lease Agreement in the form given in Appendix 8 to the Preliminary Agreement, and the Acceptance Certificate for the relevant Premises.

Within seven (7) Business Days from the Lease Agreement date and the dates of each Supplementary Agreement to the Lease Agreement, the Lessee shall also provide the Lessor with the Bank Guarantee or transfer the Security Payment in the amount equal to the Total Security Amount under the Lease Agreement. The Bank Guarantee shall be issued in accordance with the requirements for the Bank Guarantee set forth in the Lease Agreement.

At the same time, except for the cases when the Lessee exercises its Right to Postpone under Clause 5.10 of the Preliminary Agreement, the Parties specifically stipulate that, if the Lessor’s title is registered to Block 1 and registration of the Lessor’s title to Checkpoint 1 and/or Checkpoint 2 is delayed for some reason, but the Checkpoint 1 Premises and Checkpoint 2 Premises are transferred to the Lessee for actual use, the Parties undertake to sign the Lease Agreement in the form given in Appendix 8 to the Preliminary Agreement in respect of the Block 1 Premises and to sign the Acceptance Certificate in respect of the same. In such a case, Checkpoint 1 and/or Checkpoint 2 will be leased out to the Lessee on a later date under the Supplementary Agreement to the Lease Agreement, similar to what is provided for in Clause 2.5 of the Preliminary Agreement.

2.5.

Within five (5) Business Days from the date of the Lessor’s notice of state registration of the Lessor’s title to Block 2 and Block 4 (Hazardous Goods Area), and within five (5) Business Days from the date of the Lessor’s notice of state registration of the Lessor’s title to Block 3 and Checkpoint 3, the Parties undertake to sign the respective Supplementary Agreement to the Lease Agreement in the form given in Appendix 11 to the Lease Agreement, with a view to amend the subject matter of the Lease Agreement and to include the Premises of Block 2, Block 4 (Hazardous Goods Area), Block 3 and Checkpoint 3 into the leasable property, and to sign the Acceptance Certificate for the respective Premises.

At the same time, the Parties specifically stipulate that, if the Lessor’s title to all the above facilities (Block 2, Block 4, Block 3, Checkpoint 3) is not registered simultaneously, but nevertheless the remaining Premises, the title to which is not yet registered with the Lessor, have been transferred to the Lessee for actual use, the Parties undertake to sign the Supplementary Agreement to the Lease Agreement in the form given in Appendix 11 to the Lease Agreement and the Acceptance Certificate related to the Premises in those facilities, the title to which will be registered with the Lessor. With regard to the Premises in the remaining facilities, the Parties shall sign one or more subsequent Supplementary Agreements to the Lease Agreement and the Acceptance Certificates in the same form as and when the Lessor’s title to the relevant Premises is registered, within five (5) Business Days from the date of state registration of the Lessor’s title to the respective facilities.

The Parties separately stipulate that the provisions of this Clause 2.5 shall not be applied, if the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement; in such case, the Parties shall sign a single Lease Agreement and the Acceptance Certificate thereto in respect of all Premises in the Building and the Checkpoints according to Clause 2.4 of the Preliminary Agreement.

2.6.

The draft Lease Agreement agreed by the Parties is given in Appendix 8 to the Preliminary Agreement, and the draft Supplementary Agreement agreed by the Parties is given in Appendix 11 to the Lease Agreement. Such draft may be only amended by mutual consent of the both Parties, subject to the provisions of Clauses 2.4 - 2.5 dealing with the procedure for transfer of the Premises and the provisions of Clause 14.10 of the Preliminary Agreement.

In this case, when the Parties sign the Lease Agreement/Supplementary Agreement to the Lease Agreement, the following provisions shall apply:

•

names, location addresses, registration and bank details of the Parties (if they are changed as compared with those available on the Preliminary Agreement date), other information that can not be finally determined at the time of signing the Preliminary Agreement or the space for which is left blank in the draft Lease Agreement / Supplementary Agreement to the Lease Agreement, shall be entered in the Lease Agreement or the Supplementary Agreement to the Lease Agreement in accordance with the information available at the time of their signing in the relevant duly executed documents stipulated by the Preliminary Agreement and/or the Laws.

•

details of the area and other characteristics of the Premises shall be indicated according to the technical or cadastral registration documents related to the Premises and the data of the Unified State Register of Immovable Property as of the dates of the Lease Agreement / Supplementary Agreement to the Lease Agreement. Information regarding the Leased Area of the Premises and the Leased Area of the Warehouse Complex is stated under the following procedure specified by Clause 14.5 of the Preliminary Agreement.

•

Lease Payment rates shall be given in the Lease Agreement/Supplementary Agreement to the Lease Agreement according to the rates of the first year of the Lease Period specified in the draft Lease Agreement, and in case the Lease Agreement/Supplementary Agreement to the Lease Agreement is signed after the Indexation Date (as defined in the Lease Agreement), then the Lease Payment rates and amounts of other payments/monies, which are subject to indexation under the Lease Agreement, shall be stated in the Lease Agreement/Supplementary Agreement to the Lease Agreement with account of such performed indexation in accordance with the provisions of the Lease Agreement.

•

when there is a need in additional improvements not specified by the Terms of Reference (Appendix 3 to the Preliminary Agreement) to be made by the Lessor at the Lessee’s initiative, the Lease Payment rates (compensation of costs or part thereof) may be reviewed by prior agreement of the Parties.

•

other necessary additions and amendments to the clauses and articles of the Lease Agreement/Supplementary Agreement to the Lease Agreement shall be made in accordance with the instructions contained in the draft Lease Agreement/Supplementary Agreement to the Lease Agreement in the form of comments marked out with symbols “[” and “]”; the said comments themselves are excluded from the text.

•

if the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, the Lease Agreement provisions shall be supplemented with a description of all Premises (in all Blocks and Checkpoints) and the respective conditions of their simultaneous transfer, and all conditions of subsequent signing the Supplementary Agreements to the Lease Agreement; the form of the Supplementary Agreement to the Lease Agreement shall be excluded from the text of the Lease Agreement.

2.7.

On the dates of signing the Lease Agreement / Supplementary Agreement to the Lease Agreement, the Lessee shall be obliged to provide the Lessor with all documentation and information required from the Lessee for state registration of the Lease Agreement / Supplementary Agreement to the Lease Agreement with a competent government authority, subject to receipt of a written request with a list of documents from the Lessor five (5) Business Days in advance. The Lessee’s breach of this obligation shall be considered, upon receipt of a repeated request, as the Lessee’s evasion from signing the Lease Agreement/Supplementary Agreement to the Lease Agreement.

2.8.

The Lease Agreement/Supplementary Agreement to the Lease Agreement shall be submitted to a relevant government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to registration of the Lease Agreement/Supplementary Agreement to the Lease Agreement, and the Lessee shall reimburse for fifty (50%) percent of the above mentioned amount of the fees to the Lessor against an invoice issued by the Lessor.

If any additional documents or information are requested by the competent government authority for the purposes of state registration of the Lease Agreement / Supplementary Agreement to the Lease Agreement, the Lessee shall be obliged to provide such documents and/or information to the Lessor within five (5) Business Days upon receipt of the relevant request from the Lessor. If the state registration of the Lease Agreement / Supplementary Agreement to the Lease Agreement requires amendments and/or supplements to the Lease Agreement / Supplementary Agreement to the Lease Agreement not affecting any commercial arrangements of the Parties, the Parties shall immediately make such amendments and/or supplements to the text of the Lease Agreement / Supplementary Agreement to the Lease Agreement.

At the same time, the Parties agree that the Lease Agreement / Supplementary Agreements to the Lease Agreement should be registered with the competent government authority no later than six (6) months from the date of signing the last Certificate of Transfer for Actual Use by the Parties (and in cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, no later than six (6) months from the date of signing the Lease Agreement by the Parties), subject to signing by the Parties of the Lease Agreement and all Supplementary Agreements to the Lease Agreement and all Acceptance Certificates in the time and manner specified herein, and subject to timely provision by the Lessee of the Bank Guarantee or Security Payment equal to the Total Security Amount to the Lessor under the Lease Agreement after signing the Lease Agreement and each Supplementary Agreement to the Agreement within the period specified in Clause 2.4 of the Preliminary Agreement. If the Lessee, after the Parties have signed the Lease Agreement or any of the Supplementary Agreements to the Lease Agreement, delays provision of the Bank Guarantee or Security Payment equal to the Total Security Amount under the Lease Agreement, the registration period specified for the Lease Agreement/Supplementary Agreements to the Lease Agreement in this clause shall be extended for the total number of days of such delay under the Lease Agreement and under each and any Supplementary Agreement to the Lease Agreement.

2.9.

The Parties assume that the terms and conditions of the draft Lease Agreement / Supplementary Agreement to the Lease Agreement are consistent with the Laws in force at the time of signing the Preliminary Agreement. If, by the time of signing the Lease Agreement / Supplementary Agreement to the Lease Agreement, the Laws are amended so as to impact validity and/or enforceability of any of the terms and conditions of the draft Lease Agreement/Supplementary Agreement to the Lease Agreement, the Parties agree to make the necessary amendments to the draft Lease Agreement/Supplementary Agreement to the Lease Agreement in order to bring them into conformity with the applicable Laws, without prejudice to the commercial arrangements of the Parties, and, in this case, either Party may not refuse to enter into the Lease Agreement/Supplementary Agreement to the Lease Agreement due to such amendments to the Laws. In case of refusal to enter into the Lease Agreement / Supplementary Agreement to the Lease Agreement in violation of this clause, the conditions of Clause 2.11 of the Preliminary Agreement or Clauses 9.2.1, 9.4.3 (and for the cases when the Lessee exercises its Right to Postpone, 9.4.2(c)) and 9.13 of the Preliminary Agreement shall apply.

2.10.

The Lessor warrants that, as of the Preliminary Agreement date, the Land Plot is not encumbered with any third party rights (except as specified below in this clause), there are no disputes about the Lessor’s rights in respect of the Land Plot and any other circumstances, events and facts that cast doubt on existence and completeness of the Lessor’s titles (absence of third party claims of title against the Lessor) to the Land Plot.

The Lessee is aware that the Land Plot and the facilities located thereon, including the Premises, may be encumbered with mortgage in favor of any lending institution or other person that provides financing to the Lessor, during the term of this Preliminary Agreement and as of the

Lease Agreement date. In particular, as of the date of this Preliminary Agreement, the Land Plot and the facilities under construction thereon are encumbered with a pledge (mortgage) of ALFA-BANK JSC (INN 7728168971).

Besides, the Lessor has disclosed to the Lessee in good faith the following existing and planned restrictions/encumbrances regarding the Land Plot and the facilities located thereon, which neither prevent, nor restrict the Permitted Use:

•	gas pipeline protected zone, within the boundaries as shown in the plan (Appendix 1.1 to the Preliminary Agreement);

•	electric power lines and their protected zone, within the boundaries as shown in the plan (Appendix 1.1 to the Preliminary Agreement);

•	external utilities to be built on the Land Plot according to the Project Documentation, to connect the Premises to the utility lines, and their protected zones.

•	information on existing town planning restrictions contained in the Land Use and Development Regulations and the General Development Plan of Istra, and in the Land Plot Development Plan (GPZU).

2.11.

If either Party wrongfully (i.e. on the grounds that are not specified by the Preliminary Agreement or the Laws) evades execution of the Lease Agreement/Supplementary Agreement to the Lease Agreement, the other Party (irrespective of other rights and remedies provided for to the latter under the Preliminary Agreement and the Laws) shall have the right to judicially demand execution of the Lease Agreement/Supplementary Agreement to the Lease Agreement on the basis of Article 429 and Article 445 of the Civil Code of the Russian Federation.

2.12.

Identification of the leasable property (the Premises) is given in Section 1 of the Preliminary Agreement (GLOSSARY), and in Appendix 2 to the Preliminary Agreement, taking into account the provisions of Clause 14.10 of the Preliminary Agreement.

2.13.

The Parties confirm that if, when establishing or describing the obligations of the Parties under the Preliminary Agreement, there are references to any provisions of the draft Lease Agreement and/or Appendices thereto attached to the Preliminary Agreement, the provisions of such draft Lease Agreement and/or Appendices thereto should be considered an integral part of the Preliminary Agreement text creating the binding obligations for the Parties by virtue of signing the Preliminary Agreement, as if they have been included in the text of the Preliminary Agreement, as amended to comply with the context of the Preliminary Agreement.

3.	PREPARATION OF THE PREMISES. LESSOR’S WORKS

3.1.	Design

3.1.1.	Section “Architectural Solutions” and “Structural Solutions” of the Project Documentation

The Lessor shall provide the Lessee with sections of the Project Documentation titled “Architectural Solutions” and “Structural Solutions” (one at a time or both sections simultaneously) (hereinafter, respectively, the AS and SS Sections) before the date of the Project Documentation submission to an expert organization examining the project documentation, with indication of deviations, if any, from the Terms of Reference (Appendix 3 to the Preliminary Agreement) and the Lessee shall be obliged to review the received Sections of the Project Documentation and inform the Lessor about its comments to the provided Sections of the Project Documentation within eight (8) Business Days from the receipt of the AS and SS Sections of the Project Documentation from the Lessor.

The Lessee shall provide the Lessor with its approval of the AS and SS Sections of the Project Documentation taking into account the following:

•

refusal to approve the AS and SS Sections of the Project Documentation and submission of the Lessee’s comments thereto may be grounded only on their failure to comply with mandatory requirements of the Laws and/or with the Terms of Reference (Appendix 3 to the Preliminary Agreement). The requirements of the Laws shall prevail in each case;

•

if the Lessee fails to submit its comments within the time limits set by this clause or provides the comments that are inconsistent with the conditions of this clause, the AS and SS Sections of the Project Documentation shall be deemed approved by the Lessee in the wording proposed by the Lessor, and will take precedence over the requirements of Appendices 2 and 3 to the Preliminary Agreement.

The Parties agree that upon approval of the AS and SS Sections of the Project Documentation by the Lessee (or in absence of the Lessee’s comments to the said Sections meeting the requirements of this clause, as stated in the above paragraph), and provided that the Lessor receives a positive expert opinion in respect of the AS and SS Sections of the Project Documentation, then, if there is any conflict between the provisions of the Project Documentation and requirements of Appendices 2 and 3 to the Preliminary Agreement, the AS and SS Sections of the Project Documentation shall prevail.

The Parties agree that the AS and SS Sections of the Project Documentation are sent to the Lessee for consideration in the procedure as set out in Clause 11.4 of the Preliminary Agreement. The Lessee’s comments to/approvals of the AS and SS Sections of the Project Documentation are submitted under the procedure set forth in Clause 11.4 of the Preliminary Agreement.

If the expert organization examining the project documentation provides its comments with respect to the AS and SS Sections of the Project Documentation, which contradict Appendices 2 and/or 3 to the Preliminary Agreement due to failure of Appendices 2 and/or 3 to the Preliminary Agreement to comply with the requirements of the Laws, the Lessor shall submit such comments to the Lessee and the Parties shall agree upon any remedial actions in response to the comments within ten (10) days upon their submission to the Lessee.

If the Parties fail to agree upon the remedial actions despite an attempt to do so, the Lessor shall perform them at its discretion. However, the time limits for providing access to the Premises to the Lessee / commissioning of the Premises / transfer of the Premises to the Lessee for actual use / transfer of the Premises under the Acceptance Certificate and other time limits for performing the Lessor’s obligations under the Preliminary Agreement shall be extended (deemed extended) by the number of Business Days equal to the number of Business Days of delay in excess of the above mentioned time limits fixed for approval of the remedial actions in response to the comments of the expert organization examining the project documentation. Such change in the time limits shall not entail any liability measures against the Lessor and shall not grant to the Lessee the rights arising in the event of the Lessor’s delay under the Preliminary Agreement and/or the Laws, including the rights to claim payment of penalties/losses, the right to early terminate/repudiate the Preliminary Agreement / the Lease Agreement, etc.

3.1.2.	Sections of the Project Documentation Other than AS and SS Sections

Prior to the date of submitting the Project Documentation to the expert organization examining the project documentation, the Lessor shall provide the Lessee, apart from the AS and SS Sections as specified in Clause 3.1.1 of the Preliminary Agreement, with other sections of the Project Documentation (one or more sections at a time), and the Lessee shall review the received sections of the Project Documentation and, irrespective of the number of sections submitted for review, shall inform the Lessor about its comments to the provided sections of the Project Documentation within seven (7) Business Days upon receipt of the respective sections of the Project Documentation from the Lessor.

The Lessee’s comments on such sections of the Project Documentation are of advisory nature.

In absence of the Lessee’s comments/response to the sections of the Project Documentation provided to it under this clause, the Lessor undertakes to design the said sections of the Project Documentation with account for the Laws.

The Parties agree that the sections of the Project Documentation shall be sent to the Lessee by the Lessor likewise the Lessee’s responses are sent to the Lessor in this respect under the procedure as set out in Clause 11.4 of the Preliminary Agreement.

3.1.3.	Deviations from the Terms of Reference

The Lessor undertakes to send information to the Lessee on deviations, if any, of any solutions contained in the Project Documentation from the Terms of Reference (Appendix 3 to the Preliminary Agreement), except for deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) in the part related to the AS and SS Sections of the Project Documentation, deviations of which from the Terms of Reference are to be agreed as provided for in Clause 3.1.1 of the Preliminary Agreement.

The Lessee will be obliged to consider the provided deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) and inform the Lessor either of its approval of the deviations or of reasonable refusal to do so, within eight (8) Business Days upon receipt of the respective deviations from the Lessor.

If the Lessee fails to respond to the received deviations from the Terms of Reference contained in the Project Documentation (Appendix 3 to the Preliminary Agreement) within the above time limits, such deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) shall be deemed to have been approved by the Lessee in the wording proposed by the Lessor.

In case the Parties fail to find solutions on deviations of the solutions contained in the Project Documentation from the Terms of Reference (Appendix 3 to the Preliminary Agreement) within the above time limits due to the fact that the solutions proposed in the Terms of Reference (Appendix 3 to the Preliminary Agreement) fail to comply with the Laws/Mandatory Rules or the requirements of the expert organization examining the Project Documentation, then the deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) shall be deemed approved by the Lessee in the wording proposed by the Lessor.

If the deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) concern the Lessee’s process equipment, the Parties shall take into account that the Lessee’s process equipment is to be built in the structural elements of the Building without any changes.

The Parties agree that the information on the deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) is sent by the Lessor to the Lessee in the cases as provided for in this clause likewise responses are sent by the Lessee to the Lessor in this respect in the procedure as set out in Clause 11.4 of the Preliminary Agreement.

The Parties confirm that at the time of signing this Preliminary Agreement the Lessee has handed over to the Lessor, and the Lessor has received from the Lessee the documents listed in Appendix 5 to the Preliminary Agreement for the purposes of designing the Buildings and Checkpoints.

3.2.	The Parties agree upon the following time limits for the Lessor to transfer the Premises for actual use (subject to the provisions of Clauses 3.3, 5.10 and 9.11 of the Preliminary Agreement):

•	transfer by the Lessor of the Premises in Block 1, Checkpoint 1 and Checkpoint 2 (Date of Transfer for Use 1) to the Lessee for use – 08 June 2021;

•	transfer by the Lessor of the Premises in Block 2 and Hazardous Goods Area (Date of Transfer for Use 2) to the Lessee for use – 08 July 2021;

•	transfer by the Lessor of the Premises in Block 3 and Checkpoint 3 (Date of Transfer for Use 3) to the Lessee for use – 08 September 2021.

Except for the cases when the Lessee exercises its Right to Postpone under Clause 5.10 of the Preliminary Agreement, Date of Transfer for Use 1, Date of Transfer for Use 2, Date of Transfer for Use 3 are hereinafter in the text of the Preliminary Agreement referred to as the “target Date of Transfer for Use” with a view to fix any calendar dates and calculate any time limits and periods.

However, in case of the Lessor’s delay in performing its obligations under the Preliminary Agreement (for the avoidance of doubt, the Lessor’s delay does not include cases of permissible extension/postponement of performance time limits in accordance with the conditions of this Preliminary Agreement or the Laws), with a view to start charging the payments under Section 6 of the Preliminary Agreement, to determine time limits for performance of the Lessee’s obligations, to calculate penalties to be charged from the Lessee, to apply other liability measures against the Lessee, to exercise the Lessor’s right to terminate the Preliminary Agreement/to unilaterally repudiate the Preliminary Agreement, Date of Transfer for Use 1, Date of Transfer for Use 2, Date of Transfer for Use 3 shall be deemed a date when the respective Certificate of Transfer for Actual Use/Acceptance Certificate is to be signed by the Parties in accordance with the provisions of Clauses 2.4, 2.5, 5.1, 5.2, 5.3 of the Preliminary Agreement in their applicable part or a date of signing the respective Certificate by the Parties, as applicable.

However, in the event of delayed performance / improper performance by the Lessee of its obligations under the Preliminary Agreement, on performance of which the time limits for transferring the Premises for use / their leasing out depend according to the terms and conditions of the Preliminary Agreement, then with a view to determine time limits for performance of the Lessor’s obligations, to calculate penalties to be charged from the Lessor, to exercise by the Lessee its right to terminate the Preliminary Agreement/to unilaterally repudiate the Preliminary Agreement, Date of Transfer for Use 1, Date of Transfer for Use 2, Date of Transfer for Use 3 shall be deemed a date when the respective Certificate of Transfer for Actual Use/Acceptance Certificate is to be signed by the Parties in accordance with the provisions of Clauses 2.4, 2.5, 5.1, 5.2, 5.3 of the Preliminary Agreement in their applicable part or a date of signing the respective Certificate by the Parties, as applicable.

3.3.

The Parties hereby agree that all time limits for, including, but not limited to, performance of the Lessor’s Works / provision of access to the Lessee / commissioning of the Premises / transfer of the Premises to the Lessee for actual use / transfer of the Premises under the Acceptance Certificate and other time limits for performance of the Lessor’s obligations under the Preliminary Agreement shall be extended (deemed to be extended) for the following periods (hereinafter collectively, the “Extension Period”): as regards Subclauses (a) i, (b) and (c) below, for a period proportional to the delay; as regards Subclause (a) ii below, for a period required to eliminate the damage and its consequences; as regards Subclauses (a) iii and (a) iv below, for the period objectively (reasonably) required to perform the respective obligations of the Lessor, in the following cases:

a)

when the Lessor’s compliance with the time limits for performance of the Lessor’s Works, provision of Access, commissioning of the Premises, transfer of the Premises to the Lessee for actual use, transfer of the Premises under the Acceptance Certificate is affected by the following:

i.	deferment / delay by the Lessee in approving the Project Documentation and/or providing other documents/information/approvals as specified in Clauses 3.1.1 - 3.1.3 of the Preliminary Agreement;

ii.

causing, inter alia, in the course of the Lessee’s Works, damage to the Warehouse Complex and/or the Premises and/or other Lessor’s / third party’s property, which damage impedes performance of the Lessor’s Works;

iii.	performance of the Lessee’s Works in violation of the provisions of Clauses 4.6.3 and/or 4.7 of the Preliminary Agreement;

iv.	commencement of commercial use of the Premises by the Lessee prior to signing the Certificate of Transfer for Actual Use;

b)	the Lessee’s failure to comply with any of the requirements under Clause 4.8 of the Preliminary Agreement by any of the Access Dates;

c)	the Lessee’s failure to provide the Lessor with the Bank Guarantee or the Security Payment in the manner and within the time limits as specified in the Preliminary Agreement;

d)

Except for the cases listed in Subclauses (a) - (c) above, the Parties specifically stipulate that the Lessor has the unconditional right to postpone (extend) for a period of up to nine (9) days the terms of granting access to the Premises to the Lessee / commissioning of the Premises / transfer of the Premises to the Lessee for actual use / transfer of the Premises under the Acceptance Certificate and other time limits for performing the Lessor’s obligations under the Preliminary Agreement. The specified nine (9) days shall be included in the Extension Period as defined in this Preliminary Agreement, inter alia, for the purposes of Clauses 3.1.1, 3.2, 4.1, 5.10.1, 5.10.2, 6.2, 9.6.1, 9.6.2, 9.6.5, 9.7, 9.12 of the Preliminary Agreement.

The time limits, for which extension of the Lessor’s obligations under the Preliminary Agreement is permitted under the provisions of this clause shall be added up for inclusion in the Extension Period.

At the same time, the Lessor shall be exempt from any liability measures in the above cases, i.e. when the time limits for performance of the Lessor’s obligations are extended for the above periods, and this also does not grant to the Lessee any rights arising in the event of the Lessor’s delay under the Preliminary Agreement and/or the Lease Agreement and/or the Laws, including the rights to claim payment of penalties/losses, the right to early terminate/repudiate the Preliminary Agreement and/or the Lease Agreement / the right to suspend the counter-execution, etc.

3.4.	Electric Power Allocated

The Lessor undertakes to ensure availability of the total electric power supplied to the Premises and infrastructure of the Warehouse Complex in quantity not exceeding 7 MW (provided that the specified electric power quantity is confirmed by the Project Documentation), of which:

•

electric power to connect the Lessee’s process equipment in the Premises: by Date of Transfer for Use 1 and by Date of Transfer for Use 2, – in quantity determined in the Project Documentation for the Lessee’s process equipment connection in those Premises that are to be transferred to the Lessee for actual use on the specified dates; by Date of Transfer for Use 3 (and in the cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, by Target Date 2) – strictly in quantity of 5.3 MW.

•

electric power to connect the common infrastructure of the Warehouse Complex, except for the Lessee’s process equipment, by Date of Transfer for Use 3 (and in the cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, by Target Date 2) – in quantity not exceeding 1.7 MW.

The Lessor also guarantees reservation of 80% of the total electric power for the Premises and infrastructure of the Warehouse Complex by arranging for availability and proper functioning of diesel generator units (DGU).

The cost of ensuring supply and proper connection according to the permanent electric power supply scheme for the purpose of connecting the Lessee’s process equipment in the Premises and the cost of ensuring reservation of 80% of the total electric power for the Premises and infrastructure of the Warehouse Complex, and also the cost of ensuring supply and proper connection of the total electric power to the Premises and infrastructure of the Warehouse Complex are included in the Lease Payment rates and shall not be paid by the Lessee additionally. However, for the avoidance of doubt, the cost of consumed electric power/fuel of diesel generator units (DGU) is paid by the Lessee as part of the Variable Part of the Lease Payment.

3.5.

The Lessee may, with the prior written consent of the Lessor and provided that there is no need to adjust the Project Documentation or other permitting documents for the Building (STUs, etc.), arrange for special storage areas in the Blocks by its own efforts and at its own expense and bring the Premises in conformity with the fire and sanitary safety requirements, other applicable requirements and restrictions established by the Laws. For the avoidance of doubt, in this case the Lessor shall not be liable for making it possible to use the Premises under the Permitted Use, taking into account the special storage areas arranged by the Lessee at its discretion, and the Lessee shall have no rights of claim against the Lessor (including the rights to unilaterally repudiate the Preliminary Agreement, the right to demand termination of the Preliminary Agreement, the right to claim indemnity for losses, payment of penalties or other monies, the right to suspend the counter-execution, etc.), in the event that it is impossible to use the Premises under the Permitted Use because the Lessee has arranged special storage areas under this clause.

3.6.

The Lessee may engage third-party expert organizations to verify the Project Documentation and working documentation for completeness and compliance with the requirements of the Laws and the Terms of Reference.

4.	ACCESS TO THE PREMISES. LESSEE’S WORKS

4.1.	Access Dates

The Lessor undertakes to ensure compliance of the Premises with Appendix 3.2 to the Preliminary Agreement and to provide the Lessee with access to the Premises for performing the Lessee’s Works and preparing the Premises by the Lessee for their subsequent lease by the Lessee, within the following time limits (subject to the provisions of Clauses 3.3 and 9.11 of the Preliminary Agreement):

•

first access (Access Date 1) for Block 1, Checkpoint 1 and Checkpoint 2: 31 January 2021. Prior to Access Date 1, the Lessor shall provide access to the Premises of Block 1 (to the unloading area) allowing for process equipment delivery and unloading by vehicles normally used for these purposes, in accordance with the conditions of Appendix 3.2 to the Preliminary Agreement;

•

second access (Access Date 2) for Block 2 and Block 4: 31 March 2021. Prior to Access Date 2, the Lessor shall provide access to the Premises of Block 2 and Block 4 (to the unloading area) allowing for process equipment delivery and unloading by vehicles normally used for these purposes, in accordance with the conditions of Appendix 3.2 to the Preliminary Agreement;

•

third access (Access Date 3) for Block 3 and Checkpoint 3: 30 April 2021. Prior to Access Date 3, the Lessor shall provide access to the Premises of Block 3 (to the unloading area) allowing for process equipment delivery and unloading by vehicles normally used for these purposes, in accordance with the conditions of Appendix 3.2 to the Preliminary Agreement.

Access Date 1, Access Date 2, Access Date 3 are hereinafter in the text of the Preliminary Agreement referred to as the “target Access Date” with a view to fix any calendar dates and calculate any time limits and periods.

However, in case of the Lessor’s delay in performing its obligations under the Preliminary Agreement (for the avoidance of doubt, the Lessor’s delay does not include cases of permissible extension/postponement of performance time limits in accordance with the conditions of this Preliminary Agreement or the Laws), with a view to start charging the payments under Section 6 of the Preliminary Agreement, to determine time limits for performance of the Lessee’s obligations, to calculate penalties to be charged from the Lessee, to apply other liability measures to the Lessee, to exercise the Lessor’s right to terminate the Preliminary Agreement/to unilaterally repudiate the Preliminary Agreement, Access Date 1, Access Date 2, Access Date 3 shall be deemed a date when the respective Access Certificate is to be signed by the Parties in accordance with the provisions of Clauses 4.2, 4.3 of the Preliminary Agreement or a date of signing the respective Certificate by the Parties, as applicable.

However, in the event of delayed performance / improper performance by the Lessee of its obligations under the Preliminary Agreement, on performance of which the time limits for providing Access to the Premises depend under the terms and conditions of the Preliminary Agreement, then with a view to determine time limits for performance of the Lessor’s obligations, to calculate penalties to be charged from the Lessor, to exercise by the Lessee its right to terminate the Preliminary Agreement/to repudiate the Preliminary Agreement, Access Date 1, Access Date 2, Access Date 3 shall be deemed a date when the respective Access Certificate is to be signed by the Parties in accordance with the provisions of Clauses 4.2, 4.3 of the Preliminary Agreement or a date of signing the respective Certificate by the Parties, as applicable.

4.2.	Access Certificate Signing

Providing the Lessee with access to the respective Premises shall be executed by signing an Access Certificate to be signed by the Parties in the form set out in Appendix 4.1 to the Preliminary Agreement.

Access Certificates shall be signed by the Parties on the target dates listed in Clause 4.1 of the Preliminary Agreement or on another earlier date to be specified by the Lessor in a written notice to the Lessee stating that the relevant Premises are ready for the Lessee’s access. The Lessor shall deliver the above written notice no later than five (5) Business Days before the expected date of signing the Access Certificate.

The Parties reach a mutual agreement that, if the Lessee is granted access to the Premises and Access Certificates are executed on a date earlier than the target date specified in Clause 4.1 of the Preliminary Agreement, the total amount of the Lessee’s payments towards the Operating Expenses as part of the Access Fee for the Access Period, regardless of its duration, may not exceed the total amount of the Operating Expenses as part of the Access Fee at the rates specified in the third paragraph of Clause 6.1 of the Preliminary Agreement, calculated for the period of four (4) months.

4.3.	The Lessee may only refuse to sign the Access Certificate, if the extent of completion fails to comply with Appendix 3.2 to the Preliminary Agreement.

In this case, the Access Certificate shall be signed after the Lessor remedies the above circumstances preventing such signing. The Lessor shall notify the Lessee of remedy of the above mentioned circumstances in the procedure set out in Clause 4.2 of the Preliminary Agreement for signing the Access Certificate.

The Lessee’s refusal to sign the Access Certificate due to other defects/faults shall not be allowed; partial access shall not be permitted.

The Parties also agree that, if the Access Date occurs earlier than the target Access Date specified in Clause 4.1 of the Preliminary Agreement, the Lessee may refuse to sign the Access Certificate. In this case, the Access Certificate shall be signed by the Lessee on the target Access Date specified in Clause 4.1 of the Preliminary Agreement, and the Lessor’s second notice mentioned in Clause 4.2 of the Preliminary Agreement and informing of the Access Certificate signing on the target Access Date specified in Clause 4.1 of the Preliminary Agreement shall not be required.

4.4.

For the avoidance of doubt, Lessee’s access rights to the relevant Premises shall also include the right of unhindered access by the Lessee’s representatives, contractors and subcontractors for the purpose of performing the Lessee’s Works there, provided that such representatives, contractors and subcontractors meet the following requirements:

•

(sub)contractors have all permits/licenses required by the Laws or, if applicable, competency certificates for works, issued by a self-regulatory organization, of which such (sub)contractors are members;

•	availability, during the whole period of access, of insurance agreements stipulated by Clause 4.8 of the Preliminary Agreement;

•	performance of the Lessee’s Works subject to the provisions of Clauses 4.6.1 - 4.6.4, 4.7 of the Preliminary Agreement.

4.5.

The Parties understand and agree that from the date of signing the Access Certificate the Lessor’s Works and the Lessee’s Works are performed by the Parties in the relevant Premises concurrently (in parallel). From the Access Date, the Lessor retains the right to provide round-the-clock access and to perform all necessary construction and other works in the relevant Premises, until the Certificate of Transfer for Actual Use is signed for the respective Premises (and in the cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, up to the time of signing the Acceptance Certificate for all Premises), without interfering with performance of the Lessee’s Works subject to the provisions of Clauses 4.6 and 4.7 of the Preliminary Agreement.

For the avoidance of doubt, granting access to the Lessee does not mean that the Lessee may, in the period prior to signing the Certificate of Transfer for Actual Use in respect of the relevant Premises, do business in these Premises, deliver goods intended for subsequent sale, inter alia, use the Premises under the Permitted Use.

Starting on the Access Date, the Lessor shall coordinate, with the Lessee’s approval, performance of any Lessee’s Works and those of its contractors (subcontractors) provided that: (a) the Lessee has included the provisions regarding the obligations of such contractors

(subcontractors) to comply with the Lessor’s instructions regarding the time limits and standard operating procedures in the relevant agreements with contractors (subcontractors); or (b) the Lessee has notified the relevant contractors (subcontractors) of the need to comply with the Lessor’s instructions regarding the time limits and standard operating procedures.

In this case, each of the Parties shall be liable for any damage that may be caused by the respective Party and/or its contractors (subcontractors) in the process of the said access and/or performance of works in the Premises.

4.6.	From the Access Date, the Lessee may perform the Lessee’s Works on the relevant Premises and undertakes:

4.6.1.

when performing the Lessee’s Works, to comply with all requirements and conditions contained in Appendix 5 to the Lease Agreement “Lessee’s Works”, and to sign the Access Certificate in the form of Appendix 4.3 to the Preliminary Agreement on the commencement date of the Lessee’s Works (on the date of signing the Access Certificate);

4.6.2.

in case of damage to the Building, Premises, utilities or equipment in the Premises, any element or territory of the Warehouse Complex or other property of the Lessor, to reimburse the damage in the manner and on the terms and conditions similar to those provided in Clause 6.15 of the Lease Agreement;

4.6.3.	not to perform, without the Lessor’s prior approval, any Lessee’s Works, including those listed in Appendix 3.1 “Lessee’s Works” to the Preliminary Agreement, which entail:

•

need to obtain additional permits and/or approvals from authorized bodies or organizations/institutions, special technical specifications, and other approvals and authorizations required for additional works/implementation of changes;

•

need to protect (or to approve) design solutions/process design solutions with authorized bodies or to have expert examination of project documentation (expert examination of adjustment to the project documentation);

•	change in structural and/or space planning solutions of the Building;

•	changes in fire protection or utility systems/equipment, relocation of fire walls/barriers in the Premises;

•	need to use equipment subject to mandatory registration with the Federal Service for Environmental, Technological and Nuclear Supervision of the Russian Federation (Rostekhnadzor);

•

need to affect the structural and other characteristics of reliability and safety of the Building/Premises and/or to require changes in loads and indicators contained in the structural sections of the Project Documentation (namely, the following sections: AS (Architectural Solutions), MS (Metal Structures), RCS (Reinforced Concrete Structures), AFS (Automatic Firefighting System));

•	need to adjust the Project Documentation or working documentation in relation to the Premises;

•	change in energy carrier limits or equipment capacity.

4.6.4.

The Lessee should, within five (5) Business Days, provide the Lessor with a response to its request for the scope of the Lessee’s Works in each Block completed as of the date of the request. The said request of the Lessor may be made once for each Block, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, no more than twice for each Block.

4.7.	Suspension of the Lessee’s Works

If the Lessee’s Works are performed in violation of the conditions of the Preliminary Agreement or the current Laws, the Lessor may suspend performance of such Lessee’s Works that are carried out with violations in the relevant Block / Checkpoint.

Immediate suspension of the Lessee’s Works by the Lessor is possible in any of the following cases:

(a) if the Lessee’s Works performed in violation of the requirements of the Laws create an immediate risk of fire, flooding, destruction of the Premises (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Premises (and/or other part of the Warehouse Complex) or the risk of not obtaining/delay in obtaining an opinion on compliance of the relevant Block/Checkpoint/Hazardous Goods Area with the requirements of technical regulations and project documentation and/or authorization to put such Block/Checkpoint/Hazardous Goods Area into operation; and/or

(b) if the Lessee’s Works performed in violation of the Laws threatens the life/health of people and/or may result in administrative suspension of activities in the Premises (and/or other part of the Warehouse Complex); and/or

(c) in absence/cancellation of insurance of the Lessee and/or its contractors on the conditions stipulated in Clause 4.8 of the Preliminary Agreement; and/or

(d) doing business (conducting operations) in the Premises in defiance of the prohibition set out in the second paragraph of Clause 4.5 of the Preliminary Agreement.

The Lessor will have the right to suspend the Lessee’s Works if, after one (1) day from the Lessor’s discovery of the following violations, the Lessee has failed to remedy the following violations:

(a) if the Lessee’s contractors do not have the permits/licenses required by the Laws for the relevant works and/or such permits/licenses have been cancelled;

(b) if the Lessee performs the Lessee’s Works as specified in the above Clause 4.6.3 of the Preliminary Agreement without the Lessor’s consent.

In other cases, the Lessor will have the right to suspend the Lessee’s Works performed with violations, only if the Lessee fails to rectify the violation specified by the Lessor in writing within three (3) Business Days upon receipt by the Lessee of an appropriate request from the Lessor.

In addition, the Lessor may also suspend the Lessee’s Works at its discretion in the following cases:

•	for any reason, for no more than ten (10) Business Days in aggregate during the period of Access to the respective Premises;

•	if, within five (5) Business Days after the Lessor’s request to approve the Parties’ work program in one part of the Premises or another, such work program has not been approved by the Lessee.

Such suspension (as described in the previous paragraphs above) shall not constitute a violation of the Lessor and shall not entail application of the penalty provided for in Clause 9.6.3 of the Preliminary Agreement.

The Lessee’s Works may, inter alia, be suspended by the Lessor by denying access to the Warehouse Complex for the Lessee (its representatives) and/or contractors (subcontractors) of the Lessee performing such works and their vehicles subject to a prior (24 hours in advance (except for emergency cases when such prior notice is not required)) written notice to the Lessee of the denied access to the said persons.

In the event that the suspension of the Lessee’s Works resulted from the Lessee’s violation specified in part (a) of the eighth paragraph of this Clause 4.7, the works shall be resumed and the access to the Warehouse Complex territory shall be re-granted after the Lessee obtains all the permits/licenses required by the Laws for the relevant works.

4.8.	Insurance

The Parties undertake to comply with the insurance obligations from the Access Date as set forth in Appendix 6 to the Preliminary Agreement.

4.9.

From the Access Date, the relations between the Parties with respect to the Premises shall be governed by the provisions of the Lease Agreement dealing with the Lessee’s Works, Warehouse Complex Rules, Operational Maintenance, Utilities, and the rights and obligations of the Parties with respect to their stay and behavior in the Premises and causing damage to the Premises, subject to special conditions and requirements established by the Preliminary Agreement in regard to the Lessee’s Access, which, in case of conflict with the provisions of the Lease Agreement, shall prevail.

4.10.

In the event of early termination of the Preliminary Agreement, the improvements made by the Lessee in the Premises within the Lessee’s Works shall, at the Lessor’s discretion, be retained on the Premises or removed by the Lessee at its own expense, thus bringing the Premises to their initial state (as specified in Clause 9.3 of the Preliminary Agreement), if so required by the Lessor. Under no circumstances shall the Lessor reimburse the Lessee for the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any removable improvements or Permanent Improvements; however, the Parties confirm that the said costs have been taken into account in determining the amount of penalty specified in Clause 9.2.2 of the Preliminary Agreement.

4.11.	Lessee’s Responsible Person

Starting from the first Access Date, the Lessee shall designate its authorized representative (hereinafter, the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, to receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates (except for the Access Certificate, Certificate of Transfer for Actual Use and the Acceptance Certificate), letters, protocols/minutes and other similar documents (except for making transactions) related to the Lessee’s activities in the Premises / performance of the Lessee’s Works.

A copy of a power of attorney certified by the Lessee confirming the above powers of the Lessee’s Responsible Person shall be delivered to the Lessor on or before the date specified in the first paragraph of this Clause 4.11 of the Agreement, and from the same day the Lessee shall ensure the regular attendance of the Premises by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing.

5.	COMMERCIAL USE OF THE PREMISES

5.1.

The Lessee will start actual possession and use of the respective Premises under the Permitted Use not earlier than the date of obtaining the authorization to put the respective Premises into operation; to secure this, the Parties undertake to sign:

i.	the Certificate of Transfer for Actual Use within the time limits specified in Clause 3.2 of the Preliminary Agreement, but in any case in absence of any Major Defects in the respective Premises, or

ii.

in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, the Acceptance Certificate within the time limit before Target Date 2 (and below, in Clauses 5.1 - 5.3 of the Preliminary Agreement, references to the Acceptance Certificate shall apply, only if the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, and in the event that the procedure involving the Acceptance Certificate is implemented, references to the “Acceptance Certificate” shall be deemed excluded from the text of the relevant clauses, and in such case the Acceptance Certificate(s) shall be signed in accordance with Clauses 2.4 - 2.5 of the Preliminary Agreement without re-acceptance of the Premises by the Lessee and without the right for the Lessee to state the defects as grounds for refusal to sign the Acceptance Certificate(s), in each case, subject to the Lessor’s notification of the Lessee within the period specified in Clause 5.2 of the Preliminary Agreement. If there are any Minor Defects, the Lessee may not refuse to sign the Certificate of Transfer for Actual Use / the Acceptance Certificate. If this is the case, the Parties shall record the Minor Defects in the Certificate of Transfer for Actual Use/Acceptance Certificate. The Lessor undertakes to eliminate the Minor Defects within thirty (30) days from the date of signing the Certificate of Transfer for Actual Use/Acceptance Certificate.

5.2.

The Lessor shall notify the Lessee that the Premises are ready for transfer under the Certificate of Transfer for Actual Use/Acceptance Certificate not later than ten (10) Business Days before the supposed date of signing the Certificate of Transfer for Actual Use/Acceptance Certificate. The Lessee shall ensure attendance of its authorized representative on the date specified in the Lessor’s notice of the Premises readiness for transfer under the Certificate of Transfer for Actual Use/the Acceptance Certificate.

Subject to the provisions of Clause 5.10 of the Preliminary Agreement that amend this condition accordingly, the Lessor shall transfer the Premises to the Lessee for actual use within the time limits specified in Clause 3.2 of the Preliminary Agreement.

On the date of transfer for actual use of the Blocks and Checkpoints, the Premises in which are transferred for the Lessee’s actual use, the Lessor should obtain permits to put them into operation.

5.3.

The Lessee has the right not to sign the Certificate of Transfer for Actual Use/Acceptance Certificate only if, as of the date of transfer, there are any Major Defects in the respective Premises and/or there are no access ways according to Clause 3.5 of the Terms of Reference (Appendix 3 to the Preliminary Agreement). In other cases, the Lessee’s refusal to sign the Certificate of Transfer for Actual Use/Acceptance Certificate or failure of the Lessee’s authorized representative to sign the Certificate of Transfer for Actual Use/Acceptance Certificate within the time limits specified in Clause 5.2 of the Preliminary Agreement shall not be allowed and shall be considered to be a material breach of the Preliminary Agreement conditions / the Lessee’s evasion from signing the Certificate of Transfer for Actual Use/Acceptance Certificate (and, accordingly, subject to the provisions of Clause 2.2 of the Preliminary Agreement, from signing the Lease Agreement), and the Lessor’s obligation to transfer the Premises for actual use/lease to the Lessee shall be deemed completed on the date specified in the Lessor’s notice under Clause 5.2 of the Preliminary Agreement.

In this case, if the Major Defects occur in connection with the Lessee’s Works, the Lessee also may not refuse to sign the Certificate of Transfer for Actual Use and/or the Acceptance Certificate.

5.4.

In case any Major Defects are detected, the Lessee may, nevertheless, sign the Certificate of Transfer for Actual Use with indication of the revealed Major Defects in the Certificate of Transfer for Actual Use. In this case, the Lessee will pay fifty (50) percent of the Use Fee or Reduced Use Fee, as applicable, until the Lessor eliminates the Major Defects listed in the Certificate of Transfer for Actual Use. From the date of signing an elimination certificate for the Major Defects by the Parties, the Use Fee or the Reduced Use Fee, as applicable, shall be charged and paid in full amount as specified in Clause 6.2 of the Preliminary Agreement. The fact that the Lessor has eliminated the Major Defects shall be confirmed by a certificate to be signed by the Parties. The Lessee may not refuse to sign the elimination certificate for the Major Defects, if the Major Defects listed in the Certificate of Transfer for Actual Use have been eliminated by the Lessor, and such refusal shall be considered a material breach of the Preliminary Agreement conditions / the Lessee’s evasion from signing the elimination certificate for the Major Defects. The elimination certificate for the Major Defects shall be signed in the same manner as the Certificate of Transfer for Actual Use as provided in Clause 5.2 of the Preliminary Agreement, but with the exception that the Lessor shall notify the Lessee that the Premises are ready for inspecting to check whether the Major Defects have been eliminated, at least five (5) Business Days prior to the date of inspection, and the Lessee shall ensure that the authorized representative is available for the inspection in such time. If the Lessee fails to ensure attendance of its representative to sign the elimination certificate for the Major Defects within the specified time limits, or otherwise evades the signing of the elimination certificate for the Major Defects, the Lessor’s obligation to eliminate the Major Defects shall be deemed performed on the date specified in the Lessor’s notice under this clause, and the Lessee shall bear liability in the form of penalty payment under Clause 9.4.2 (d) of the Preliminary Agreement. For the avoidance of doubt, if the Lessee signs the Certificate of Transfer for Actual Use with the Major Defects available, the penalty under Clause 9.6.2 of the Preliminary Agreement shall be neither charged by the Lessee, nor paid by the Lessor.

If, according to Clause 5.10 of the Preliminary Agreement, an Acceptance Certificate is signed at once instead of the Certificate of Transfer for Actual Use, the relevant provisions regarding acceptance of the Premises with the Major Defects are contained in Clause 5.6 of the Lease Agreement.

5.5.

The Parties hereby agree that in the event of a dispute between them concerning existence/elimination of the Major Defects as defined in Section 1 of the Preliminary Agreement (term “Major Defects”) / concerning occurrence of the Major Defects for reasons within the control of one Party or another, the Parties shall engage an independent technical expert in a manner similar to that set forth in Section 16.8 of the Lease Agreement.

In this case, the Lessee’s rights under the Preliminary Agreement and/or the current Laws (including the rights to claim payment of penalties/losses, rights to early terminate/repudiate the Preliminary Agreement, etc.) shall not be applied until the date when the expert opinion is received.

If, in accordance with the expert report, the drawbacks in the Lessor’s Works are not recognized as the Major Defects (in respect of the Major Defects listed in Appendix 7 to the Preliminary Agreement, the expert’s opinion may be expressed only about their existence or absence or elimination and the underlying reason, but not about the degree of their significance) or are recognized as the Major Defects, but occurred due to circumstances that are within the Lessee’s control or have been recognized as eliminated, the Lessee undertakes to pay out to the Lessor the full amount of the Actual Use Fee that has not been received in the period from the date when the Certificate of Transfer for Actual Use or the elimination certificate for the Major Defects, as applicable, should have been, but has not been, signed in accordance with Clauses 5.2 and 5.3 of the Preliminary Agreement, and up to the actual signing date.

5.6.

After signing the Certificate of Transfer for Actual Use, the relations between the Parties with regard to the relevant part of the Premises, in respect of which such Certificate has been signed, shall be governed by the provisions of the Lease Agreement dealing with the Lessee’s Works, Warehouse Complex Rules, Operational Maintenance, Utilities, and the rights and obligations of the Parties with respect to the procedure for using the Premises (in particular, Clause 5.3 of the Lease Agreement) and with respect to causing damage to the Premises, subject to special conditions and requirements established by the Preliminary Agreement, which, in case of conflict with the provisions of the Lease Agreement, shall prevail.

5.7.

If the Certificate of Transfer for Actual Use is not signed by the Parties due to existence of the Major Defects, but by the time the Major Defects are eliminated, the Lessor has the title to the relevant Block / Checkpoint registered, the Parties will sign the Lease Agreement / Supplementary Agreement and the Acceptance Certificate for the Premises as provided for in Clauses 2.4 and 2.5 of the Preliminary Agreement.

5.8.

The Parties hereby confirm that the Lessor may perform, in the Warehouse Complex territory, any works related to construction/erection of the remaining part of the Warehouse Complex for the period of construction of facilities under the Preliminary Agreement and Preliminary Agreement 2, inter alia, to fence the construction site, to drive and accommodate construction machinery and equipment in the Land Plot (but not in the Blocks), etc., without violating the terms and conditions of the Lessee’s use of the Premises (the Permitted Use shall be available in full for those Premises that have been transferred to the Lessee for actual use), as provided for in the Preliminary Agreement, and also without violating the possibility for the Lessee to use all, without exception, dock gates in the Blocks and to approach them: by the Access Date, as specified in Clause 4.1 of the Preliminary Agreement, and by the Date of Transfer for Use, as specified in Clause 5.2 of the Preliminary Agreement. The Lessee hereby acknowledges that it has been fully notified of performance of such works and certain inconvenience or interference they may cause to/with the Lessee’s business, and the Lessee also acknowledges that the inconvenience or interference is not a violation of the Lessor’s obligations under the Preliminary Agreement, and the Lessee shall have no right to make any claims against the Lessor in connection with the performance of such works or to cause difficulties to the Lessor in their performance, provided that such works do not interfere with the performance of the Lessee’s Works or the actual use of the Premises under the Permitted Use (depending on which type of use is carried out by the Lessee under the Preliminary Agreement in the relevant period of time).

If, as part of any Lessee’s actions under Preliminary Agreement 2, the Lessee (a) causes difficulties to the Lessor in performing the Lessor’s Works, or (b) causes damage to the Premises / Warehouse Complex and, as a result, the Lessor is not able to meet the time limits of construction / granting access / commissioning / transfer of the Premises for actual use to the Lessee / transfer of the Premises in the Building and in the Checkpoints under the Acceptance Certificate / performance of other obligations under the Preliminary Agreement, the Lessor will not be liable for the delay in performance of the relevant obligations for the period of existence of the Lessee’s violations specified in this clause and/or for the period of rectifying their consequences, as applicable, and the Lessee will have no rights arising in the event of the Lessor’s delay under the Preliminary Agreement and/or the Laws, including the rights to claim payment of penalties/losses, the right to early terminate/repudiate the Preliminary Agreement. In addition, the Lessor may, in such cases, demand that the Lessee pays a penalty in accordance with Clauses 9.4.1- 9.4.2 of the Preliminary Agreement, the provisions of which apply by analogy.

5.9.	From the time of signing the Certificate of Transfer for Actual Use and subject to payment of the Parking Fee as part of the Actual Use Fee, the Lessee will have the right to use the Parking Slots:

(a) in quantity of sixty-one (61) Parking Slots for trucks, from the time of signing the first Certificate of Transfer for Actual Use;

(b) in quantity of twenty-four (24) Parking Slots for buses and in quantity of five (5) Parking Slots for passenger cars (for low mobile population groups), from the time of signing the second Certificate of Transfer for Actual Use;

(c) in quantity of one hundred and fifty (150) Parking Slots for passenger cars and three (3) Parking Slots for passenger cars (for low mobile population groups), and thirty (30) Parking Slots for trucks, from the time of signing the third Certificate of Transfer for Actual Use.

If the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, all Parking Slots in full shall be transferred by the time of signing the single Lease Agreement and the Acceptance Certificate thereto.

5.10.	The Parties hereby agree upon the following:

5.10.1.

If the Lessor violates the time limits fixed for performance of its duty to provide the Lessee with the Premises in Block 1 for actual use (target Date of Transfer for Use 1 as determined in accordance with the provisions of Clause 3.2 of the Preliminary Agreement) for more than one hundred and twenty (120) days (the date to come after the specified one hundred and twenty (120) days is hereinafter referred to as “Check Date 1”):

•	The Lessee has the right to declare that acceptance of all the Premises in the Building and Checkpoints is postponed (“Right to Postpone 1”) to 01 April 2022 (“Target Date 2”);

•

if, as of the date prior to Check Date 2 as defined in Clause 5.10.2 below, a written notice of waiver in regard to the above Right to Postpone 1 has not been delivered to the Lessor, then it shall be deemed that such right has NOT been exercised;

•

in case when the Lessee exercises Right to Postpone 1 and the Lessee has notified the Lessor thereof in writing within the time limits stipulated in the previous paragraph of this clause, then starting from Check Date 1: (i) the Premises are not subject to transfer by the Lessor to the Lessee for actual use, and on Target Date 2 the Parties shall simultaneously sign the Lease Agreement and the Acceptance Certificate in respect of all the Premises in the Building and Checkpoints, subject to the provisions of Clauses 2.4, 5.1. - 5.3 of the Preliminary Agreement in their applicable part; (ii) the Lessor’s obligation to transfer the Premises for actual use within the time limits specified in Clause 3.2 of the Preliminary Agreement is terminated unconditionally; (iii) penalties provided for in Clause 9.6.1 and Clause 9.6.2 of the Preliminary Agreement shall not apply and their charging shall be fully terminated starting from Check Date 1, the Lessee shall, from Check Date 1, have no right to claim payment of such penalties (and the Lessee hereby waives such right); (iv) the right to repudiate the Preliminary Agreement by the Lessee who has exercised Right to Postpone 1 as set forth in Clauses 9.12 (a) and 9.12 (b) of the Preliminary Agreement shall not apply and the Lessee shall have no such rights (for the avoidance of doubt, the Lessee hereby waives such rights); in this case, the Lessee may repudiate the Preliminary Agreement only in the manner and on the terms and conditions of Clause 9.12 (c) of the Preliminary Agreement.

•

in case the Lessee exercises Right to Postpone 1 under this Clause 5.10.1, Check Date 2 specified in Clause 5.10.2 below shall not apply and the consequences thereof, including the exercise of Right to Postpone 2, shall neither apply, nor arise as well;

•

if the Lessee has not declared the exercise of Right to Postpone 1 and thereafter the Lessor has received the authorization to put Block 1 into operation and other conditions for signing the Certificate of Transfer for Actual Use in respect to the Premises in Block 1 under Clause 5.2 of the Agreement are complied with, the Lessee undertakes to sign the Certificate of Transfer for Actual Use in respect to the Premises in Block 1 in the manner similar to that specified by Clauses 5.2, 5.3 hereof.

5.10.2.

If the Lessor, as of Check Date 2 as defined below, violates the duty to provide the Lessee with the Premises in Block 1 for actual use (target Transfer Date 1 as determined under Clause 3.2 of the Preliminary Agreement) for more than one hundred and fifty (150) days, and/or the time limits for performance of the duty to provide the Lessee with the Premises in Block 2 for actual use (target Date of Transfer for Use 2 as determined under Clause 3.2 of the Preliminary Agreement) for more than one hundred and twenty (120) days (namely the date to come after the specified one hundred and fifty (150) or/and one hundred and twenty (120) days, respectively, is hereinafter referred to as “Check Date 2”):

•	The Lessee has the right to declare that acceptance of all the Premises in the Building and Checkpoints is postponed (“Right to Postpone 2”) to 01 April 2022 (“Target Date 2”);

•

in case when the Lessee exercises Right to Postpone 2 and the Lessee has notified the Lessor thereof in writing, then starting from Check Date 2: (i) the Premises are not subject to transfer by the Lessor to the Lessee for actual use, and on Target Date 2 the Parties shall simultaneously sign the Lease Agreement and the Acceptance Certificate in respect of all the Premises in the Building and Checkpoints, subject to the provisions of Clauses 2.4, 5.1. - 5.3 of the Preliminary Agreement in their applicable part; (ii) the Lessor’s obligation to transfer the Premises for actual use within the time limits specified in Clause 3.2 of the Preliminary Agreement is terminated unconditionally; (iii) penalties provided for in Clause 9.6.1 and Clause 9.6.2 of the Preliminary Agreement shall not apply and their charging shall be fully terminated as of Check Date 2, the Lessee shall, from Check Date 2, have no right to claim payment of such penalties (and the Lessee hereby waives such right); (iv) the Lessee’s right to unilaterally repudiate the Preliminary Agreement as set forth in Clauses 9.12 (a) and 9.12 (b) of the Preliminary Agreement shall not apply and the Lessee shall have no such rights (for the avoidance of doubt, the Lessee hereby waives such rights); in this case, the Lessee may repudiate the Preliminary Agreement only in the manner and on the terms and conditions of Clause 9.12 (c) of the Preliminary Agreement;

•

if the Lessee has not declared the exercise of Right to Postpone 2 and/or has not exercised the right to unilaterally repudiate the Preliminary Agreement on grounds specified by either Clause 9.12 (b) or Clause 9.12 (c) of the Preliminary

Agreement, and thereafter the Lessor has received the relevant authorizations to put the Blocks/Checkpoints into operation, and other conditions for signing the Certificate of Transfer for Actual Use under Clause 5.2 of the Agreement are complied with, the Lessee undertakes to sign the Certificate of Transfer for Actual Use or (if by that moment the Lessor’s title to the respective Block/Checkpoint has already been registered) the Acceptance Certificate and the Lease Agreement/Supplementary Agreement to the Lease Agreement in the manner similar to that specified by Subclauses 2.4, 2.5, 5.2, 5.3 hereof.

The conditions of this Clause 5.10 (Clauses 5.10.1 and 5.10.2) shall be applied subject to the following: the respective time limits and dates specified in this clause shall apply provided that there were no grounds for extension/postponement of the time limits for access to the Blocks/Checkpoints and/or commissioning and/or transfer of the Blocks/Checkpoints for actual use as provided for in the Preliminary Agreement, and if there were such grounds, references in this clause to target dates and other dates (including target Date of Transfer for Use 1, target Date of Transfer for Use 2, Check Date 1, Check Date 2, Target Date 2) should be read as references to dates that come upon expiration of such extended time limits determined subject to the provisions of the Preliminary Agreement dealing with extension/postponement.

6.	PAYMENTS

6.1.

In the period from the Access Date to the date of signing the Certificate of Transfer for Actual Use in respect of the relevant part of the Premises, the Lessee shall, on or before the fifteenth (15th) day of the month following the lease month to be paid, pay the Access Fee to the Lessor that is equivalent to a sum of the following amounts: Operating Expenses and fifty (50) percent of the Variable Part of the Lease Payment, subject to the provisions of the last paragraph of Clause 4.2 hereof.

The Access Fee shall be calculated and paid within the time limits, under the conditions and in the manner to be determined similarly to the provisions applicable to calculation and payment of the Variable Part of the Lease Payment and the Operating Expenses under the Lease Agreement and specified in the Lease Agreement, respectively, subject to special arrangements provided for in this Section and the last paragraph of Clause 4.1 of the Preliminary Agreement.

For the purposes of calculating the Access Fee, the rate of the Operating Expenses is set by the Lessor as of the date of signing the Preliminary Agreement and for the first year of using the Premises (subject to the provisions of Clause 6.3 of the Preliminary Agreement) in the following amount: one thousand and two hundred (1 200) Rubles for one square meter of the Leased Area of the Premises per year, without VAT.

If the Access Certificate is signed in respect of the Premises on a date earlier than the target Access Date specified in Clause 4.1 of the Preliminary Agreement, the Lessee shall pay the Reduced Access Fee, namely: at the rate of fifty (50) percent of the Access Fee calculated under the above provisions of this clause.

The Reduced Access Fee shall be charged by the Lessor and paid by the Lessee only for the following period to be determined by the following formula:

2*X, where:

X means the number of calendar days between the target Access Date specified in Clause 4.1 of the Preliminary Agreement and the date of actual signing the Access Certificate by the Parties;

* means the mathematical sign of multiplication.

6.2.

After signing the Certificate of Transfer for Actual Use, the Lessee shall pay the Actual Use Fee to the Lessor that is equivalent to a sum of the following amounts: Basic Lease Payment, Parking Fee, Operating Expenses and Variable Part of the Lease Payment, or the Reduced Actual Use Fee as specified in this clause below.

The Actual Use Fee shall be calculated and paid within the time limits, under the conditions and in the manner to be determined similarly to the provisions applicable to calculation and payment of the Lease Payment under the Lease Agreement and specified in the Lease Agreement, respectively, subject to special arrangements provided for in this Section.

For the purposes of calculating the Actual Use Fee, the rates of the Basic Lease Payment, Parking Fee and Operating Expenses are set by the Lessor as of the date of signing the Preliminary Agreement and for the first year of using the Premises shall be as follows, without VAT:

(a)	Basic Lease Payment:

4,031 Rubles per 1 sq. m of the Leased Area of the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises);

3,900 Rubles per 1 sq. m of the Leased Area of the Concrete Floor Premises;

8,000 Rubles per 1 sq. m of the Leased Area of the Office Premises (including the Technical Premises as part of the Office Premises);

8,000 Rubles per 1 sq. m of the Leased Area of the Hazardous Goods Area Premises (including the Technical Premises as part of the Hazardous Goods Area Premises);

8,000 Rubles per 1 sq. m of the Leased Area of the Checkpoints.

(õ)	Operating Expenses:

1,200 Rubles per one (1) sq. m of the Leased Area of the Premises;

(B)	Parking Fee:

3,000 Rubles per month for one (1) Parking Slot for parking a passenger car / one (1) Parking Slot for parking a passenger car of low mobile population groups;

8,000 Rubles per month for one (1) Parking Slot for parking a truck;

5,000 Rubles per month for one (1) Parking Slot for parking a bus.

If the Certificate of Transfer for Actual Use is signed after the Indexation Date, the rates of the Basic Lease Payment, Parking Fees and Operating Expenses will be applied with a view to calculate the Actual Use Fee with account for the Indexation under Clause 6.3 of the Preliminary Agreement.

If the Lessor transfers the relevant Premises to the Lessee for actual use before the expiry of one hundred and twenty (120) days from the target Access Date specified for these Premises in Clause 4.1 of the Preliminary Agreement, the Lessee shall pay the Reduced Actual Use Fee for the period specified in the paragraph below, namely: at the rate of fifty (50) percent of the Actual Use Fee.

The Reduced Actual Use Fee shall be charged by the Lessor and paid by the Lessee only for the following period to be determined by the following formula:

2*X, where:

X means the number of calendar days between the date of actual signing the

Certificate of Transfer for Actual Use by the Parties and expiration of one hundred and twenty (120) days from the target Access Date specified in Clause 4.1 of the Preliminary Agreement;

* means the mathematical sign of multiplication.

For the avoidance of doubt, if by the date of actual signing the Certificate of Transfer for Actual Use by the Parties one hundred and twenty (120) days from the target Access Date specified for the respective Premises in Clause 4.1 of the Preliminary Agreement have already expired, then the Reduced Actual Use Fee shall not be subject to charging and paying, but the Actual Use Fee shall be subject to charging and paying in full amount from the date of signing the Certificate of Transfer for Actual Use.

At the same time, the Parties also agree that, if the Access Date comes later than the calendar dates specified in Clause 4.1 of the Preliminary Agreement due to extension of the Lessor’s obligations under Clause 3.3 of the Preliminary Agreement, the Reduced Actual Use Fee shall be charged by the Lessor and paid by the Lessee during the following period: from the actual date of signing the Certificate of Transfer for Actual Use for the relevant Premises up to expiry of one hundred and twenty (120) days from the target Access Date as it is fixed in Clause 4.1 of the Preliminary Agreement, and if one hundred and twenty (120) days from the target Access Date have already expired by the time of signing the Certificate of Transfer for Actual Use, the Actual Use Fee shall be paid in full amount, and the Reduced Actual Use Fee shall be neither charged, nor paid.

6.3.

For the avoidance of doubt, the Parties hereby confirm that upon expiration of twelve (12) months from the date when the Lessor has performed the duty to transfer the first Premises for actual use hereunder (and in cases when the Lessee exercises the Right to Postpone under Clause 5.10 hereof, upon expiration of twelve (12) months from Target Date 2) and further on each anniversary of such date, the rates of the Basic Lease Payment, Parking Fee, Operating Expenses, and the relevant components of the Variable Part of the Lease Payment (if applicable) shall be subject to annual indexation in the manner to be determined in accordance with the Lease Agreement provisions on indexation of the Lease Payment components.

6.4.

The Lessee shall make payments under the Preliminary Agreement by wire transfer to the bank account specified by the Lessor in the Preliminary Agreement; the Lessor may change such bank account, having notified the Lessee thereof in writing in sufficient time (five (5) Business Days) prior to the relevant payment date.

6.5.

The Lessor hereby confirms that it is a payer of Value Added Tax (VAT) as of the date of signing the Preliminary Agreement. If the Lessor ceases to be a VAT payer, the Lessor shall be obliged to immediately notify the Lessee thereof and, upon the Lessee’s request, provide supporting documentation to the Lessee.

6.6.

All payments payable by the Lessee to the Lessor in accordance with the Preliminary Agreement are specified excluding VAT (unless otherwise expressly provided for hereby). If, in accordance with the Laws, such payment amounts are subject to VAT or any other similar tax that replaces it or is levied in addition to it, the amount of payment shall be increased by the amount of VAT and/or other similar indirect tax (to be calculated at the rate applied for the time being).

6.7.

For the avoidance of doubt, the Parties confirm that VAT is subject to charging, including, but not limited to, on the amounts of the Basic Lease Payment, Parking Fees, Operating Expenses, Variable Part of the Lease Payment, Access Fees, Actual Use Fees and on the Security Payment amount.

6.8.

Any payment under the Preliminary Agreement shall be deemed to have been made by one Party and actually received by the other Party from the time the funds are credited to the correspondent account of the beneficiary’s bank (except for the case when the funds are returned by the beneficiary’s bank due to incorrect details of the payment recipient or for any other reason).

6.9.

The Lessee’s obligations to make payments under the Preliminary Agreement may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto unless otherwise expressly stipulated herein.

7.	SECURITY FOR OBLIGATIONS

7.1.

In order to ensure performance of its obligations hereunder, the Lessee shall, within fifteen (15) Business Days from the Preliminary Agreement date, furnish the Lessor with the security in the form of the Bank Guarantee (Clause 7.2 of the Preliminary Agreement) or Security Payment (Clause 7.3 of the Preliminary Agreement) as provided for in this Section.

In this case, the Lessee shall be entitled, not more often than once within twelve (12) consecutive months, to provide the Bank Guarantee to the Lessor for the Total Security Amount after the Security Payment has been made or to make the Security Payment to the Lessor for the Total Security Amount after the Bank Guarantee has been provided (i.e. upon making the Security Payment, the Lessee is entitled to provide the Bank Guarantee only after twelve (12) months have expired since such Security Payment date, and vice versa, upon provision of the Bank Guarantee the Lessee is entitled to make the Security Payment only after twelve (12) months have expired since such Bank Guarantee provision). In such cases, subject to the Lessee’s compliance with the above conditions, the Lessor shall return, at the Lessee’s request and at the Lessee’s option, one of the securities (either the Bank Guarantee (with a waiver of its rights thereunder) or the Security Payment) provided by the Lessee to the Lessor, subject to sufficiency of the other security amount (equal to the Total Security Amount), within the time limits as specified in this Section below.

7.2.	Bank Guarantee

7.2.1.

Within fifteen (15) Business Days from the Preliminary Agreement date, the Lessee shall provide the Lessor with the original Bank Guarantee for the Total Security Amount, namely: 468,679,512 (four hundred and sixty-eight million six hundred and seventy-nine thousand five hundred and twelve) Rubles, 60/100 (for the avoidance of doubt, this amount is calculated on the basis of the Lease Payment rates to be included in the calculation of the Total Security Amount, including VAT).

Together with the original Bank Guarantee, the Lessee shall also provide the Lessor with certified copies of documents confirming that signatories for the Bank Guarantee are authorized to sign on behalf of the Guarantor Bank.

7.2.2.

The Bank Guarantee shall be issued for a period of at least twelve (12) months. Any Bank Guarantee that expires prior to the date of the Preliminary Agreement termination due to full performance by the Parties of their obligations hereunder shall be renewed for at least twelve (12) months at each renewal, and any such renewed Bank Guarantee shall be provided to the Lessor no later than ten (10) Business Days prior to the expiry date of the current Bank Guarantee. However, validity periods of the Bank Guarantees follow each other without overlapping, irrespective of the issue dates of the Bank Guarantees.

7.2.3.

The Bank Guarantee should secure performance of all Lessee’s obligations under the Preliminary Agreement, including, but not limited to, the obligations to make payments specified by the Preliminary Agreement towards the Security Payment in accordance with

Clause 7.3.6 below, to pay the value of damage caused by the Lessee to the Premises and other property of the Lessor, to cover other amounts of the Lessee’s debt to the Lessor arising under the Preliminary Agreement, as well as only those amounts of penalties and repudiation fees that are specified in the below Clauses 9.2.1, 9.4.1 – 9.4.6 of the Preliminary Agreement, but shall not secure any penalties other than those expressly referred to in this clause above.

7.2.4.

The Bank Guarantee shall be issued by the Guarantor Bank as an irrevocable guarantee, according to which the Guarantor Bank will have to make payment based solely on the following documents submitted by the Lessor to the Guarantor Bank:

7.2.4.1.

claim of the Lessor to the Guarantor Bank to make payments under the Bank Guarantee due to the fact that the Lessee failed to perform the relevant obligation under the Preliminary Agreement (hereinafter, the “Claim”);

7.2.4.2.	documents confirming the authority of the Claim signatory:

if the Claim is signed not by the sole executive body of the Lessor:

•	original or notarized copy of the power of attorney authorizing the Lessor’s representative to sign the Claim.

if the Claim is signed by the sole executive body of the Lessor:

•

copies of the documents certified by the Lessor and confirming the authority of the Lessor’s sole executive body, namely: the Articles of Association of the Lessor; extracts from the Unified State Register of Legal Entities with the period of expiry of no more than thirty (30) calendar days; the resolution/minutes on election of the Lessor’s sole executive body; or

•	a notarized banking sample signatures and seal card of the Lessor (or copy thereof) from the Lessor’s servicing bank certified by the Lessor’s bank.

7.2.4.3.

except for the obligation stipulated in Clause 7.3.6 of the Preliminary Agreement, in case of non-performance/improper performance of which the Lessor is not required to submit a separate claim to the Lessee – a copy of the claim against the Lessee certified by the Lessor, indicating non-performance/improper performance by the Lessee of the obligation under the Preliminary Agreement with a description of such obligation, as well as indicating the amount of and underlying reason for (references to clauses of the Preliminary Agreement and/or the laws of the Russian Federation) the respective obligation of the Lessee;

7.2.4.4.

except for the obligation stipulated in Clause 7.3.6 of the Preliminary Agreement, in case of non-performance/improper performance of which the Lessor is not required to submit a separate claim to the Lessee – a copy of a post-office receipt certified by the Lessor and confirming that the Lessor’s written claim has been sent to the Lessee requiring performance of the relevant obligation under the Preliminary Agreement, OR a certified by the Lessor copy of the Lessor’s claim with an entry of service to the Lessee made thereon;

7.2.4.5.

only in the event that copies of documents attached to the Claim are certified not by the sole executive body of the Lessor – documents confirming the authority of the person who certified the copies of the documents attached to the Claim on behalf of the Lessor, namely: an original or a notarized copy of the power of attorney authorizing the Lessor’s representative to certify copies of the documents attached to the Claim.

7.2.5.	For the avoidance of doubt, the amount of the Bank Guarantee available to the Lessor should not be less than the Total Security Amount at any time during the Preliminary Agreement.

For compliance with this condition, the Lessee undertakes to ensure the following:

•

Annual reissue of the Bank Guarantee on the same terms and conditions for a new period of at least twelve (12) months, subject to the Indexation of such new Bank Guarantee amount, at least ten (10) Business Days before each Indexation Date under Clause 6.3 of the Preliminary Agreement. Indexation of the Bank Guarantee amount shall be made on the basis of the rules set forth in Clause 4.2 of the Lease Agreement, applied by analogy;

•

If any amount under the Bank Guarantee is used by the Lessor in accordance with the Preliminary Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the amount of the Total Security Amount within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

7.2.6.

The Parties agree that Lessor waives its rights under the Bank Guarantee and returns the Bank Guarantee to the Lessee upon the Lessee’s written request in the event that the Lessee replaces the Bank Guarantee provided by the Lessee to the Lessor with the Security Payment equal to the Total Security Amount as stipulated in Clause 7.1 of the Preliminary Agreement. In such case, the original Bank Guarantee with a written waiver of rights thereunder shall be delivered by the Lessor to the Lessee within five (5) Business Days upon receipt by the Lessor of the relevant request from the Lessee.

7.2.7.

Except for the Lessee’s non-performance/improper performance of the obligation to provide the Security Payment in accordance with Clause 7.3.6 of the Preliminary Agreement, in which case the Lessor is not required to file an additional claim for its payment to the Lessee and may make a claim under the Bank Guarantee immediately, if the Security Payment is not received by the Lessor on the dates determined under the provisions of Clause 7.3.7 below, the Lessor shall exercise its rights under the Bank Guarantee only and solely after the Lessor has filed to the Lessee a claim against the Lessee indicating the Lessee’s failure to perform / improper performance of its obligations under the Preliminary Agreement and provided that the Lessee has not remedied the violation outlined in the above mentioned Lessor’s claim, within five (5) Business Days upon receipt of the relevant Lessor’s claim.

7.2.8.

For the avoidance of doubt, the Bank Guarantee shall also secure performance of the Lessee’s obligation to provide a Security Payment in accordance with Clause 7.3.6 of the Preliminary Agreement and if the Lessee fails to provide the Lessor with the Security Payment within the time limits specified in Clause 7.3.7 of the Preliminary Agreement, the Lessor shall have the right, without any need in sending a separate claim to the Lessee, to receive the relevant sum in the amount equal to the Security Payment amount, on the basis of filing a claim under the valid Bank Guarantee.

7.2.9.

Any Bank Guarantee that fails to meet the requirements of the Preliminary Agreement is not deemed to have been provided by the Lessee to the Lessor, and in this case the Lessee shall be liable to make the Security Payment under Clause 7.3.6 below, unless changes in the conditions are agreed with the Lessor, or the Bank Guarantee is issued for an amount exceeding the Total Security Amount and/or for a period longer than stipulated in Clause 7.2.2 of the Preliminary Agreement.

7.3.	Security Payment

7.3.1.

The Lessee may, subject to the provisions of Clause 7.1 of the Preliminary Agreement, instead of providing the Lessor with the Bank Guarantee, to make the Security Payment equal to the Total Security Amount within the time limits stipulated for providing any (both initial and subsequent) Bank Guarantee.

7.3.2.

The Security Payment shall be a means of securing the Lessee’s performance of its obligations under the Preliminary Agreement in accordance with Article 381.1 of the Civil Code of the Russian Federation and shall not be a down payment or an advance payment, but may have a payment function and therefore includes VAT.

7.3.3.

The Security Payment shall be at the Lessor’s disposal and use, and no interest is charged on the use of the Security Payment amount in favor of the Lessee for the period of time that the Security Payment amount is at the Lessor’s disposal.

7.3.4.

The Security Payment secures performance of all Lessee’s obligations under the Preliminary Agreement, including, but not limited to, the obligations to make payments specified by the Preliminary Agreement, to pay the value of damage caused by the Lessee to the Premises and other property of the Lessor, to cover other amounts of the Lessee’s debt to the Lessor arising under the Preliminary Agreement, as well as only those amounts of penalties and repudiation fees that are specified in Clauses 9.2.1, 9.4.1 - 9.4.6 of the Preliminary Agreement, but shall not secure any penalties other than those expressly referred to in this clause above.

7.3.5.

In the event of the Lessee’s failure to perform its obligations in due time, the Lessor has the right to make deductions of the relevant amounts from the Security Payment amount upon expiration of five (5) Business Days after sending a warning to the Lessee that the Lessor intends to make a deduction from the Security Payment, and the Lessee shall be obliged to replenish the Security Payment amount within fifteen (15) Business Days upon receipt of a written claim from the Lessor. The provisions of Appendix 8 to the Lease Agreement shall apply to the Security Payment made under the Preliminary Agreement, by analogy.

7.3.6.	The Lessor may claim and the Lessee is obliged to provide (to make) the Security Payment to the Lessor in any of the following cases, subject to the provisions of this clause below:

a)	if the Lessee fails to provide / renew / reissue the Bank Guarantee within the time limits specified in Clause 7.2 of the Preliminary Agreement; and/or

b)

if the Lessee fails to provide the Bank Guarantee under the Lease Agreement or under any of the Supplementary Agreements to the Lease Agreement, on the date of expiration of seven (7) Business Day from the date of signing either the Lease Agreement or any Supplementary Agreement to the Lease Agreement; and/or

c)

if bankruptcy/liquidation proceedings have been initiated against the Guarantor Bank (including the case of applying to court to declare the Guarantor Bank insolvent/ a bankrupt) and/or in case the Guarantor Bank’s license has been revoked, and the Lessor has not been provided with the Bank Guarantee of another Guarantor Bank.

The Security Payment amount to be paid by the Lessee under this clause shall be an amount equal to the Total Security Amount (as regards Subclause (a) in the part of failure to provide the Bank Guarantee and Subclause (c)) and the Total Security Amount under the Lease Agreement (as regards Subclause (b)), and, in case the Bank Guarantee amount has been reduced and not replenished, an amount to replenish the Bank Guarantee amount.

7.3.7.	The Security Payment shall be payable by the Lessee to the Lessor:

a)

when it is necessary to provide the Bank Guarantee in connection with signing the Preliminary Agreement – on the following day after the time limit fixed by Clause 7.2.1 of the Preliminary Agreement for providing the Bank Guarantee has expired;

b)	when it is necessary to provide a new Bank Guarantee due to expiration of the previous one and/or when there is a need in Indexation of the Bank Guarantee amount according to Clauses 7.2.2 and/or 7.2.5 of the Preliminary Agreement – not less than ten (10) Business Days before the expiration of the previous Bank Guarantee/onset of each Indexation Date according to Clause 6.3 of the Preliminary Agreement, if by this time the new Bank Guarantee has not been provided;

c)

when it is necessary to provide the Bank Guarantee due to signing the Lease Agreement/Supplementary Agreement to the Lease Agreement – within seven (7) Business Days after the Lease Agreement and each Supplementary Agreement to the Lease Agreement have been signed;

d)

in case of failure to replenish the Bank Guarantee amount, if it has been used: within five (5) Business Days upon receipt by the Lessee of the relevant Lessor’s claim (which can be filed only after the time limit specified above for replenishing the Bank Guarantee amount has expired), if by that time the violation is not remedied;

e)

in cases specified in Subclause 7.3.6(c) of the Preliminary Agreement – within thirty (30) days from the date when any one of the events specified in this subclause has occurred, if by that time the Lessee has not provided the Lessor with the Bank Guarantee issued by another Guarantor Bank, under the conditions of the Preliminary Agreement.

7.3.8.

Except for the case specified in Clause 7.3.9 of the Preliminary Agreement, the Parties specifically agree that the Security Payment, if made in accordance with the terms and conditions of the Preliminary Agreement (less any deductions made in respect of such Security Payment), shall be returned by the Lessor to the Lessee, only if the Lessee provides the Bank Guarantee for the Total Security Amount in accordance with Clauses 7.1-7.2 of the Preliminary Agreement, in the following procedure:

(a) an amount equal to 80% of the refundable Security Payment amount, including VAT, is to be refunded within ten (10) Business Days from the date when the Lessee has provided the Bank Guarantee to the Lessor;

(b) an amount equal to 20% of the Security Payment amount, including VAT, is to be refunded within four (4) months from the end date of the quarter, in which the Bank Guarantee has been provided.

In addition, in Clause 7.3.11 below, the Parties separately agree upon conditions and procedure for refunding the Security Payment in case of the Bank Guarantee provision by the Lessee under the Lease Agreement and in case when the amount of the Security Payment under the Preliminary Agreement exceeds the amount of the Security Payment required under the Lease Agreement (taking into account all Supplementary Agreements to the Lease Agreement).

7.3.9.

If the Preliminary Agreement is terminated due to circumstances within the Lessor’s control or if the Lease Agreement is not signed due to circumstances within the Lessor’s control, the Security Payment (if paid in exchange for the Bank Guarantee) shall be refunded by the Lessor to the Lessee in full within twenty (20) Business Days from the date of the Preliminary Agreement termination.

7.3.10.

On each Indexation Date, the Security Payment amount shall be indexed automatically as follows: the Security Payment amount due from the Lessee to the Lessor under the Preliminary Agreement is recognized as equal to the Total Security Amount as of the Indexation Date.

The Lessee shall replenish the amount of the Security Payment in order to meet the above indexation requirements by transferring additional funds to the Lessor towards the Security Payment within ten (10) Business Days from each Indexation Date.

7.3.11.

Except for the cases described in this clause below, upon signing the Lease Agreement, the Security Payment provided by the Lessee under the Lease Agreement shall not be refunded by the Lessor to the Lessee (in the relevant creditable part), but shall be credited towards the Security Payment under the Lease Agreement. In so doing, that part of the Security Payment provided under the Preliminary Agreement is subject to offset, which is calculated on the basis of the Leased Area of the Premises leased out under the Lease Agreement. The remaining part of the Security Payment provided to the Lessor under the Preliminary Agreement remains at the Lessor’s disposal under the Preliminary Agreement until the date of signing the last Supplementary Agreement to the Lease Agreement by the Parties under Clauses 2.4 - 2.5 of the Preliminary Agreement.

After the Supplementary Agreement to the Lease Agreement has been signed, a part of the Security Payment available to the Lessor under the Preliminary Agreement shall be credited towards the Security Payment under the Supplementary Agreement to the Lease Agreement to be calculated on the basis of the Leased Area of the Premises leased out under the Supplementary Agreement to the Lease Agreement.

If the Bank Guarantee under the Lease Agreement is provided to the Lessor for the Total Security Amount under the Lease Agreement for all Premises to be transferred to the Lessee under this Preliminary Agreement and the Lease Agreement with account of all Supplementary Agreements to the Lease Agreement, the Security Payment made under the Preliminary Agreement shall be, subject to the provisions of the first and second paragraphs of this clause, refunded in the following procedure:

(a) the amount equal to 80% of the refundable Security Payment amount, including VAT, is to be refunded within ten (10) Business Days from the date when the Lessee has provided the Lessor with the Bank Guarantee for the Total Security Amount under the Lease Agreement on the basis of all Premises to be transferred to the Lessee under this Preliminary Agreement and the Lease Agreement with account of all Supplementary Agreements to the Lease Agreement, or from the date of signing the last Supplementary Agreement to the Lease Agreement by the Parties under Clauses 2.4 - 2.5 of the Preliminary Agreement, whichever comes later;

(b) the amount equal to 20% of the refundable Security Payment amount, including VAT, is to be refunded within four (4) months from the end date of the quarter, in which the Lessee has provided the Lessor with the Bank Guarantee for the Total Security Amount under the Lease Agreement on the basis of all Premises to be transferred to the Lessee under this Preliminary Agreement and the Lease Agreement with account of all Supplementary Agreements to the Lease Agreement, or from the end date of the quarter, in which the last Supplementary Agreement to the Lease Agreement has been signed by the Parties under Clauses 2.4 - 2.5 of the Preliminary Agreement, whichever comes later.

If the Bank Guarantee under the Lease Agreement/Supplementary Agreement to the Lease Agreement is not provided to the Lessor in due time according to Clause 2.4 of the Preliminary Agreement and the amount of the Security Payment under the Preliminary Agreement available to the Lessor is insufficient for credit towards the full amount of the Security Payment to be paid under the Lease Agreement/Supplementary Agreement to the Lease Agreement, the Lessee shall, within seven (7) Business Days from the date of signing the Lease Agreement/Supplementary Agreement to the Lease Agreement, pay the deficient amount of the Security Payment required to be made under the Lease Agreement/Supplementary Agreement to the Lease Agreement.

If the amount of the Security Payment under the Preliminary Agreement exceeds the amount of the Security Payment required to be made under the Lease Agreement with account of all Supplementary Agreements to the Lease Agreement as of the date of signing the last Supplementary Agreement to the Lease Agreement, the difference shall be refunded in the following procedure:

(a) the amount equal to 80% of the Security Payment amount, including VAT, is to be refunded within ten (10) Business Days from the date of signing the last Supplementary Agreement to the Lease Agreement by the Parties under Clauses 2.4 - 2.5 of the Preliminary Agreement;

(b) the amount equal to 20% of the refundable Security Payment amount, including VAT, is to be refunded within four (4) months from the end date of the quarter, in which the last Supplementary Agreement to the Lease Agreement has been signed by the Parties under Clauses 2.4 - 2.5 of the Preliminary Agreement.

8.	ASSIGNMENT OF RIGHTS AND OBLIGATIONS

8.1.	The Lessee may not assign/transfer or otherwise dispose of its rights and/or obligations under the Preliminary Agreement without the Lessor’s prior written consent.

During the whole term of the Preliminary Agreement (from the time of entering into the Preliminary Agreement to the time of state registration of the Lease Agreement), the Lessor may make transactions with any persons aimed at alienation of all Blocks and all Checkpoints, provided that the transfer of title to the Premises in pursuance of such transactions is permitted only after the state registration of the Lessor’s title to the Blocks and Checkpoints and the state registration of the Lease Agreement. At the same time, no consent to such transactions shall be required from the Lessee. However, if the relevant transaction referred to in this paragraph above involves partial alienation of the Premises (not all of the Blocks, not all of the Checkpoints), then the Lessor shall have such transaction approved by the Lessee. At the same time, the Lessee may not withhold its approval without valid grounds.

8.2.

In cases of novation of the Lessor’s Party hereunder, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Premises) current Lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined from time to time under the provisions of Clause 7. 2 of the Preliminary Agreement not later than within fifteen (15) Business Days from the date when the Lessee has been notified of the closed transaction involving the novation of the Lessor’s Party, provided that the Lessor or the new lessor compensates for the Lessee’s expenses incurred in reissue of the Bank Guarantee in favor of the new lessor, and if such expenses have been compensated but the new Bank Guarantee has not been provided within the time limit specified in this paragraph, the Lessee undertakes to make the Security Payment in the manner and under the conditions specified in Clauses 7.3.6 – 7.3.7 of the Preliminary Agreement.

9.	TERMINATION OF THE AGREEMENT AND LIABILITY OF THE PARTIES

9.1.

If, for reasons within the Lessee’s control, the competent authorities impose sanctions/issue improvement notices against the Lessor due to violation by the Lessee of fire safety rules, sanitary and epidemiological requirements, other requirements or Mandatory Rules through its actions in the Premises, or the Lessee’s business in the Premises or in another part of the Warehouse Complex / Land Plot, but not due to failure of the Land Plot, Building, Checkpoints, Premises to comply with any requirements, compliance with which should be ensured by the Lessor as the developer and owner of the Building / Checkpoints, the Lessee shall be required to reimburse the Lessor in full for all documented costs incurred in paying the relevant penalties and/or implementing the prescribed improvements no later than five (5) Business Days upon receipt of the Lessor’s written request with duly certified copies of documents confirming that the Lessor has been brought to liability for the reasons referred to in this clause / that the improvement notices have been issued, as applicable, and copies of documents confirming payment of penalties, if applicable.

9.2.

This Preliminary Agreement may be early terminated at the initiative of either Party in court on the grounds specified by the current Laws of the Russian Federation, as well as unilaterally out of court in cases mentioned in Clauses 9.12, 9.13 of the Preliminary Agreement. No repudiation of the Preliminary Agreement on any grounds other than those specified in Clauses 9.12, 9.13 of the Preliminary Agreement shall be permitted.

9.2.1.

(a) if the Lessor withdraws from the Preliminary Agreement for the reasons mentioned in Clause 9.13 the Preliminary Agreement, the Lessor may request payment from the Lessee, and the Lessee is obliged to pay an exclusive penalty in the amount equivalent to the sum of the Basic Lease Payment, Operating Expenses and Parking Fees payable for eighteen (18) months of the Lease Period, calculated for all the Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement and the Lease Agreement, at the rates of the first year of the Lease Period, excluding VAT. The penalty under this clause shall be paid within thirty (30) Business Days upon receipt by the Lessee of the relevant Lessor’s claim.

(b) The Parties agree that if the Lessee expresses its refusal to sign the Certificate of Transfer for Actual Use / to accept the Premises for actual use or lease / to sign / enter into the Lease Agreement and/or Supplementary Agreement to the Lease Agreement and/or the Acceptance Certificate for reasons not expressly specified in the Preliminary Agreement, inter alia, on grounds related to the loss of the Lessee’s interest in the agreement/ its execution/ leasable property, in particular, when it is allowed under the provisions of the Laws, the Lessee shall pay a fee to the Lessor for repudiation of the agreement (Clause 3 of Article 310 of the Civil Code of the Russian Federation) in the amount equivalent to the sum of the Basic Lease Payment, Operating Expenses and Parking Fees payable for eighteen (18) months of the Lease Period for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement and Lease Agreement at the rates of the first year Lease Period excluding VAT. The said amount shall be paid within thirty (30) Business Days upon receipt by the Lessee of the relevant Lessor’s claim. The payment of this amount (fee for exercise of the right to unilaterally repudiate / withdraw from the agreement) shall be credited towards the liability limit stipulated in Clause 12.2 of the Preliminary Agreement and shall reduce the same.

For the avoidance of doubt, the Parties hereby confirm that the Lessor may not concurrently request that the Lessee pays the penalty specified in Clause 9.2.1 of the Preliminary Agreement and the fee for repudiation of the agreement provided for in Clause 9.2.2 of the Preliminary Agreement.

The Parties hereby confirm that the amount of the penalty specified in Subclause 9.2.1 (a) as well as the repudiation fee specified in Subclause 9.2.1 (b) is reasonable, proportionate and determined by the Parties on the basis of the Lessor’s costs for special improvements, taking into account that the Building is being constructed by the Lessor exclusively for the Lessee according to its Terms of Reference (Appendix 3 to the Preliminary Agreement), inter alia, to locate the Lessee’s specific process equipment therein, and thus is unique.

9.2.2.

if the Lessee withdraws from the Preliminary Agreement for the reasons mentioned in Clause 9.12 ((a), (b), (c)) of the Preliminary Agreement, the Lessee may request payment from the Lessor, and the Lessor is obliged to pay an exclusive penalty in the amount equivalent to the sum of the Basic Lease Payment, Operating Expenses and Parking Fees payable for eighteen (18) months of the Lease Period, calculated for all the Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement and the Lease Agreement, at the rates of the first year of the Lease Period, excluding VAT. The penalty under this clause shall be paid within thirty (30) Business Days upon receipt by the Lessor of the relevant Lessee’s claim. The Parties hereby confirm that the amount of penalty specified in Clause 9.2.2 of the Preliminary Agreement is reasonable and determined by the Parties taking into account that the Lessee bears expenses for purchasing the equipment, employing and training the staff, preparing the documentation, preparing the Premises and other expenses for ensuring readiness to start business in, and solely in the Premises that are constructed in accordance with the unique Terms of Reference (Appendix 3 to the Preliminary Agreement).

9.3.

If the Preliminary Agreement is terminated or cancelled (regardless of the grounds for termination or cancellation) and the Lease Agreement is not signed, the Lessee shall vacate the Premises that are accessed by the Lessee or that are used by the Lessee under the Certificate of Transfer for Actual Use and shall return them to the Lessor on the expiry date of four (4) months from the date of the Preliminary Agreement termination under a return certificate to be signed by the both Parties. At the same time, if the Preliminary Agreement is terminated due to circumstances within the Lessee’s control, the Lessee undertakes to pay the Actual Use Fee to the Lessor in the full amount specified in Clause 6.2 of the Preliminary Agreement during the specified four (4) months’ period (and performance of the obligation to pay the same is also secured by the Bank Guarantee and Security Payment).

In the event of ungrounded refusal of either Party to sign the relevant return certificate within three (3) calendar days from the date when the return certificate should have been signed, the return certificate signed by one of the Parties shall be deemed duly signed (approved) by the both Parties on the date coming upon expiration of three (3) calendar days from the date when the return certificate should have been signed and such date shall be deemed the date of the Premises return.

The Premises shall be returned to the Lessor in the original state, in which they were on the relevant Access Date, but subject to natural wear and tear and subsequent works performed by the Lessor in the Premises following such date.

The Lessee shall remove any property owned by the Lessee and/or third parties engaged by the Lessee from the Premises and other parts of the Warehouse Complex.

If the Lessee fails to perform the obligations mentioned in the previous two paragraphs of this clause, the Lessee shall be obliged to reimburse the Lessor for the amount of expenses incurred for bringing the Premises / Warehouse Complex territory into the state stipulated by this clause. At the same time, the Parties agree that the said amount of expenses may be recovered by the Lessor by submitting a claim under the Bank Guarantee or by withholding from the Security Payment in the amount not exceeding sixty-five million (65,000,000) Rubles excluding VAT; and if the Lessor’s expenses exceed the said amount, the Lessor may file a claim for their payment in an amount exceeding the amount specified in this paragraph (or in a larger amount, if the amount available to the Lessor under the Bank Guarantee/Security Payment is insufficient) directly to the Lessee.

If on the date of the Premises return under this clause the Lessee fails to remove the removable improvements or other Lessee’s property from the Premises or other parts of the Warehouse Complex, the Lessor will have the right to dispose of the property left by the Lessee in the Premises or other part of the Warehouse Complex at its own discretion and will not be liable for the safety thereof. This condition shall not apply, if the Parties have reached a written agreement to the contrary.

The Lessor may suspend (terminate) access of the Lessee (including employees, contractors, subcontractors, representatives, sublessees and any visitors of the Lessee) to the Buildings / Premises (to the Warehouse Complex territory) in the following cases:

•	the Lessee evades from return of the Premises to the Lessor in the manner prescribed by the Preliminary Agreement;

•

the Lessor refuses to perform the Preliminary Agreement on the grounds specified in Clause 9.13( b) and provided that the Lessor, at any appropriate time while the Lessee remains at the Premises, has no security for the Lessee’s obligations in the form of either the Bank Guarantee or Security Payment for the Total Security Amount (once such security has been provided in the required amount, access is restored immediately before the end of the period mentioned in the first paragraph of this clause).

9.4.

Irrespective of other remedies and grounds of protection under the Preliminary Agreement, the Lessor will be entitled to recover a penalty from the Lessee in the following cases and at the following rates:

9.4.1.

(a) impossibility to sign any Access Certificate to the respective Premises on the target Access Date specified in Clause 4.1 of the Preliminary Agreement due to the fact that there are any grounds for the Extension Period to come into effect and the time limits of granting Access to the respective Premises have not been met due to the circumstances specified in Subclauses (a) (if such circumstances depend on the Lessee), or (b), or (c), or (d) of Clause 3.3 of the Preliminary Agreement:

•

in the amount equivalent to the daily amount of the Access Fee as defined in Clause 6.1 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Access Certificate has not been signed, for each day starting from the sixth (6) day following the day when the respective Access Certificate should have been signed under the conditions of the Preliminary Agreement, i.e. should the access time limits to the respective Premises have not been postponed (namely: on the target Access Date specified in Clause 4.1 of the Preliminary Agreement), and to the end date of the Extension Period inclusive or to the date of signing the Access Certificate, whichever is earlier.

(b) the Lessee’s failure to appear to sign the Access Certificate / the Lessee’s evasion / ungrounded refusal to sign the Access Certificate:

•

in the amount equivalent to the daily amount of the Access Fee as defined in Clause 6.1 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Access Certificate has not been signed, for each day starting from the time when the respective Access Certificate should have been signed under the conditions of the Preliminary Agreement and to the fifth day of the violation stipulated in this subclause inclusive or to the date of signing the Access Certificate in respect of the relevant Premises, whichever is earlier.

•

starting from the sixth day of the violation stipulated in this subclause to the date of signing the Access Certificate in respect of the relevant Premises, in the amount calculated under the following formula: X + X * 0.05% for each day, where:

X is equivalent to the daily amount of the Access Fee as defined in Clause 6.1 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Access Certificate has not been signed;

* means the mathematical sign of multiplication.

For the avoidance of doubt, the penalties under Subclauses (a) and (b) of this Clause 9.4.1 shall not be added up, i.e. shall not be charged simultaneously for the same period of time.

9.4.2.

(a) impossibility to sign any Certificate of Transfer for Actual Use on the target Date of Transfer for Use specified in Clause 3.2 of the Preliminary Agreement, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, impossibility to sign the Acceptance Certificate on Target Date 2 due to the fact that there are any grounds for the Extension Period to come into effect and the time limits of commissioning the respective Premises and transfer of the Premises to the Lessee for actual use/lease have not been met due to the circumstances specified in Subclauses (a) (if such circumstances depend on the Lessee), (b) or (c), or (d) of Clause 3.3 of the Preliminary Agreement:

•

in the amount equivalent to the daily amount of the Actual Use Fee as defined in Clause 6.2 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Certificate of Transfer for Actual Use/Acceptance Certificate has not been signed, for each day starting from the sixth (6) day following the day when the respective Certificate of Transfer for Actual Use (and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, the Acceptance Certificate) should have been signed under the conditions of the Preliminary Agreement, i.e. should the time limits of commissioning and transfer of the respective Premises have not been postponed (namely: on the target Date of Transfer for Use specified in Clause 3.2 of the Preliminary Agreement, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement: to Target Date 2), and to the end date of the Extension Period inclusive or to the date of signing the Certificate of Transfer for Actual Use/Acceptance Certificate, whichever is earlier;

(b) the Lessee’s failure to appear to sign / the Lessee’s evasion / ungrounded refusal to sign the Certificate of Transfer for Actual Use on grounds not provided for in Clause 5.3 of the Preliminary Agreement:

•

in the amount equivalent to the daily amount of the Actual Use Fee as defined in Clause 6.2 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Certificate of Transfer for Actual Use has not been signed, for each day starting from the time when the respective Certificate of Transfer for Actual Use should have been signed under the conditions of the Preliminary Agreement and to the fifth day of the violation stipulated in this clause inclusive or to the date of signing the Certificate of Transfer for Actual Use, whichever is earlier;

•

starting from the sixth day of the violation stipulated in this clause to the date of signing the Certificate of Transfer for Actual Use in respect of the relevant Premises, in the amount calculated under the following formula:

X + X * 0.05% for each day, where:

X is equivalent to the daily amount of the Actual Use Fee as defined in Clause 6.2 of the Preliminary Agreement, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the Certificate of Transfer for Actual Use has not been signed;

* means the mathematical sign of multiplication.

For the avoidance of doubt, the penalties under Subclauses (a) and (b) of this Clause 9.4.2 shall not be added up, i.e. shall not be charged simultaneously for the same period of time.

No simultaneous charge of the penalty specified in this Clause 9.4.2 Subclauses (a) and (b) and the Actual Use Fee shall not be permitted, i.e., either the penalty specified in this clause above or the Actual Use Fee shall be payable for the same period of time.

(c) applicable in cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement (or the provisions of the sixth paragraph of Clause 5.10.1 of the Preliminary Agreement or the fourth paragraph of Clause 5.10.2 of the Preliminary Agreement): the Lessee’s failure to appear to sign / the Lessee’s evasion / refusal to sign the Lease Agreement and/or the Acceptance Certificate on grounds not stipulated in Clause 5.3 of the Preliminary Agreement:

•

in the amount equivalent to the daily amount of the Lease Payment, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for all Premises in the Building and Checkpoints, for each day starting from the time when the Lease Agreement and the Acceptance Certificate should have been signed under the conditions of the Preliminary Agreement and to the fifth day of the violation stipulated in this clause inclusive or to the date of signing the Lease Agreement and the Acceptance Certificate thereto, whichever is earlier;

starting from the sixth day of the violation specified in this Clause to the date of signing the Lease Agreement and the Acceptance Certificate thereto in respect of all Premises in the Building and Checkpoints, in the amount calculated under the following formula:

X + X * 0.05% for each day, where:

X is equivalent to the daily amount of the Lease Payment, subject to the applicable VAT rate, but without account for the Variable Part of the Lease Payment, at the rates of the first year of the Lease Period specified in the Lease Agreement, for all Premises in the Building and Checkpoints;

* means the mathematical sign of multiplication.

(b) the Lessee’s failure to appear to sign the elimination certificate for the Major Defects / the Lessee’s evasion / ungrounded refusal to sign the elimination certificate for the Major Defects (Clause 5.3 of the Preliminary Agreement):

•

in the amount equivalent to fifty percent (50%) of the daily amount of the Actual Use Fee as defined in Clause 6.2 of the Preliminary Agreement, subject to the applicable VAT rate, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the elimination certificate for the Major Defects (Clause 5.3 of the Preliminary Agreement) has not been signed, for each day starting from the time when the respective certificate should have been signed under the conditions of the Preliminary Agreement and to the fifth day of the violation stipulated in this clause inclusive or to the date of signing the elimination certificate for the Major Defects, whichever is earlier;

starting from the sixth day of the violation stipulated in this clause to the date of signing the elimination certificate for the Major Defects in respect of the relevant Premises, in the amount calculated under the following formula:

X + X * 0.05% for each day, where:

X is equivalent to fifty percent (50%) of the daily amount of the Actual Use Fee as defined in Clause 6.2 of the Preliminary Agreement, subject to the applicable VAT rate, at the rates of the first year of the Lease Period specified in the Lease Agreement, for the respective Premises for which the elimination certificate for the Major Defects has not been signed;

* means the mathematical sign of multiplication.

9.4.3.	the Lessee’s evasion / ungrounded refusal in violation of the conditions of the Preliminary Agreement to sign the Lease Agreement / Supplementary Agreement to the Lease Agreement /

Acceptance Certificate, starting from the sixth (6th) day of delay at the rate of five hundredths of a percent (0.05%) of the monthly Basic Lease Payment for all Premises subject to transfer to the Lessee hereunder, including VAT, for each day (in this case, the relevant penalty is calculated separately for each of the Premises, for which the Lease Agreement / Supplementary Agreement to the Lease Agreement / Acceptance Certificate is not signed).

For the avoidance of doubt, the penalty specified in this clause shall be applicable only in cases where the conditions on the Right to Postpone/provisions of the sixth paragraph of Clause 5.10.1 or the fourth paragraph of Clause 5.10.2 of the Preliminary Agreement do not apply; in case of the Lessee’s exercise of the Right to Postpone or application of the provisions of the sixth paragraph of Clause 5.10.1 or the fourth paragraph of Clause 5.10.2 of the Preliminary Agreement, the penalty specified in Clause 9.4.2 (c) shall apply; in any case, no simultaneous charge of the penalty under Clause 9.4.2 (c) and this Clause 9.4.3 shall be permitted.

9.4.4.

non-performance or improper performance of the obligations to provide / restore the amount of / replenish / index (whichever is applicable on the relevant date) the Security Payment, starting from the sixth (6th) day of delay, at the rate of five hundredths of a percent (0.05%) of the Security Payment or a part thereof to be provided by the Lessee at the relevant time, for each day of delay, and if the respective violation is not corrected as of the date of signing the Access Certificate / Certificate of Transfer to Actual Use / Acceptance Certificate, the Lessor may refuse to sign the relevant above mentioned Certificates, as well as the Lease Agreement / Supplementary Agreement to the Lease Agreement. Such refusal does not constitute a violation of the Lessor’s obligations under the Preliminary Agreement or the Lease Agreement;

9.4.5.

the Lessee’s violation of the payment due dates stipulated in the Preliminary Agreement, starting from the sixth (6th) day of delay at the rate of five hundredths of a percent (0.05%) of the amount, which payment was delayed / overdue, including VAT, for each day of delay;

9.4.6.

the Lessee’s violation of the time limits under Clause 4.6.4 of the Preliminary Agreement, starting from the sixth (6th) day of delay, at the rate of five hundredths of a percent (0.05%) of the monthly Basic Lease Payment for all Premises subject to transfer to the Lessee under this Preliminary Agreement, including VAT, for each day.

9.5.

The Lessor may recover the penalties listed in Clauses 9.2.1 (a), 9.4.1, 9.4.2, 9.4.3, 9.4.5, 9.4.6 of the Preliminary Agreement or the repudiation fee specified in Clause 9.2.1 (b) of the Preliminary Agreement by withholding out of the Security Payment and/or by making an appropriate claim under the Bank Guarantee subject to Clauses 7.2.7 and 7.3.5 of the Preliminary Agreement.

9.6.	The Lessee will be entitled to recover a penalty from the Lessor in the following cases and at the following rates:

9.6.1.	in case the Lessor violates the target Access Dates fixed by Clause 4.1 of the Preliminary Agreement in excess of fifteen (15) days:

•

one percent (1%) of the monthly amount of the Basic Lease Payment calculated in respect of the Premises, for which the target Access Date is violated (no Access is granted), for each day of delay, starting from the sixteenth day of delay to the sixtieth day of delay inclusive or to the date of granting Access, whichever is earlier;

•

two percent (2%) of the monthly amount of the Basic Lease Payment calculated in respect of the Premises, for which the target Access Date is violated (no Access is granted), for each day of delay, starting from the sixty-first day of delay to:

(i) the 180th day inclusive, for the Premises of Block 1, Checkpoint 1, Checkpoint 2, Premises of Block 3, Checkpoint 3 / the 120th day inclusive, for the Premises of Block 2 and the Premises of Block 4; or

(ii) in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, Check Date 1 or Check Date 2, as applicable; or

(iii) granting Access to the relevant Premises; or

(iv) termination/repudiation by the Lessee of the Preliminary Agreement, whichever is earlier.

For the avoidance of doubt, after the 180th day of delay in granting Access to the Premises of Block 1, Premises of Checkpoint 1, Premises of Checkpoint 2, Premises of Block 3, Premises of Checkpoint 3 and after the 120th day of delay in granting Access to the Premises of Block 2 and to the Premises of Block 4, respectively, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, on Check Date 1 or Check Date 2, as applicable, the penalties specified in this clause shall not be charged and paid, and the Lessee hereby waives its rights to claim payment of the penalties provided for in this clause.

9.6.2.

in case the Lessor violates the time limits for transferring the Premises of the Blocks to the Lessee for actual use (target Dates of Transfer for Use specified in Clause 3.2 of the Preliminary Agreement) in excess of fifteen (15) days, subject to the provisions of Clause 9.6.5 below:

•

one and a half percent (1.5%) of the monthly amount of the Basic Lease Payment calculated in respect of the Premises, for which the Lessor failed to perform the obligation to transfer the Premises of the relevant Block for actual use, for each day of delay, starting from the sixteenth day of delay to the sixtieth day of delay inclusive or to the date of the Lessor’s performance of the relevant obligation to transfer the Premises, whichever is earlier;

•

two percent (2%) of the monthly amount of the Basic Lease Payment calculated in respect of the Premises, for which the Lessor failed to perform the obligation to transfer the Premises of the relevant Block for actual use, for each day of delay, starting from the sixty-first day of delay to:

(i) the 120th day inclusive, for the Premises of Block 2, Premises of Block 4 / the 150th day inclusive, for the Premises of Block 1, Premises of Checkpoint 1, Premises of Checkpoint 2 / the 180th day inclusive, for the Premises of Block 3, Premises of Checkpoint 3; or

(ii) in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, Check Date 1 or Check Date 2, as applicable; or

(iii) the Lessor’s performance of the relevant obligation; or

(iv) termination/repudiation by the Lessee of the Preliminary Agreement,

whichever is earlier.

For the avoidance of doubt, after the 120th day of delay, for the Premises of Block 2 and the Premises of Block 4; after the 150th day of delay, for the Premises of Block 1, Premises of Checkpoint 1, Premises of Checkpoint 2 and after the 180th day of delay, for the Premises of Block 3, Premises of Checkpoint 3, respectively, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, on Check Date 1 or Check Date 2, as applicable, the penalties specified in this clause shall not be charged and paid, and the Lessee hereby waives its rights to claim payment of the penalties provided for in this clause.

9.6.3.

in case of ungrounded full suspension by the Lessor of the Lessee’s Works in the relevant Premises, in respect of which the Lessee has signed the Access Certificate, out of accordance with the provisions of Clause 4.7 of the Preliminary Agreement, without the Lessee’s approval, for a period in excess of ten (10) Business Days in aggregate during the period from the Access Date to the date of putting the relevant Block into operation, at the rate of one percent (1%) of the monthly amount of the Basic Lease Payment calculated in respect of the Premises of the Block, in the Premises of which the Lessee’s Works have been fully suspended, for each day, starting from the 6th day of suspension in excess of the time limit fixed in this clause. For the avoidance of doubt, suspension of the Lessee’s Works under Clause 4.7 of the Preliminary Agreement shall not serve as the basis for calculation and payment of the penalty under this Clause 9.6.3 of the Preliminary Agreement.

9.6.4.

the Lessor’s violation of the time limits fixed for return of the Security Payment by Clause 7.3.8 of the Preliminary Agreement, at the rate of five hundredths of a percent (0.05%) of the non-returned Security Payment amount for each day of delay.

9.6.5.

For the avoidance of doubt, penalties under Clauses 9.6.1 and 9.6.2 of the Preliminary Agreement shall not be added up and shall apply as follows: if there is a delay in concurrent performance of more than one of the following obligations: granting Access to the Premises in any of the Blocks/Checkpoints and transfer of the same Premises in the same Block/Checkpoint for actual use, the Lessee shall charge the penalty under Clause 9.6.1 of the Preliminary Agreement, while the penalty under Clause 9.6.2 of the Preliminary Agreement shall be charged by the Lessee and paid by the Lessor only in regard to a part of the period of delay in the Lessor’s obligation, for which the penalty under Clause 9.6.2 of the Preliminary Agreement is specified, exceeding the period of delay in the Lessor’s obligation, for which the penalty under Clause 9.6.1 is specified (i.e. charging the penalty under Clause 9.6.2 of the Preliminary Agreement starts from the day following the expiration of the following period: number of calendar days of delay in performing the Lessor’s obligation to grant Access to the relevant Premises).

9.7.

For the avoidance of doubt, the Parties confirm that the penalties provided for in Clauses 9.6.1 and 9.6.2 for delay in target Access Dates or target Dates of Transfer for Use are applied subject to the provisions of the Preliminary Agreement on extension/postponement of the relevant target dates, and in cases of such extension/postponement of the Lessor’s obligation under the Preliminary Agreement, the said penalties shall be applied only in the event of the Lessor’s delay beyond such extended time limits, and in such cases references to the target Access Dates or target Dates of Transfer for Use in Clauses 9.6.1 and 9.6.2 shall be read as references to the dates after the end of such extended periods determined subject to the provisions of the Preliminary Agreement on extension/postponement of time limits.

9.8.

If one of the Parties terminates the Lease Agreement due to a breach by the other Party of its obligations under the Lease Agreement, the Preliminary Agreement shall be automatically terminated from the date of the Lease Agreement termination. In this case, the initiating Party shall be entitled to recover penalties and other monies due to it in connection with the termination under the Lease Agreement, but shall not be entitled to recover penalties and other monies that might have been due to it in connection with the early termination by such Party of the Preliminary Agreement under this Section.

9.9.

Any amounts of sanctions (late payment interest, penalties, fines) and other payments specified in this Section shall be paid within five (5) Business Days upon receipt by one Party of a written claim from the other Party entitled to claim payment of such sanctions or payments, unless otherwise expressly provided for in the relevant clauses of the Preliminary Agreement. Payment of fines, penalties or late payment interest under the Preliminary Agreement, as well as compensation for damages, both in case of improper performance and in the event of default, shall not relieve the Lessee from performance in kind.

9.10.

If the Lessee (including any employees, representatives, contractors, subcontractors, sublessees or visitors of the Lessee) places a vehicle in the territory of the Warehouse Complex outside the Parking Slots without prior written approval of the Lessor, the Lessor will be entitled to relocate the wrongdoer’s vehicle within the territory of the Warehouse Complex and/or outside the territory of the Warehouse Complex at the expense of the Lessee.

If the Lessee’s vehicle is relocated by the Lessor outside the territory of the Warehouse Complex, the Lessor will notify the Lessee in writing or by telephone about the place to which the wrongdoer’s vehicle has been moved (evacuated). The Lessor shall not be liable for safety of the relocated vehicle. At the same time, the Lessor should act reasonably when towing the vehicle away.

The Lessee shall be obliged to reimburse the Lessor’s expenses for relocation (towing) of the vehicle mentioned in this clause within five (5) Business Days upon receipt by the Lessee of the relevant written claim of the Lessor.

9.11.

In the event of suspension / cessation / restriction of performance by the government bodies and/or local authorities of their functions (activities) during the term of the Preliminary Agreement, if the performance of such functions is necessary for the proper performance of the Lessor’s obligations under the Preliminary Agreement, the time limits fixed for the Lessor’s performance of its obligations under the Preliminary Agreement shall be considered automatically extended for an appropriate number of days equal to the period of suspension / cessation / restriction of the activities of the relevant government bodies and/or local authorities, and this shall not constitute a violation by the Lessor of the terms and conditions of the Preliminary Agreement and/or the Lessor’s evasion from entering into the Lease Agreement, and, for the avoidance of doubt, the Lessor’s liability for violation of such time limits shall arise only in case of violation of the time limits extended under the provisions of this clause. In the case mentioned in this clause, the Lessee has no rights to terminate / unilaterally repudiate the Preliminary Agreement.

9.12.

Subject to the provisions of Clause 5.10 of the Preliminary Agreement establishing the peculiarities and conditions for the exercise of this right by the Lessee, the Lessee may unilaterally repudiate the Preliminary Agreement out of court in the following cases:

(a) the Lessor’s delay in providing the Lessee with access to:

•

in the Premises of Block 1 / Premises of Checkpoint 1 / Premises of Checkpoint 2, in excess of one hundred and eighty (180) days from the target Access Date specified in Clause 4.1 of the Preliminary Agreement;

•	in the Premises of Block 2 / Premises of Block 4, in excess of one hundred and twenty (120) days from the target Access Date specified in Clause 4.1 of the Preliminary Agreement;

•	in the Premises of Block 3 / Premises of Checkpoint 3, in excess of one hundred and eighty (180) days from the target Access Date specified in Clause 4.1 of the Preliminary Agreement; or

(b) the Lessor’s delay in transferring the following to the Lessee for actual use:

•

the Premises of Block 1 / Premises of Checkpoint 1 / Premises of Checkpoint 2, in excess of one hundred and fifty (150) days from target Date of Transfer to Use 1 specified in Clause 3.2 of the Preliminary Agreement;

•	the Premises of Block 2 and the Premises of Block 4, in excess of one hundred and twenty (120) days from target Date of Transfer to Use 2 specified in Clause 3.2 of the Preliminary Agreement;

•	the Premises of Block 3 / Premises of Checkpoint 3, in excess of one hundred and eighty (180) days from target Date of Transfer to Use 3 specified in Clause 3.2 of the Preliminary Agreement; or

(c) if the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, the Lessor’s delay in performance of the obligation to lease out all Premises to the Lessee on or after Target Date 2, but in each case, provided that there were no grounds for extending/postponing the access to the Blocks and/or commissioning and/or transfer of the Blocks as provided for in the Preliminary Agreement, and, if there were such grounds, references to the target Access Dates or target Dates of Transfer for Use or Target Date 2 shall be read as references to the dates after expiration of such extended periods determined subject to the provisions of the Preliminary Agreement on extension/postponement.

In the above cases, the Lessee shall notify the Lessor of its intention to repudiate the Preliminary Agreement, at least ten (10) Business Days prior to the expected date of the Preliminary Agreement termination.

9.13.	The Lessor may unilaterally repudiate this Preliminary Agreement out of court in the following cases:

(a) the Lessee delays making any payment towards the Access Fee, including the Reduced Access Fee, and/or Actual Use Fee, including the Reduced Actual Use Fee, and/or making the Security Payment and/or submitting the Bank Guarantee, in excess of one hundred and eighty (180) days; or

(b) the Lessee evades from signing the Certificate of Transfer for Actual Use / Lease Agreement / Supplementary Agreement to the Lease Agreement / Acceptance Certificate in excess of one hundred and eighty (180) days.

In the above cases, the Lessor shall notify the Lessee of its intention to repudiate the Preliminary Agreement at least ten (10) Business Days prior to the expected date of the Preliminary Agreement termination.

10.	FORCE MAJEURE

10.1.

Each of the Parties shall be released from liability for full or partial failure to perform its obligations under the Preliminary Agreement, if such failure has been caused by Force Majeure Events having occurred after signing the Preliminary Agreement. The release of liability refers only to the obligation, duly performance of which has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

10.2.	The Parties referring to the Force Majeure Events shall notify the other Party thereof in writing immediately after occurrence of such events with supporting documents attached.

10.3.

In case the Force Majeure Events last in excess of three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last in excess of three (3) months, the Parties undertake to start negotiations and amend the Preliminary Agreement as required for the Parties to continue performance of the obligations under the Preliminary Agreement as close as possible to the initial intentions of the Parties.

11.	NOTICES

11.1.

Any notices, approvals, consents, claims, authorizations or other communications in connection with the Preliminary Agreement, except for notices, approvals, consents, claims, authorizations or other communications as specified in Clause 3.1 of the Preliminary Agreement, shall be made in writing and shall be delivered by (a) a registered letter with declared value, return receipt requested and a list of enclosures, or (b) by a telegram, or (c) by courier service / courier to the Party’s addresses given in Clause 11.2 of the Preliminary Agreement, and for each case specified in Subclauses (a) and (b) above, with a mandatory simultaneous sending a respective notice, approval, consent, claim, authorization or other communication to all e-mail addresses stated in Clause 11.2 of the Preliminary Agreement (or to other addresses, of the change in which one Party has notified the other Party).

11.2.	The Parties’ mailing addresses:

The Lessor: Orientir Zapad-1 LLC Original document/notice to: building 152/2, floor/premises 3/22, village of Shelepanovo, Solnechnogorsk District, Moscow Region, 141533	The Lessee: Internet Solutions LLC Original document/notice to: 10, Presnenskaya nab., premises I, floor 41, office 6, Moscow, 123112

11.3.

The relevant notice, approval, consent, claim, authorization or other communication mentioned in Clause 11.1 of the Preliminary Agreement will be deemed to have been received on the date of its actual delivery (actual service) in the procedure set out in Clause 11.1 of the Preliminary Agreement, but provided that the said notice, approval, consent, claim, authorization or other communication has also been delivered to the Party to all e-mail addresses listed in Clause 11.2 of the Preliminary Agreement (or to other addresses, of the change in which one Party has notified the other Party) not later than the actual delivery date.

However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that the correspondence was not delivered to the receiving Party for any other reason, or that such Party (its employees) refused to accept the correspondence will be considered a proper acknowledgement of service of the mailed correspondence to such Party, but also only provided that the relevant correspondence has been delivered to all e-mail addresses listed in Clause 11.2 of the Preliminary Agreement. In any case, the consequences of legally relevant communications may not arise before the respective communication is delivered to its recipient at the address specified in the Preliminary Agreement and/or in the Unified State Register of Legal Entities, except as provided for in Clause 11.4 of the Preliminary Agreement.

11.4.

The Parties specifically stipulate that all notices, approvals, consents, claims, authorizations or other communications mentioned in Clause 3.1 of the Preliminary Agreement shall be sent by the Parties to the following email addresses (or other addresses, of the change in which one Party has notified the other Party):

The Lessor: Orientir Zapad-1 LLC E-mail addresses: …	The Lessee: Internet Solutions LLC E-mail addresses: …

The Parties hereby confirm that receipt of correspondence from any of the e-mail addresses mentioned in this clause on all matters stipulated in Clauses 3.1.1 - 3.1.3 of the Preliminary Agreement is proper and made by the authorized persons. In so doing, paper documents may not be sent.

11.5.

If the Party’s address for correspondence and/or other details mentioned in this Section 11 have changed, the Party shall promptly notify the other Party thereof in writing in the manner prescribed in Clause 11.1 of the Preliminary Agreement to the addresses given in Clause 11.2 of the Preliminary Agreement.

12.	LIMITATION OF LIABILITY

12.1.	The Party shall not be liable for or in connection with events resulting from any accident or damage, disturbance, or inconvenience to the other Party, its employees, or visitors as a result of:

(i)

any act or omission of any future or existing lessee of other premises in the Warehouse Complex (not related to the Premises hereunder) or other person occupying any part of other premises in the Warehouse Complex (not related to the Premises hereunder) (including employees of such persons), or

(ii)

any act or omission of any other third party, including government authorities, except for employees, contractors, subcontractors, suppliers of the Party concerned, for whose actions such Party is liable to the other Party under the terms of the Preliminary Agreement or the Laws, and with exception of: as regards the Lessee – sublessees or any persons admitted to or located in the Land Plot or the Premises with the Lessee’s authorization or consent; as regards the Lessor – the Management Company of the Lessor, or

(iii)

as regards the Lessor’s liability: for any loss, damage, work obstruction or interference incurred by the Lessee in the course of any repair or other engineering construction works on the utilities/distribution networks, other supply lines by an electrical power supplier/grid operator/gas supplier/gas distributor (or any person on their behalf) or other limitation of electric power/gas supply not caused by any circumstances within the Lessor’s control, provided that (in respect of electric power) timely switching to backup power sources is ensured after the respective Premises have been transferred for actual use.

12.2.

Notwithstanding the provisions of other clauses of the Preliminary Agreement, the Party’s total liability resulting from all violations under or in connection with the Preliminary Agreement (including liability in the form of indemnification for any costs, losses, damages, and payment of penalties, compensations or any other monies), and in connection with termination/repudiation of the Preliminary Agreement and/or refusal to enter into the Lease Agreement/Supplementary Agreement to the Lease Agreement, shall be limited to the amount of actual damage caused to the other Party, but in any case no more than the amount equivalent to the sum of the Basic Lease Payment, Operating Expenses and Parking Fees payable for eighteen (18) months of the Lease Period for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement and the Lease Agreement, at the rates of the first year of the Lease Period, excluding VAT.

12.3.

Under no circumstances shall either Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of conflict of this clause with other provisions of the Preliminary Agreement, the provisions of this clause shall apply.

13.	CONFIDENTIALITY

13.1.

Each of the Parties agrees not to use for any purposes unrelated to performance of the Preliminary Agreement and not to disclose to third parties the terms and conditions of the Preliminary Agreement or any other related documents, including any commercial information provided by the Parties to each other (inter alia, to representatives and consultants of the respective Party) during negotiations on entering into the Preliminary Agreement, without a prior written consent of the other Party.

13.2.	The limitations set out in Clause 13.1 of the Preliminary Agreement shall not refer to disclosing any information:

•	if such information shall be disclosed according to the applicable Laws;

•	upon request of any government authority, to the extent required according to the applicable Laws;

•	reasonably necessary in court, arbitration, administrative or other proceedings;

•	to professional advisors, auditors, banks and insurance companies of the Parties (subject to observance by the said persons of information confidentiality);

•	to persons who are members of the Party’s group of entities,

•	and also when it is necessary in order to render the Utilities and/or to perform the Operational Maintenance;

•

when it is necessary to prove the Lessor’s title or existence of encumbrances and/or other rights in respect of any part of the Warehouse Complex and/or Premises, and to prospective buyers of the Premises (their part), lenders of the Party, government authority and other competent bodies, and organizations; or

•	in accordance with Clause 14.7 of the Preliminary Agreement.

14.	MISCELLANEOUS

14.1.

This Preliminary Agreement comes into force from the date of signing and is valid until the date of signing of the Lease Agreement and the Supplementary Agreement to the Lease Agreement or, whichever is later, until the expiry date of the Preliminary Agreement, which date, including for the purposes of Clause 4 of Article 429 of the Civil Code of the Russian Federation, is recognized by the Parties as the deadline for concluding the Lease Agreement and all Supplementary Agreements to the Lease Agreement, namely: until 30 June 2023 inclusive.

14.2.	Each Party shall represent the other Party (Article 431.2 of the Civil Code of the Russian Federation) that:

14.2.1.

the Party has obtained all approvals and permits required by the constituent documents and the current Laws to enter into the Preliminary Agreement and the Lease Agreement (except for those that may be provided later under Clause 14.2.3 of the Preliminary Agreement), in faith and testimony whereof the Parties have provided each other with certified copies of relevant documents;

14.2.2.

the persons, who have signed the Preliminary Agreement for each of the Parties, are duly authorized and act in the interest of each of the Parties and in accordance with the constituent documents and the applicable Laws, in faith and testimony whereof the Parties have provided each other with certified copies of relevant documents;

14.2.3.

if entry into the Lease Agreement requires a separate consent or approval of any government authorities and/or managing bodies of the Party that could not be obtained at the time of signing the Preliminary Agreement, such consent/approval will be obtained by the Party that, according to the applicable Laws, is entitled or obliged to obtain the relevant consent/approval by the time of signing the Lease Agreement;

14.2.4.

Each of the Parties shall be obliged to notify the other Party by means of the relevant written notice of initiating the liquidation/reorganization procedure, filing a bankruptcy (insolvency) petition against such Party to the competent court, within three (3) Business Days from the date of initiating the relevant procedure/filing (receipt of information on its filing). For the purpose of performing this subclause, publication of the above information in periodicals and/or on the Internet or otherwise shall not constitute a proper performance of such obligation, and in absence of the above mentioned written notice the Party violating the obligations stipulated by this subclause shall be obliged to compensate the other Party for the damage caused by such violation, within ten (10) Business Days from the date of the appropriate request of the Party.

14.3.

The Parties hereby agree that if any of the Parties’ representations given in Clause 14.2 of the Preliminary Agreement is violated or appears to be unreliable, inaccurate or misleading, the other Party shall not be entitled to demand termination/unilateral repudiation of the Preliminary Agreement, but shall be entitled to claim only compensation of documented losses from the Party whose representation is violated or appears to be unreliable, inaccurate or misleading, in accordance with Clause 1 of Article 431.2 of the Civil Code of the Russian Federation subject to the restrictions set by the Preliminary Agreement.

14.4.	In interpreting the Preliminary Agreement, it shall be taken into account that:

14.4.1.	any obligation of the Party not to commit any action includes an obligation not to allow commission of such action;

14.4.2.

References to the Lessee’s actions, circumstances that are within the Lessee’s control or for which the Lessee is liable, or the Lessee’s violation of obligations include acts, omissions, breach of obligations or improper performance of obligations by sublessees, all of the Lessee’s employees, representatives, business partners, contractors, visitors or by any person present in the Premises or Warehouse Complex with the Lessee’s or sublessee’s authorization, but do not include acts/omissions of the Lessor/Management Company and/or their engaged persons; however, references to “circumstances that are within the Lessee’s control” for the avoidance of doubt do not include circumstances giving the Lessee any right of claim against the Lessor (including the rights to terminate/unilaterally repudiate the Preliminary Agreement) under the Preliminary Agreement or the Laws, and accordingly do not include any exercise of such rights;

14.4.3.

References to the Lessor’s actions, circumstances that are within the Lessor’s control or for which the Lessor is responsible or liable, or the Lessor’s violation of obligations include acts, omissions, breach of obligations or improper performance of obligations by the Lessor’s employees, representatives, business partners, contractors, including the Management Company, but do not include acts, omissions, breach of obligations or improper performance of obligations by the persons specified in Subclauses (i) and (iii) of Clause 12.1 of the Preliminary Agreement; however, references to “circumstances that are within the Lessor’s control” for the avoidance of doubt do not include circumstances giving the Lessor any right of claim against the Lessee (including the rights to terminate/unilaterally repudiate the Preliminary Agreement) under the Preliminary Agreement or the Laws, and accordingly do not include any exercise of such rights;

14.4.4.	if the Party’s approval or consent is required, they shall be only deemed valid if given in writing, with the exceptions as described in Clause 11.4 of the Preliminary Agreement;

14.4.5.	days shall mean calendar days;

14.4.6.	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

14.4.7.	the headings of Sections of and Appendices to the Preliminary Agreement are given for convenience only and shall not be used to interpret the contents of the Preliminary Agreement;

14.4.8.	unless the context indicates otherwise, any reference to the Section, clause or Appendix means a reference to the relevant Section, clause of or Appendix to the Preliminary Agreement;

14.4.9.	references to Russian rubles shall mean the legal currency of the Russian Federation at the appropriate time;

14.4.10.	any Lessor’s right of access or entry to the Building /on the Lessee’s Territory/Land Plot applies to all persons duly authorized by the Lessor;

14.4.11.	the term “contractor”, inter alia, includes persons who provide services under a fee-based service agreement as well as other persons actually authorized for work;

14.4.12.

except for cases expressly established by the Preliminary Agreement as a waiver of a right/its exercise, a failure by either Party to exercise any of the rights granted under the Preliminary Agreement does not constitute a waiver of that right; however, if any violation/circumstance underlying the emergence of the right (including, but not limited to, the right to unilaterally repudiate/demand termination of the Preliminary Agreement, right to claim payment of a penalty/compensation/other amount) under the Preliminary Agreement or by virtue of the Laws has been eliminated/discontinued, and prior to elimination/discontinuation of the relevant violation/circumstance such right has not been used or has been waived, the Party shall lose the relevant right and expressly waives exercise of such right on the same grounds after elimination/discontinuation of the relevant violation/circumstance, except for cases when the similar circumstances underlying the exercise of the right have occurred again;

14.4.13.

The Parties specifically agree that any losses/penalties, payment of which is stipulated in the Preliminary Agreement, or other liability measures specified in the Preliminary Agreement, and the rights granted to the Party under the Preliminary Agreement or the current Laws (including the right to unilaterally repudiate the Preliminary Agreement, right to demand termination of the Preliminary Agreement, right to claim indemnity for losses, payment of penalties or other monies, right to suspend counter-execution, etc.) in connection with any violation committed by the other Party, may be recovered/applied/exercised by such Party, except for the case when the violation occurred as a result of: (a) changes in the Laws after the Preliminary Agreement date; and/or (b) actions/omissions of government authorities and/or (c) non-performance/improper performance/violation of obligations under the Preliminary Agreement by the other Party or circumstances within such other Party’s control or for which it is liable. If the damage and/or violation caused/committed by one Party are caused by/are a direct result of the other Party’s non-performance/improper performance/violation of its obligations under the Preliminary Agreement or are caused by circumstances within such other Party’s control or for which such other Party is liable, subject to the provisions of the Preliminary Agreement, the first Party shall not be liable for such damage and/or violation;

14.4.14.	Unless otherwise expressly stated in the Preliminary Agreement, each Party shall perform its obligations at its own expense.

14.5.	The Premises shall be measured under the BOMA Standard by the Lessor with engagement of a specialized entity.

Before the Lessor completes measurements of the Premises under the BOMA Standard, any payments under the Preliminary Agreement, to be calculated with the use of the Leased Area of the Premises, shall be calculated on the basis of the approximate Premises areas specified below:

(a)	Warehouse Premises: with the approximate area of 70,991 sq. m;

(õ)	Concrete Floor Premises: with the approximate area of 40,642 sq. m;

(B)	Office Premises: with the approximate area of 13,733 sq. m;

(r)	Hazardous Goods Area Premises: with the approximate area of 5,418 sq. m;

(p)	Checkpoint Premises: with the approximate area of 1,136 sq. m.

Measurements under the BOMA Standard may be performed and their results may be transferred to the Lessee both for all Premises simultaneously and for individual Premises in stages.

After the Premises are measured under the BOMA Standard, the Lessor shall provide the Lessee with a written notice of such measurement results, which notice shall contain indications of the Leased Area of the Premises under the BOMA Standard, and, from such notice date, calculation of payments shall be based on the Leased Areas of the Premises specified in the relevant notice, but in any event NOT exceeding the values of the approximate areas of the Premises specified above by more than two percent (2%) (for calculation purposes only).

14.6.

The Parties hereby agree that, subject to the provisions of Clause 3.1 of the Preliminary Agreement, in the event of a conflict between the provisions of Appendices 2 and/or 3 to the Preliminary Agreement and the Project Documentation, the provisions of the Project Documentation shall prevail. In this case, deviations from the Terms of Reference (Appendix 3 to the Preliminary Agreement) should be agreed with the Lessee in the cases and in the manner prescribed in Clause 3.1.3 of the Preliminary Agreement.

14.7.

The Party may issue press releases and make public statements regarding the entry into and performance of the Preliminary Agreement only upon receipt of the other Party’s written consent to the text of the relevant press release or statement, in particular, the Lessor may, after issue of the press release agreed with the Lessee, post (inter alia, on a permanent basis) the information about the fact of entering into the Preliminary Agreement on the corporate website of the Lessor’s group of companies.

14.8.

If any term or condition of the Preliminary Agreement is declared by a court judgment or otherwise invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect or impair validity, legality and enforceability of the remaining terms and conditions of the Preliminary Agreement. The Parties undertake to take actions to amend, change or replace every one and all such invalid or illegal or unenforceable provisions with valid, legal and enforceable provisions, which should have an economic result as close as possible to the original intention of the Parties and should not entail any revision of the material terms and conditions of the Preliminary Agreement.

14.9.

A material change in the circumstances from which the Parties proceeded when entered into the Preliminary Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for amendment or termination of the Preliminary Agreement by either Party.

14.10.

The Parties agree that, if by the time of signing the Lease Agreement / Supplementary Agreement to the Lease Agreement the parameters of the Premises, according to the technical inventory (accounting) or cadastral documents, are changed in comparison with those specified in the Preliminary Agreement, such circumstances may not be considered as an amendment to the subject matter of the Preliminary Agreement and/or Lease Agreement and/or Supplementary Agreement to the Lease Agreement. The Parties shall make the respective necessary technical amendments to the draft Lease Agreement / draft Supplementary Agreement to the Lease Agreement before signing.

14.11.

If certain conditions of the draft Lease Agreement (including Appendices thereto) apply to the relations between the Parties hereunder, and such conditions contain references to a term, the definition of which given in Section 1 or another section of the Preliminary Agreement differs from the definition of the same term given in the draft Lease Agreement, the said conditions shall apply to the relations between the Parties, taking into account the meaning of the terms stipulated in this Preliminary Agreement.

14.12.

The Lessee hereby agrees to assignment/pledge of all the Lessor’s rights under the Preliminary Agreement to                      or any other bank or other person that provides financing to the Lessor. Notwithstanding other provisions of this Agreement, the Parties specifically stipulate that partial pledge of rights without the Lessee’s consent shall not be allowed.

14.13.	No amendments to the Preliminary Agreement shall be valid unless they are made in writing and signed by the duly authorized representatives of the Parties.

14.14.

This Preliminary Agreement contains (i) provisions that form a preliminary agreement in accordance with Article 429 of the Civil Code of the Russian Federation providing for an obligation of the Parties to enter into the Lease Agreement and Supplementary Agreements to the Lease Agreement on the terms and conditions stipulated in the Preliminary Agreement, as well as (ii) provisions regulating additional obligations of the Parties that become effective from the time of signing the Preliminary Agreement.

14.15.	This Preliminary Agreement is executed in two (2) equally valid counterparts, one (1) copy for each Party.

14.16.	This Preliminary Agreement contains the following Appendices forming an integral part hereof:

Appendix 1 Land Plot Plan;

Appendix 1.1 Land Plot Plan with protected zones;

Appendix 2 Premises Plans (layouts);

Appendix 3 Terms of Reference;

Appendix 3.1 Lessee’s Works;

Appendix 3.2 Premises Readiness as of the Access Date, including provision of access ways to the unloading area;

Appendix 4.1 Access Certificate Form;

Appendix 4.2 Form of the Certificate of Transfer for Actual Use;

Appendix 4.3 Access Clearance Certificate Form;

Appendix 5 List of Technical Information Provided by the Lessee to the Lessor as of the Preliminary Lease Agreement Date;

Appendix 6 Insurance Obligations;

Appendix 7 Major Defects;

Appendix 8 Lease Agreement Form.

15.	APPLICABLE LAW AND DISPUTE RESOLUTION

15.1.	This Preliminary Agreement shall be governed by the Laws of the Russian Federation.

15.2.

In case of any dispute between the Parties in relation to the Preliminary Agreement, the authorized representatives of the Parties shall meet within ten (10) Business Days from the date of the written request (claim) of either Party sent to the other Party, in order to resolve the dispute without recourse to a court.

15.3.

Unless any dispute is resolved under Clause 15.2 of the Preliminary Agreement within thirty (30) Business Days upon receipt of the above written request by one of the Parties, any dispute, controversy or claim arising out of or in connection with the Preliminary Agreement or issues related to violation, termination or invalidity of the Preliminary Agreement shall be finally resolved by the Moscow Region Arbitrazh (Commercial) Court.

16.	DETAILS AND SIGNATURES OF THE PARTIES

The Lessor:

Orientir Zapad-1 LLC

OGRN 1185007014170

INN/KPP 5044113917/504401001

Location address: building 152/2, floor/premises 3/22, village of Shelepanovo, Solnechnogorsk District, Moscow Region, 141533

The Lessee: Internet Solutions LLC OGRN 1027739244741 INN/KPP 7704217370 /997750001 Location address: 10, Presnenskaya nab., premises I, 41 floor, office 6, Moscow, 123112
_/Signature/ A.I. Postnikov General Director /Seal: Orientir Zapad-1 LLC/	_/Signature/ A.A. Shulgin General Director /Seal: Internet Solutions LLC/

APPENDIX 8

LEASE AGREEMENT FORM

(given on the next page)

                       , 2021

Orientir Zapad-1 Limited Liability Company

and

Internet Solutions Limited Liability Company

LONG-TERM LEASE AGREEMENT

This Long-Term Lease Agreement is signed on                              , 2021 in Moscow, Russian Federation, by and between:

(1)

Orientir Zapad-1 Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: 17 December 2018, under Primary State Registration Number 1185007014170, INN 5044113917, KPP 504401001, with location at: building 152/2, floor/premises 3/22, village of Shelepanovo, Solnechnogorsk District, Moscow Region, 141533, represented by [●], acting under [●] (hereinafter referred to as the “Lessor”), on the one part; and

(2)

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on 24 September 2002 under Primary State Registration Number 1027739244741, INN 7704217370, KPP 997750001, with the location at: 10, Presnenskaya nab., premises I, floor 41, office 6, Moscow, 123112, represented by [●], acting under [●] (hereinafter referred to as the Lessee), for the other part;

hereinafter jointly referred to as the “Parties”, and individually as a “Party”, as to the following:

1	GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Lease Agreement have the following meaning:

“Access Certificate” has the meaning given in the Preliminary Agreement;

“Certificate of Transfer for Actual Use” has the meaning given in the Preliminary Agreement;

“Acceptance Certificate” shall mean a document (certificate) confirming the transfer of the respective Premises to the Lessee for possession and use (lease), to be signed by the Parties simultaneously with the Lease Agreement / Supplementary Agreement to the Lease Agreement in the form provided in Appendix 6 to the Lease Agreement;

“Acceptance Certificates” shall mean all or some of such certificates;

“Certificate of Delineation of Operational Responsibility” shall mean a document (certificate) dealing with delineation of operational responsibility for utilities and construction structures of the Premises, which is given in Appendix 9 to the Lease Agreement;

“Lease Payment” shall mean the sum of all payments specified in Clause 4.1 of the Lease Agreement, payable by the Lessee to the Lessor under the provisions of the Lease Agreement subject to subsequent Indexation;

“Leased Area of the Premises” shall mean the area of the leased Premises under the Lease Agreement / Supplementary Agreement to the Lease Agreement, measured and calculated according to the BOMA Standard taking into account the provisions of Clause 2.8 of the Lease Agreement, and as of the date of the Lease Agreement specified in Appendix 10 to the Lease Agreement;

“Leased Area of the Warehouse Complex” shall mean the area of the Warehouse Complex actually leased out and/or transferred to other actual use;

“Basic Lease Payment” shall mean the basic lease payment for the Premises, being a part of the Lease Payment and specified in Clause 4.1.1 of the Lease Agreement;

“Guarantor Bank” shall mean the following banking institutions agreed upon by the Parties: …;

“Bank Guarantee” shall mean an irrevocable bank payment guarantee issued by any of the Guarantor Banks in favor of the Lessor and complying in its content with Clause 4.12 of the Lease Agreement and Appendix 8 to the Lease Agreement as security for the Lessee’s performance of its obligations under or in connection with the Lease Agreement;

“Block 1” shall mean a non-residential building under cadastral number [●] with an area of [●] sq. m, beneficially owned by the Lessor, the outline of which is indicated on the Lessee’s Territory Plan; the Lessor’s rights for Block 1 are registered in the Unified State Register of Immovable Property, registration No. [●] dd. [●].

The Lessee is aware that as of the Lease Agreement date Block 1 is encumbered with a mortgage in favor of [●].

“Block 2” as of the Lease Agreement date has the meaning given in the Preliminary Agreement, subject to (if applicable as of the Lease Agreement date) signing the Certificate of Transfer for Actual Use in its respect under the Preliminary Agreement [according to Clause 2.6 of the Preliminary Agreement, in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, this term shall be subject to description with account for the actual characteristics of Block 2 as recorded in the Unified State Register of Immovable Property in the same manner as specified in the form of the Supplementary Agreement to the Lease Agreement (Appendix 11 to the Lease Agreement)];

“Block 3” as of the Lease Agreement date has the meaning given in the Preliminary Agreement, subject to (if applicable as of the Lease Agreement date) signing the Certificate of Transfer for Actual Use in its respect under the Preliminary Agreement [according to Clause 2.6 of the Preliminary Agreement, in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, this term shall be subject to description with account for the actual characteristics of Block 3 as recorded in the Unified State Register of Immovable Property in the same manner as specified in the form of the Supplementary Agreement to the Lease Agreement (Appendix 11 to the Lease Agreement)];

“Block 4” / “Hazardous Goods Area” as of the Lease Agreement date has the meaning given in the Preliminary Agreement, subject to (if applicable as of the Lease Agreement date) signing the Certificate of Transfer for Actual Use in its respect under the Preliminary Agreement [according to Clause 2.6 of the Preliminary Agreement, in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, this term shall be subject to description with account for the actual characteristics of Block 4 as recorded in the Unified State Register of Immovable Property in the same manner as specified in the form of the Supplementary Agreement to the Lease Agreement (Appendix 11 to the Lease Agreement)];

“Blocks” shall mean jointly Block 1, Block 2, Block 3, and Block 4, and the “Block” shall mean any of them;

“Indexation Date” shall mean the date determined in accordance with Clause 4.2 of the Lease Agreement;

“Lease Commencement Date” shall mean, for the relevant Block / Checkpoint, the date when the Parties sign the Acceptance Certificate for the relevant Block / Checkpoint;

“Lease Agreement” shall mean this long-term lease agreement, including all the appendices and supplementary agreements hereto;

“Lease Agreement 2” shall mean a long-term lease agreement to be entered into between the Parties in respect of other premises located in the buildings / structures to be constructed on the territory of the Warehouse Complex under Preliminary Agreement 2;

“Lessee’s Share in the Warehouse Complex” shall mean the ratio between the Leased Area of the Premises and the Leased Area of the Warehouse Complex to be determined under Appendix 10 to the Lease Agreement. As of the Lease Agreement date, the Parties agree that the Lessee’s Share in the Warehouse Complex with account of all Premises subject to transfer to the Lessee under the Preliminary

Agreement and this Lease Agreement, is eighty-five percent (85%), and for the purposes of the breakdown of the Lessee’s Share in the Warehouse Complex in regard to the Premises used under the Preliminary Agreement/Lease Agreement/Supplementary Agreement to the Lease Agreement, the respective figures are stated (have been stated) in Access Certificates/Certificates of Transfer for Actual Use under the Preliminary Agreement;

“Supplementary Agreement to the Lease Agreement” shall mean a supplementary agreement (one or more) to the Lease Agreement to be entered into under Clause 2.5 of the Preliminary Agreement and Clause 2.4 of the Lease Agreement for the purpose of changing the subject matter of the Lease Agreement, namely: to add to the leasable property the Premises of Block 2, Block 3, Block 4 and Checkpoint 3 and also of Checkpoint 1, Checkpoint 2, if applicable under Clause 2.4 of the Preliminary Agreement;

“Laws” shall mean the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Moscow Region), including any regulations: orders, directives, ordinances, rules, authorizations or instructions, including the Mandatory Rules;

“Land Plot” shall mean a land plot beneficially owned by the Lessor under cadastral number: [●], address (location) of the facility: [●], with total area of [●] sq. m;

The Lessor’s title to the Land Plot is registered in the Unified State Register of Immovable Property, registration No. [●] dd. [●] (land plot under cadastral number [●]) and registration No. [●] dd. [●] (land plot under cadastral number [●]).

The Lessee is aware that as of the Lease Agreement date the Land Plot is encumbered with a mortgage in favor of [●].

For the purposes of the Lease Agreement, the Land Plot also includes all other land plots that may be formed from the Land Plot by way of its division or as a result of its reallocation or other similar changes.

“Indexation” shall mean an annual automatic increase in the rates of the Basic Lease Payment, Parking Fees and Operating Expenses on the Indexation Date by the Indexation Rate;

“RF CPI” shall mean the indicator (expressed as a percentage) describing any change over time in the overall level of prices for consumer goods and services, determined according to the Consumer Price Index for goods and services in general in the Russian Federation, officially published by the Federal State Statistics Service of the Russian Federation: the indicator for December of the calendar year, preceding the year when indexation is performed (in %), to the indicator for December of the previous (in relation to such previous year of indexation) calendar year. If, later on, the name of the Consumer Price Index for goods and services in the Russian Federation is officially changed or such index is published by a government authority, other than the Federal State Statistics Service of the Russian Federation, then the term “RF CPI” (Consumer Price Index of the Russian Federation) shall be applied with account for such changes;

“Utilities” mean the following utilities: power supply, heating (during the heating period specified in Appendix 7 to the Lease Agreement), cold water supply, water disposal (sewerage);

“Checkpoint 1” shall mean a non-residential building under cadastral number [●] with an area of [●] sq. m, beneficially owned by the Lessor, the outline of which is indicated on the Lessee’s Territory Plan; the Lessor’s rights for Checkpoint 1 are registered in the Unified State Register of Immovable Property, registration No. [●] dd. [●];

The Lessee is aware that as of the Lease Agreement date Checkpoint 1 is encumbered with a mortgage in favor of [●].

“Checkpoint 2” shall mean a non-residential building under cadastral number [●] with an area of [●] sq. m, beneficially owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Checkpoint 2 are registered in the Unified State Register of Immovable Property, registration No. [●] dd. [●];

The Lessee is aware that as of the Lease Agreement date Checkpoint 2 is encumbered with a mortgage in favor of [●].

“Checkpoint 3” as of the Lease Agreement date has the meaning given in the Preliminary Agreement, subject to (if applicable as of the Lease Agreement date) signing the Certificate of Transfer for Actual Use in its respect under the Preliminary Agreement [according to Clause 2.6 of the Preliminary Agreement, in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, this term shall be subject to description with account for the actual characteristics of Checkpoint 3 as recorded in the Unified State Register of Immovable Property in the same manner as specified in the form of the Supplementary Agreement to the Lease Agreement (Appendix 11 to the Lease Agreement)];

“Checkpoints” shall mean jointly Checkpoint 1, Checkpoint 2 and Checkpoint 3;

“Common Areas” shall mean the parts of the Warehouse Complex designated by the Lessor for public use by all lessees (sublessees) or other users of the premises in the Warehouse Complex, as well as their contractors (subcontractors) and visitors, including roadways and walkways, landscaped areas, sidewalks, checkpoints.

“Permanent Improvements” shall mean improvements to the Premises that are not detachable without damaging the Premises or systems or equipment installed therein, including, but not limited to, floors, air conditioners, any decoration to the Premises, but not including partitions installed, built-in mezzanine structures, suspended ceilings, and equipment regardless of methods of their installation and fixing;

“Minor Defects” shall mean any defects or inconsistencies of the Premises with the Project Documentation that are not the Major Defects;

“VAT” means the value added tax envisaged by the Laws;

“Security Payment” shall mean a security payment specified in Clause 4.13 of the Lease Agreement that is a way to secure performance of the Lessee’s obligations under and in connection with the Lease Agreement and the Supplementary Agreement to the Lease Agreement, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation;

“Force Majeure Event” shall mean extraordinary and unavoidable events under the given conditions as defined in Clause 3 of Article 401 of the Civil Code of the Russian Federation that are understood by the Parties as a fire, flood, earthquake, other acts of God, wars, revolutions, uprisings, mass riots, terrorist acts, and nuclear explosion and consequences thereof, chemical contamination, acts of the state authorities and/or local self-government bodies. At the same time, lack of money and strikes of the defaulting Party’s employees (or those of its affiliates) may not be a Force Majeure Event;

Total Security Amount shall mean, for the purposes of both the Lease Agreement and each Supplementary Agreement to the Lease Agreement (if they are to be signed subject to Clause 5.10 of the Preliminary Agreement), the Bank Guarantee amount or the Security Payment amount, which at any time during the term of the Lease Agreement, unless otherwise expressly provided for in the Lease Agreement, shall be no less than the sum of the following amounts: (a) Basic Lease Payment, and Operating Expenses payable for three (3) months of the Lease Period for all Premises actually transferred to the Lessee under the Lease Agreement/each Supplementary Agreement to the Lease Agreement, respectively, subject to Indexation, plus VAT on such amount, and (b) Parking Fee payable for three (3) months of the Lease Period for all Parking Slots actually transferred to the Lessee under the Lease Agreement/each Supplementary Agreement to the Lease Agreement, respectively, subject to Indexation, plus VAT on such amount;

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory under the Laws, including but not limited to: technical guidance documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSNs), technological design standards (NTPs), fire safety rules (PPBs), fire safety standards (NPBs), including the requirements of project specific technical specifications (STUs), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / subject to amendments to the Laws;

“Operational Maintenance” shall mean services for the care for and maintenance of the Warehouse Complex, Premises and Land Plot, specified in Appendix 4 to the Lease Agreement;

“Operating Expenses” shall mean a component of the Lease Payment as specified in Clause 4.1.2 of the Lease Agreement;

“Office Premises” shall mean non-residential office premises in Blocks 1, 2, 3 highlighted in [●] according to the schedule given in Appendix 2 to the Lease Agreement;

“Parking Slots” shall mean areas indicated on the Lessee’s Territory Plan (Appendix 1 to the Lease Agreement) for parking no more than ninety-six (96) trucks, no more than one hundred and fifty (150) passenger cars and no more than twenty-four (24) buses; the right to use them will be granted to the Lessee under the Lease Agreement;

“Variable Part of the Lease Payment” shall mean a component of the Lease Payment, equivalent to the Utility Charges and calculated in accordance with Appendix 7 to the Lease Agreement;

“Lessee’s Territory Plan” shall mean the plan of the Lessee’s Territory, the Land Plot and the adjacent area set out in Appendix 1 to the Lease Agreement;

“Parking Fee” shall mean the fee, which is a component of the Lease Agreement, for the Lessor’s provision to the Lessee of the right to use the Parking Slots during the Lease Period, subject to Clause 2.2 of the Lease Agreement, to be determined in accordance with Clause 4.1.4 of the Lease Agreement;

“Full Replacement Cost” shall mean expenses (including expenses for hired services and payable VAT) that may occur as a consequence of the replacement of the Lessee’s Works results and/or the property of the Lessee or a third party stored or otherwise placed by the Lessee (either with the consent or by order of the Lessee) in the Premises (including goods and equipment) during the period when such replacement may be required;

“Premises” shall mean all premises to be transferred/leased out to the Lessee under the Lease Agreement / all Supplementary Agreements to the Lease Agreement;

“Concrete Floor Premises” shall mean non-residential warehousing premises located on the second and third floors of Block 2, highlighted in [●] according to the schedule given in Appendix 2 to the Lease Agreement;

“Hazardous Goods Area Premises” shall mean non-residential warehouse premises on all floors (three floors) in Block 4 highlighted in [●] according to the schedule of Block 4 given in Appendix 2 to the Lease Agreement;

Warehouse Complex Rules shall mean the Warehouse Complex Rules agreed upon by the Parties, applying to the Lessee from the time when the Parties agree upon the amendments to/ new edition of the Warehouse Complex Rules (to be certified by the Lessor’s signature and seal). The Warehouse Complex Rules may be from time to time amended by the Lessor. The Lessor shall notify the Lessee of such amendments, having agreed with the latter the amendments to / new edition of the Warehouse Complex Rules in accordance with Clause 6.2 of the Lease Agreement, at least twenty (20) Business Days prior to entry of the relevant amendments into force. The Parties agree that if the Parties agree upon the amendments to/ new edition of the Warehouse Complex Rules according to Clause 6.2 of the Lease Agreement, no signing of a supplementary agreement to the Lease Agreement for amending the Warehouse Complex Rules / approving the new edition of the Warehouse Complex Rules shall be required.

As of the Lease Agreement date, the Warehouse Complex Rules, which are attached as Appendix 12 to the Lease Agreement, shall apply;

“Preliminary Agreement” shall mean the Preliminary Lease Agreement No. 26-10-20_PLA_FF entered into on 26 October 2020 between the Parties in respect of the Premises that regulates the relations between the Parties prior to entry into the Lease Agreement and the Supplementary Agreement to the Lease Agreement;

“Preliminary Agreement 2” shall mean Preliminary Agreement No. 26-10-20_PLA_ST entered into on 26 October 2020 between the Parties in respect of other premises located in the buildings / structures to be erected on the territory of the Warehouse Complex;

“Project Documentation” shall mean the Stage P project documentation developed by the Lessor / Lessor’s contractor in accordance with Resolution No. 87 issued by the RF Government on 16.02.2008 “Concerning the composition of the project documentation sections and requirements to their content” under the Preliminary Agreement, underlying construction of the Blocks and Checkpoints on the Land Plot;

“Lessee’s Works” shall mean works performed by the Lessee (including sublessees or contractors of the Lessee/sublessee), the results of which constitute Permanent Improvements to the Premises, as well as other works that the Parties agree upon in Appendix 5 to the Lease Agreement, including: (a) installation and/or dismantling of shelves/built-in mezzanine structures and/or other equipment of the Lessee in the Premises; and/or (b) works to modify the systems and structures in the Premises; and/or (c) laying a fiber-optic and/or low-current network in the Premises; and/or (d) works to eliminate damage and harm; and/or (e) works stipulated in Clause 5.4 of the Lease Agreement. If the Lessee gains a right and/or incurs an obligation arising under the Lease Agreement to perform any works in the Warehouse Complex parts, other than the Premises, the provisions of the Lease Agreement related to the Lessee’s Works (including Appendix 5 hereto) shall apply to such works.

For the avoidance of doubt, the term “Lessee’s Works” does not include cleaning of the Premises, arrangement of furniture or office equipment, labeling of racks, fixing of posters, pictures, calendars, stands and other similar decorative or informational elements, lighting fixtures;

“Lessor’s Works” has the meaning given in the Preliminary Agreement;

“Business Day” means any day from Monday to Friday inclusive, excluding public holidays established in accordance with the Laws. If the Business Day is carried over to Saturday and/or Sunday according to a regulatory legal act, this day is considered a Business Day;

At the same time, the Parties agreed that the working time pattern at the Warehouse Complex is not limited to the Business Days;

“Permitted Use” shall mean, subject to the provisions of Clause 5.4 and Clause 5.5 of the Lease Agreement, the following uses of the Premises:

Warehouse Premises and Concrete Floor Premises, to store food and non-food products, except for the following:

•	alcoholic and alcohol-containing products, circulation of which is subject to licensing under the Laws;

•	frozen products / products requiring different temperature storage conditions not specified by the Project Documentation;

•

hazardous goods (including flammable goods, etc., any categories of goods that may be stored only in the Hazardous Goods Area, as set forth below) that may nevertheless be in the Warehouse Premises and Concrete Floor Premises (but not stored therein) only when they are unloaded and transported to Block 4 (Hazardous Goods Area) or when consignments are formed and shipped out, provided that the Lessee complies with the PUE requirements with regard to the area class specified for the Warehouse Premises and Concrete Floor Premises, namely B-Ib Area Class;

•	goods requiring special storage conditions not specified by the Project Documentation;

•	goods subject to storage in the Hazardous Goods Area (Block 4) as set forth below, with the exceptions listed in this clause above,

and for the purposes of warehouse operations (handling of goods, packing of goods and other related operations),

provided that during such use the Lessee ensures, by its own efforts and at its own expense, that the relevant Mandatory Rules, fire and sanitary safety requirements and other applicable requirements and restrictions established by the Laws are complied with in the course of its using the Premises in the form, in which they have been transferred to the Lessee, and that B1-B2 fire safety category assigned to the Warehouse Premises and Concrete Floor Premises shall be taken into account and remain inviolate;

Office Premises, to arrange for office accommodation, for administrative, housekeeping (inter alia, arrangement by the Lessee of rooms for staff to cook and have meals, in compliance with all Mandatory Rules) and sanitary purposes (inter alia, arrangement of a first aid post, sanitary facilities, changing rooms and shower rooms);

Technical Premises, to place and operate the technical equipment serving the Premises;

Checkpoints, to ensure registration and record of vehicles entering and leaving the territory of the Land Plot, and to arrange for registration of visitors, who enter the Lessee’s Premises, for administrative purposes (holding meetings to recruit personnel and employ administrative staff);

Hazardous Goods Areas Premises, for the purpose of storing the hazardous goods, the list and quantities of which are set out below:

•	rubber,

•	rubber goods, raw rubber, resins,

•	products in aerosol packaging,

•	flammable and combustible liquids,

•	liquefied hydrocarbon gases,

•	pyrotechnic household products,

•

chemically active substances and materials reacting with water or foam solution with explosion, decomposing when interacting with water or foam solution with the release of combustible gases, interacting with water with a strong exothermic effect,

•	spontaneous combustion substances,

•	poisonous and superpotent substances

Group of goods	Hazard classes as per GOST 19433- 88 Hazardous Cargo	Hazard signs	% of total storage in Block 4
Aerosols	2	Fire danger	8%
Flammable and combustible liquids (lighter fluid)	3, 4	Fire danger	27%
Paints and colors	3, 4, 6	Fire danger, toxicity	5%
Household chemicals	3, 4, 5, 6, 8	Fire danger, toxicity	61%

and other goods, provided that storage/circulation of such goods does not require any changes in the fire hazard category towards an increase in the explosive fire hazard class of the Premises specified in the Project Documentation / STU for the hazardous goods types listed above, and also to perform warehousing operations (handling of goods, packing of goods and other related operations), all the above provided that in its activities the Lessee ensures, by its own efforts and at its own expense, that the Mandatory Rules, the relevant fire and sanitary safety requirements and other applicable requirements and restrictions established by the Laws are complied with in the course of its using the Premises in the form, in which they have been transferred to the Lessee;

“Warehouse Premises” shall mean non-residential warehouse premises in Block 1, Block 3, the first floor of Block 2, highlighted in [●] according to the schedule of the Blocks, given in Appendix 2 to the Lease Agreement;

“Warehouse Complex” shall mean a logistics warehouse complex with the conventional name “ORIENTIR ZAPAD” located at: [●], which includes the Blocks and Checkpoints, as well as buildings of industrial and warehouse purposes planned for construction, other structures, and auxiliary facilities, common infrastructure facilities, etc. The Warehouse Complex is located on the following land plots (including the Land Plot): [●];

“Lease Period” shall mean the Lease Period starting for each Block / Checkpoint from the Lease Commencement Date of the respective Block / Checkpoint and ending at 11.59 p.m. [specify the date coming ten (10) years after the Parties have signed the last Certificate of Transfer for Actual Use under the Preliminary Agreement, and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, the date coming ten (10) years after the Parties have signed the Lease Agreement] (inclusive);

“Indexation Rate” shall mean an index by which the rates of the Basic Lease Payment, Parking Fees and Operating Expenses are automatically increased on an annual basis, namely: RF CPI value, but in any case at least three (3) % per year (and if the RF CPI value on the Indexation Date is less than 3%, the Indexation Rate is equal to 3%) and at most five (5) % per year (and if the RF CPI value on the Indexation Date is more than 5%, the Indexation Rate is equal to 5%).

“BOMA Standard” means Method A (Exterior Wall Methodology) of the standard for measuring floor area in industrial buildings, published by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2 – 2012);

“Certificates of Insurance” means certificates of insurance, obtained by the Lessor and/or Lessee in the performance of obligations of the Parties, stipulated by Appendix 3 (“Insurance”); the term “Certificate of Insurance” means one of these certificates;

“Insured Risks” shall mean all risks covered by property insurance within the limits of insurance against all risks, including, but not limited to, the following: risk of loss/damage as a result of fire, tornado, storm, flood, earthquake, lightning, explosion, crashes of aircrafts and other aerial vehicles as well as items dropped from them, riots, civil disorder, intentional damage, rupture or overflow of water tanks or pipelines, damage inflicted by vehicles, other events; and other risks that, in opinion of the Lessor, from time to time reasonably need to be insured, insurance of which is available in the insurance market at a reasonable price (with account for exceptions, franchises and restrictions established by insurers), subject to the provisions of Appendix 3 to the Lease Agreement;

“Major Defects” shall mean any defects of the Premises resulting from poor quality of the Lessor’s Works as listed in Appendix 14 to the Lease Agreement;

“Lessee’s Territory” shall mean the territory within the boundaries of the Land Plot marked by a [●] border on the plan (Appendix 1 to the Lease Agreement), with access control at the Checkpoints to be provided by the Lessee at its own expense and with security protection performed by the Lessee at its own expense;

“Technical Premises” shall mean non-residential premises in Blocks 1, 2, 3 and 4 as part of the Warehouse Premises, Hazardous Goods Area Premises and Office Premises with technical purpose for maintenance of the Blocks and utilities installed therein, highlighted in [●] according to the schedule given in Appendix 2 to the Lease Agreement;

“Types of Premises” shall mean each and any of the following types of Premises: Warehouse Premises, Office Premises, Technical Premises, Checkpoint Premises, Concrete Floor Premises, Hazardous Goods Area Premises;

“Management Company” shall mean a company engaged by the Lessor to manage and operate the Warehouse Complex, inter alia, to arrange for the Operational Maintenance.

2	SUBJECT MATTER OF THE LEASE AGREEMENT

2.1

On this Lease Agreement date, the Lessor shall transfer the following Premises to the Lessee for temporary possession and use (lease), and the Lessee shall accept the following Premises for temporary possession and use (lease) from the Lessor: all premises of Block 1, Checkpoint 1 and Checkpoint 2 [and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, all Premises of the Blocks and Checkpoints], for the purposes of the Permitted Use in accordance with the terms and conditions of the Lease Agreement.

[To be adjusted, if applicable, on the Lease Agreement date in accordance with the provisions of Clause 2.4 of the Preliminary Agreement]: Simultaneously with the signing of the Lease Agreement, the Parties shall sign the Acceptance Certificate in respect of the following Premises: all Premises of Block 1, Checkpoint 1 and Checkpoint 2 [and, in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, all Premises of the Blocks and Checkpoints] in the form agreed by the Parties in Appendix 6 to the Lease Agreement.

2.2	The Lessee, subject to payment of the Parking Fee as part of the Lease Payment, has the right to use the Parking Slots: [In case the Lessee exercises the Right to Postpone under Clause 5.10 of the

Preliminary Agreement, all Parking Slots shall be transferred in full by the time of signing the single Lease Agreement and the Acceptance Certificate thereto that corrects the conditions of this Clause 2.2 accordingly when signing the Lease Agreement].

a)	in quantity of sixty-six (66) Parking Slots for trucks, from the time of signing the Lease Agreement;

b)	in quantity of twenty-four (24) Parking Slots for buses, from the time of signing the first Supplementary Agreement to the Lease Agreement;

c)

in quantity of one hundred and fifty (150) Parking Slots for passenger cars and thirty (30) Parking Slots for trucks, from the time of signing the second Supplementary Agreement to the Lease Agreement.

2.3

During the entire Lease Period, provided that the Warehouse Complex Rules are complied with, the Lessee and its employees may use the Common Areas together with other Warehouse Complex users, their employees and visitors.

2.4

[The provisions of this Clause 2.4 shall not be applied in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement; in this case, the Parties shall sign a single Lease Agreement and the Acceptance Certificate thereto in respect of all Premises of the Building and the Checkpoints under Clause 2.4 of the Preliminary Agreement, in which case the terms and conditions of Clauses 2.4 - 2.7 shall be excluded from the text of the Lease Agreement with an appropriate renumbering of clauses]: In accordance with the terms and conditions of the Preliminary Lease Agreement (for the avoidance of doubt, for the purposes of Clause 4 of Article 429 of the Civil Code of the Russian Federation, the deadline for entering into Supplementary Agreement(s) to the Lease Agreement is the time limit specified in Clause 14.1 of the Preliminary Agreement), after the state registration of the Lessor’s title to Block 2, Block 3, Checkpoint 3, Hazardous Goods Area (Block 4), the Parties shall, within five (5) Business Days, sign (enter into) the Supplementary Agreement to the Lease Agreement for changing the subject matter of the Lease Agreement to include all the premises of Block 2, Block 3, Checkpoint 3 and Hazardous Goods Area (Block 4) into the subject matter of the Lease Agreement according to the form agreed by the Parties in Appendix 11 to the Lease Agreement.

At the same time, the Parties specifically stipulate that, if the Lessor’s title to all the above facilities (Block 2, Block 3, Block 4, Checkpoint 3) is not registered simultaneously, the Parties undertake to sign the Supplementary Agreement to the Lease Agreement in the form given in Appendix 11 to the Lease Agreement related to the Premises in those facilities, the title to which is going to be registered for the Lessor. With regard to the Premises in the remaining facilities, the Parties shall sign one or more subsequent Supplementary Agreements to the Lease Agreement in the same form as and when the Lessor’s title to the relevant Premises is registered, within five (5) Business Days from the date of state registration of the Lessor’s title to the respective facilities.

2.5

The Lessee’s ungrounded refusal to sign the Supplementary Agreement to the Lease Agreement shall be unacceptable and shall be considered as the Lessee’s material violation of the terms and conditions of the Lease Agreement, after the Lessor’s readdressing the Lessee.

2.6	Any amendments to the draft Supplementary Agreement to the Lease Agreement (Appendix 11 to the Lease Agreement) may be made only by mutual consent of the both Parties.

In this case, when the Parties sign the Supplementary Agreement to the Lease Agreement, the following provisions shall apply:

•

Names, location addresses, registration and bank details of the Parties (if they are changed as compared with those available on the Lease Agreement date), other information that cannot be finally determined at the time of signing the Lease Agreement or the space for which is left blank in the draft Supplementary Agreement to the Lease Agreement, shall be entered in the Supplementary Agreement to the Lease Agreement in accordance with the information available at the time of its signing in the relevant duly executed documents stipulated by the Lease Agreement and/or the Laws.

•

Details of the area and other characteristics of the Premises shall be indicated by the Lessor according to the documents of technical or cadastral registration related to the Premises and the data of the Unified State Register of Immovable Property as of the date of signing the Supplementary Agreement to the Lease Agreement.

•

If the Indexation has occurred before or on the date of signing the Supplementary Agreement to the Lease Agreement, then the Supplementary Agreement to the Lease Agreement shall specify the Lease Payment rates with account for Indexation performed as prescribed in Clause 4.2 of the Lease Agreement;

•

when there is a need in additional improvements not specified by the Terms of Reference (as Appendix 3 to the Preliminary Agreement) to be made by the Lessor at the Lessee’s initiative, the Lease Payment rates (compensation of costs or part thereof) may be reviewed by prior agreement of the Parties.

•

Other necessary amendments to the clauses and articles of the Supplementary Agreement to the Lease Agreement shall be made in accordance with the instructions contained in the draft Supplementary Agreement to the Lease Agreement in the form of comments marked out with symbols “[” and “]”; the said comments themselves are excluded from the text.

2.7

In parallel to the signing of the Supplementary Agreement to the Lease Agreement, the Parties shall sign the Acceptance Certificate in respect of the following Premises: all premises of Block 2, Block 3, Checkpoint 3 and Hazardous Goods Area in the form agreed by the Parties in Appendix 6 to the Lease Agreement.

The Lessee’s ungrounded refusal to sign the Acceptance Certificate to the Supplementary Agreement to the Lease Agreement shall be unacceptable and shall be considered as refusal to sign the Supplementary Agreement to the Lease Agreement, and this in turn shall be regarded as the Lessee’s material violation of the terms and conditions of the Lease Agreement, after the Lessor’s readdressing the Lessee.

2.8

The Parties agree that the Basic Lease Payment, Operating Expenses, Variable Part of the Lease Payment shall be calculated on the basis of the Leased Area of the Premises to be calculated under the BOMA Standard and as of the date hereof as fixed in Appendix 10 to the Lease Agreement. At the same time, the Leased Area of the Premises calculated under the BOMA Standard may not exceed the approximate area of the Premises given in Clause 14.5 of the Preliminary Agreement by more than two percent (2%).

3	LEASE PERIOD

3.1	This Lease Agreement shall be valid until the expiration of the Lease Period.

For the avoidance of doubt, the entry by the Parties into the Supplementary Agreement to the Lease Agreement shall not change the Lease Period.

3.2

The Lessee shall have the preemptive right to enter into a lease agreement for all Premises for a new term (Clause 1 of Article 621 of the Civil Code of the Russian Federation) only if the following conditions are met at the same time:

•

The Lessor shall receive a written notice from the Lessee of its intention to exercise the preferential right at least twelve (12) months prior to the expiration of the Lease Period under the effective Lease Agreement, and such written notice from the Lessee shall state the intention to exercise the preferential right regarding all Premises in total;

•

The Parties shall hold good faith negotiations, agree upon the lease terms under the new lease agreement, and sign the respective new lease agreement at least nine (9) months prior to the expiration of the Lease Period.

In case of a failure to comply with any of the provisions of this clause, the Lessee’s preferential right shall be lost.

3.3	Except for the case of entering into a new lease agreement in accordance with Clause 3.2 of the Lease Agreement, the Lessee may not use the Premises after expiration of the Lease Period.

4	LEASE PAYMENT AND SECURITY FOR OBLIGATIONS

4.1

The Lessee undertakes to pay the Lease Payment to the Lessor: for the premises of Block 1, Checkpoint 1 and Checkpoint 2, starting from the time (date) when the Parties sign the Lease Agreement, and for the premises of Block 2, Block 3, Block 4 and Checkpoint 3, starting from the time of signing the Supplementary Agreement to the Lease Agreement; such Lease Payment shall include the following:

4.1.1	The Basic Lease Payment as calculated (excluding VAT) on the Lease Agreement date shall be [the rate is specified on the basis of:

•	4,031 Rubles per 1 sq. m of the Leased Area of the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) per year;

•	3,900 Rubles per 1 sq. m of the Leased Area of the Concrete Floor Premises per year;

•	8,000 Rubles per 1 sq. m of the Leased Area of the Office Premises (including the Technical Premises as part of the Office Premises) per year;

•	8,000 Rubles per 1 sq. m of the Leased Area of the Hazardous Goods Area Premises (including the Technical Premises as part of the Hazardous Goods Area Premises) per year;

•	8,000 Rubles per 1 sq. m of the Leased Area of the Checkpoints per year.

if the Lease Agreement is signed before the Indexation Date; if the Lease Agreement is signed after the Indexation Date, the rate is indicated with account for the relevant Indexation];

4.1.2

Operating Expenses as calculated (excluding VAT) as of the Lease Agreement date – [the rate is specified on the basis of: 1,200 (one thousand two hundred) Rubles per 1 sq. m of the Leased Area of the Premises per year, if the Lease Agreement is signed before the Indexation Date; if the Lease Agreement is signed after the Indexation Date, the rate is indicated with account of the relevant Indexation];

4.1.3	the Variable Part of the Lease Payment calculated in accordance with Appendix 7 to the Lease Agreement;

4.1.4

The Parking Fee as calculated (excluding VAT) on the Lease Agreement date (taking into account the number of Parking Slots provided to the Lessee as of the respective date) shall be [the rate is specified on the basis of:

•	3,000 Rubles per month for one (1) Parking Slot for parking a passenger car;

•	8,000 Rubles per month for one (1) Parking Slot for parking a truck;

•	5,000 Rubles per month for one (1) Parking Slot for parking a bus.

if the Lease Agreement is signed before the Indexation Date; if the Lease Agreement is signed after the Indexation Date, the rate is indicated with account for the relevant Indexation].

4.2

Starting from [insert the date coming twelve (12) months after the date when the Lessor has performed the duty to transfer the first of the Blocks for actual use under the Preliminary Agreement, and in case the Lessee exercises the Right to Postpone under Clause 5. 10 hereof, the date is stated that comes upon expiration of twelve (12) months from Target Date 2 as defined in Clause 5.10 of the Preliminary

Agreement] and further on each anniversary of such date (“Indexation Date”), the rates of the Basic Lease Payment, Operating Expenses and Parking Fees shall be subject to Indexation by the Indexation Rate.

The amounts (rates) of the Basic Lease Payment, Operating Expenses and Parking Fees specified in Clause 4.1 of the Lease Agreement shall be deemed automatically changed from the respective Indexation Date and become effective for the Lessee from the date mentioned. No amendments to the Lease Agreement are required.

If, on the Indexation Date as defined in this clause above, RF CPI is not published, the rates of the Basic Lease Payment, Operating Expenses and Parking Fees are subject to 4% Indexation.

The following rules shall apply after the RF CPI publication:

(a) if the amount of the Lease Payment based on the 4% Indexation was less than the Lease Payment amount for the same period with account for the indexation calculated on the basis of the published RF CPI, the Lessee shall pay the relevant difference for the respective reporting months to the Lessor within five (5) Business Days from the date of the Lessor’s request;

(b) if the amount of the Lease Payment based on the 4% Indexation exceeded the Lease Payment amount for the same period with account for the indexation calculated on the basis of the published RF CPI, the relevant difference paid by the Lessee for the respective reporting months shall be credited against the next payment by the Lessee as payment for the Basic Lease Payment (and, if such difference exceeds the next payment, the balance of the difference shall be credited against each subsequent payment as payment for the Basic Lease Payment until full repayment thereof).

4.3	The Lessee shall pay the Lease Payment to the Lessor as follows:

4.3.1	The Basic Lease Payment, Operating Expenses and the Parking Fee shall be paid in equal monthly payments on or before the fifteenth (15th) day of the month following the month to be paid;

4.3.2

The Variable Part of the Lease Payment shall be paid monthly on or before the fifteenth (15th) day of the month following the month to be paid, provided that the Lessee receives the relevant invoice from the Lessor under Appendix 7 to the Lease Agreement.

4.4

The Basic Lease Payment, the Operating Expenses and the Parking Fee for incomplete calendar month of the Lease Period shall be calculated in proportion to the number of calendar days falling on the Lease Period in such calendar month. The daily Lease Payment (with regard to each Lease Payment component, except for the Variable Part of the Lease Payment) shall be calculated as 1/365 (or 1/366 in a leap year) of the annual amount (with account for all applicable indexations) of the respective Lease Payment component.

4.5	The payments under the Lease Agreement shall be made in Russian rubles.

4.6

The Lessee shall make payments under the Lease Agreement to the Lessor by wire transfer to the bank account specified by the Lessor in the Lease Agreement; the Lessor may change such bank account, having notified the Lessee thereof in writing in sufficient time (five (5) Business Days) prior to the relevant payment date.

4.7

The Lessor hereby confirms that it is a payer of the Value Added Tax (VAT) as of the Lease Agreement date. If the Lessor ceases to be a VAT payer, the Lessor shall be obliged to immediately notify the Lessee thereof and, upon the Lessee’s request, provide supporting documentation to the Lessee.

4.8

All payments payable by the Lessee to the Lessor in accordance with this Lease Agreement are specified excluding VAT (unless otherwise expressly provided for hereby). If, in accordance with the Laws, such payment amounts are subject to VAT or any other similar tax that replaces it or is levied in addition to it, the amount of payment shall be increased by the amount of VAT and/or other similar indirect tax (to be calculated at the rate applied for the time being).

For the avoidance of doubt, the Parties confirm that VAT is subject to charging, including, but not limited to, on the amount of the Lease Payment as well as its components and on the Security Payment amount (including any amounts of its increase and/or replenishment in case of any deductions made).

4.9

Any payment under the Lease Agreement shall be deemed to have been made by one Party and actually received by the other Party from the time the funds are credited to the respective account of the beneficiary’s bank (except for the case when the funds are returned by the beneficiary’s bank due to incorrect details of the payment recipient or for any other reason).

4.10	For the purposes of the Lease Agreement, each last calendar day of the Lease Period month or the last day of the Lease Period shall be considered the dates for the provision of lease services.

The provision of lease services with regard to the Premises by the Lessor shall be confirmed by monthly issue of invoices. The mentioned documents as well as other documents confirming the provision of services (in case such documents are stipulated by the Laws) shall be prepared within the time limits and according to the form established by the applicable Laws.

4.11	The Lessee’s obligations to make payments under the Lease Agreement may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto.

4.12	Bank Guarantee

Within seven (7) Business Days from the Lease Agreement date, the Lessee shall provide the Lessor with the original Bank Guarantee for the Total Security Amount, namely: [●] Rubles, unless the Security Payment is provided by the Lessee instead of the Bank Guarantee.

At later dates, after the Parties have signed subsequent Supplementary Agreements to the Lease Agreement, the Lessee shall provide the Lessor with the original Bank Guarantee for the amount equal to the Total Security Amount within seven (7) Business Days from the date of signing the Supplementary Agreement to the Lease Agreement.

All conditions and requirements of Appendix 8 to the Lease Agreement relevant for the Bank Guarantee shall apply to the Bank Guarantee.

4.13	Security Payment

The Lessee may pay the Security Payment at its own discretion instead of providing the Lessor with the Bank Guarantee, within the time limit fixed for providing the Bank Guarantee (Clause 4.12 of the Lease Agreement).

The Security Payment shall be provided equal to the Total Security Amount, considering the fact that only the Leased Area of the Premises with respect to which the Lease Agreement has been signed is taken into account when determining the Total Security Amount for the Security Payment as of the Lease Agreement date. Further, when each Supplementary Agreement to the Lease Agreement is signed by the Parties, the Security Payment shall be increased up to the Total Security Amount, which value is determined with account for the Leased Area of the Premises leased out under the Supplementary Agreement to the Lease Agreement. The Security Payment equal to the full Total Security Amount should be provided by the Lessee to the Lessor by the date of signing the last Supplementary Agreement to the Lease Agreement.

All conditions and requirements of Appendix 8 to the Lease Agreement relevant for the Security Payment shall apply to the Security Payment.

When the Lease Agreement is entered into, the Security Payment provided by the Lessee to the Lessor under the Preliminary Agreement shall be credited towards the Security Payment under the Lease Agreement. In so doing, that part of the Security Payment provided under the Preliminary Agreement is subject to offset, which is calculated on the basis of the Leased Area of the Premises leased out under the Lease Agreement. The remaining part of the Security Payment submitted to the Lessor under the Preliminary Agreement remains at the Lessor’s disposal under the Preliminary Agreement.

After each Supplementary Agreement to the Lease Agreement is signed by the Parties, a part of the Security Payment available to the Lessor under the Preliminary Agreement shall be credited, in its respective part, towards the Security Payment under the Supplementary Agreement to the Lease Agreement to be calculated on the basis of the Leased Area of the Premises leased out under such Supplementary Agreement to the Lease Agreement.

If the Bank Guarantee under the Lease Agreement is not provided to the Lessor in due time according to Clause 4.12 of the Lease Agreement and the amount of the Security Payment under the Preliminary Agreement available to the Lessor is insufficient for credit towards the full amount of the Security Payment to be paid under the Lease Agreement/Supplementary Agreement to the Lease Agreement, the Lessee shall, within seven (7) Business Days from the date of signing the Lease Agreement/relevant Supplementary Agreement to the Lease Agreement, pay the deficient amount of the Security Payment required to be provided under the Lease Agreement/Supplementary Agreement to the Lease Agreement.

If the amount of the Security Payment under the Preliminary Agreement exceeds the amount of the Security Payment required to be made under the Lease Agreement as of the date of signing the last Supplementary Agreement to the Lease Agreement, the Parties agree that the difference shall be refunded in the following procedure:

(a) the amount equal to 80% of the Security Payment amount, including VAT, is to be refunded within ten (10) Business Days from the date of signing the last Supplementary Agreement to the Lease Agreement by the Parties;

(b) the amount equal to 20% of the refundable Security Payment amount, including VAT, is to be refunded within four (4) months from the end date of the quarter, in which the last Supplementary Agreement to the Lease Agreement has been signed by the Parties.

4.14.

Provision by the Lessee of a security for the Lessee’s performance of its obligations under the Lease Agreement in a form of the Bank Guarantee or the Security Payment equal to the Total Guarantee Amount for the entire Lease Period shall be a material condition hereof.

5	LESSSEE’S RIGHTS

5.1

The Lessee shall be entitled to use the relevant Premises daily and round-the-clock from the date of signing the Acceptance Certificate for the respective Premises and during the entire Lease Period in accordance with the Permitted Use and the terms and conditions of the Lease Agreement.

5.2	The following rights shall be granted to the Lessee for the entire Lease Period, and they shall be exercised subject to the requirements of the Warehouse Complex Rules:

5.2.1	the right to use the Common Areas in accordance with the Warehouse Complex Rules;

5.2.2	the right to use all utilities on the Premises, provided that the Lessor has the right to relocate the same at its discretion;

5.2.3	the right to park trucks, passenger cars and buses at the Parking Slots on a round-the-clock basis, subject to the Warehouse Complex Rules;

5.2.4	the right of way to and from the Parking Slots;

5.2.5

the right to enter into a separate agreement for telecommunications services in the Premises directly with any telecom operator provided that (a) the Lessee notifies the Lessor of such a telecom operator in writing, and (b) such telecom operator removes all the cables and equipment from the Premises and Warehouse Complex in case of the Lease Agreement termination, unless otherwise agreed by the Parties in writing;

5.2.6

the right of clear passage (without undue delays or suspensions), without paying any additional charge, for commercial vehicles, usually used to bring goods to and out of warehouses, to the loading/unloading area in the Premises from the place of the Land Plot junction to the public road indicated on the plan in Appendix 1 to the Lease Agreement, with the exception of cases associated with hindrances to traffic on a public road and/or its repair / improvement and/or operation, as well as subject to the provisions of Clause 6.6.1 of the Lease Agreement.

5.3

If there is a circumstance or circumstances specified in any of Subclauses (a) - (e) below and provided that: (i) the characteristics of such circumstance(s) fully comply with the set of features inherent in its/their composition as specified for each of such circumstances in Subclauses (a) - (e), respectively (i.e. if any feature of such circumstance is unavailable, such circumstance gives no rise to the Lessee’s right to reduce the amount of the Lease Payment), and (ii) occurrence of such circumstance(s) is unrelated to any events within the Lessee’s control, the Lessee may, only in the cases set forth below and only as provided in this clause, pay the Lease Payment in the reduced amount as set forth below, and this shall be deemed to be a full indemnity for damages in connection with the circumstances provided for in this clause:

(a) if due to any circumstances within the Lessor’s control, there has been a shutdown of critical process parts of the Lessee’s equipment in excess of two (2) successive minutes, namely:

(i) the sorting machine;

(ii) any of the conveyor system elements, which has resulted in the stoppage of the conveyor;

(iii) the lift equipment in case two or more lifts in the same Block have gone out of order simultaneously,

•

The Lessee may pay the Lease Payment in a reduced amount (only the Basic Lease Payment amount is reduced), namely: (1) in cases of equipment stoppage mentioned in Subclause (i) above, by two thousand (2,000) Rubles for each minute of work stoppage; (2) in cases of equipment stoppage specified in Subclauses (ii) and (iii) above, by one thousand (1,000) Rubles for each minute of the work stoppage, – in all cases starting from the third (3rd) minute of the work stoppage and up to the time when the Lessor eliminates the relevant circumstance within its control, which is the reason for such stoppage; but the amount of the Lease Payment reduction for each day in any case shall not exceed one hundred percent (100%) of the daily amount of the Basic Lease Payment;

(b) if the Permitted Use of the Warehouse Premises in the scope exceeding 15% of the Leased Area of the Warehouse Premises and/or the Permitted Use of the Concrete Floor Premises in the scope exceeding 15% of the Leased Area of the Concrete Floor Premises is impossible due to any circumstances within the Lessor’s control, the Lessee may pay the Lease Payment in a reduced amount (the Basic Lease Payment amount is reduced only) by two thousand (2,000) Rubles for each minute of the Permitted Use impossibility starting from the third (3rd) minute and up to the time when the Lessor eliminates the relevant circumstance within its control, which is the reason for such impossibility of the Permitted Use, but in any case the amount of the Lease Payment reduction for each day shall not exceed one hundred percent (100%) of the daily amount of the Basic Lease Payment;

(c) in case of complete stoppage of power supply to any Block in excess of thirty (30) minutes a day, due to circumstances within the Lessor’s control, the Lessee may pay the Lease Payment in the reduced amount for the Premises in the respective Block, where the relevant circumstance occurred, namely, only the Basic Lease Payment amount is reduced by one hundred percent (100%) of the daily amount of the Basic Lease Payment for the Premises in the respective Block for such day;

(d) in case of complete stoppage of water supply to and/or disposal from any Block due to circumstances within the Lessor’s control, and/or in case of complete stoppage of ventilation in any Block due to circumstances within the Lessor’s control, and/or in case of complete stoppage of air conditioning (outside the heating season) or heating of any Block in winter (in the heating season) due to circumstances within the Lessor’s control in excess of six (6) hours a day, the Lessee may pay the Lease Payment in the reduced amount for the Premises in the respective Block, where the relevant circumstance occurred, namely, only the Basic Lease Payment amount for the Premises in the respective Block is reduced by six hundred and sixty-six (666) Rubles for each minute of complete absence of the respective service supply to the Premises and to its supply resumption by any method (inter alia, by alternative method of resuming the resource supply, which is considered to be proper elimination of the above circumstances), but at the same time, in any case, the amount of reduction in the Lease Payment for the Premises of the respective Block for each day shall not exceed one hundred percent (100%) of the daily amount of the Basic Lease Payment for the Premises in the respective Block;

(e) if within the boundaries of the Land Plot after its junction to the public road specified in the plan in Appendix 1 to this Lease Agreement:

(i) there is no free access of trucks to the Block unloading area, the Lessee may pay the Lease Payment in a reduced amount (only the Basic Lease Payment amount is reduced) by two thousand (2000) Rubles for each minute of the absent access, starting from the third (3rd) minute and up to the time of resuming the access (inter alia, by providing an alternative access, which is considered to be proper elimination of this circumstance), but in any case the amount of reduction in the Lease Payment for each day shall not exceed one hundred percent (100%) of the daily amount of the Basic Lease Payment;

(ii) access is unavailable to more than twenty percent (20%) of the total number of dock gates of any Block in excess of six (6) hours a day, the Lessee may pay a reduced amount of the Lease Payment for the Premises in the respective Block, to the dock gates of which there is no access, namely, only the amount of the Basic Lease Payment for the Premises in the respective Block is reduced by six hundred and sixty-six (666) Rubles for each minute and up to the time of resuming the access (inter alia, by providing an alternative access), which is considered to be proper elimination of this circumstance), but at the same time, in any case, the amount of reduction in the Lease Payment for the Premises in the respective Block for every day shall not exceed one hundred percent (100%) of the daily amount of the Basic Lease Payment for the Premises in the respective Block.

In the cases specified in Subclauses (a) - (e) of this clause, the Lessee shall be entitled to pay the Lease Payment in the reduced amount (only the Basic Lease Payment amount is reduced) until elimination (inter alia, by providing alternative arrangements as specified above) by the Lessor of the relevant circumstance, whereof the Lessor is required to notify the Lessee.

For the avoidance of doubt, if more than one of the circumstances specified in Subclauses (a) - (e) above exists at the same time during the relevant period of time, the Lessee is entitled to pay the Lease Payment in a reduced amount (only the Basic Lease Payment amount is reduced) only in connection with one of such circumstances.

The Lessee may be exempt from payment of the relevant part of the Lease Payment provided that the reasons and circumstances specified in Subclauses (a) - (e) of this clause are recorded in a certificate signed by the authorized representatives of the both Parties or executed unilaterally, if one of the Parties evades from signing the same.

If one of the Parties refuses to sign the certificate or if representatives of such Party fail to appear to sign the same within three (3) hours after such Party has been notified (including by e-mail) on the need to execute the certificate, the other Party has the right to sign such certificate unilaterally, provided that the reasons and circumstances recorded in the certificate are supported by photo/video recording and the photo/video materials are attached to the certificate and sent by one Party to the other Party (which refused to sign the certificate) within one (1) Business Day upon execution thereof.

Either Party may request that the reasons for the circumstances referred to in Subclauses (a) - (e) of this clause be verified by an independent technical expert in the procedure described in Clause 16.8 hereof. If, after the certificate has been signed by the Parties pursuant to this clause, the independent technical expert determines that the circumstances recorded in the Certificate are inconsistent with reality and/or have occurred due to the circumstances beyond the Lessor’s control or due to the circumstances within the Lessee’s control, and at the same time the Lessee made the Lease Payment in a smaller amount on the basis of this clause, the Lessor may demand, and the Lessee shall pay, within five (5) Business Days from the date of the Lessor’s claim, the amount of the respective underpayment for the entire period, during which the Lease Payment was not paid by the Lessee.

The Parties hereby confirm that the grounds/conditions specified in this clause for payment of the Lease Payment in a smaller amount are the only grounds that the Parties consider as a material deterioration in the conditions of using the Premises/state of the Premises, inter alia, for the purposes of Clause 4 of Article 614 of the Civil Code of the Russian Federation, and the consequences and action plan of the Parties for such material deterioration in the conditions of using the Premises / state of the Premises, are agreed by the Parties exclusively on the terms and conditions of this clause. Making the Lease Payment in a smaller amount/the rights to a commensurate reduction of the Lease Payment on grounds/conditions other than those stipulated in this clause shall not be allowed/applied, except for the grounds/conditions stipulated in Clause 5.6 of the Lease Agreement [Reference to Clause 5.6 of the Agreement shall be included in the Lease Agreement only in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement and subsequent signing by the Parties of the Acceptance Certificate with the Major Defects in accordance with Clause 5.4 of the Preliminary Agreement], and are hereby expressly excluded (and the Lessee waives such rights).

5.4

The Lessee may, with the prior written consent of the Lessor and provided that there is no need to adjust the Project Documentation or other permitting documents for the Blocks (STUs, etc.), arrange for special storage areas in the Blocks by its own efforts and at its own expense and bring the Premises in conformity with the fire and sanitary safety requirements, other applicable requirements and restrictions established by the Laws. For the avoidance of doubt, in this case, the Lessor shall not be liable for conformity of the Premises, altered by the Lessee, to the Permitted Use, fire and sanitary safety requirements, other applicable requirements and restrictions established by the Laws, taking into account the special storage areas arranged by the Lessee at its discretion, and the Lessee has no rights of claim to the Lessor in this part concerning the Premises altered by the Lessee (including the right to demand termination of the Lease Agreement, the right to claim indemnity for losses, payment of penalties or other monies, the right to suspend the counter-execution, to reduce the Lease Payment, etc.) in the event that it is impossible to use the Premises under the Permitted Use because the Lessee has arranged special storage areas under this clause.

5.5

The Parties agree that, if it is necessary to alter the Premises in order to bring them in line with the requirements of the changed Laws (if such changes in the Laws occur) and to ensure the possibility of their use under the Permitted Use with account for such changed requirements of the Laws, all required alterations in the Premises will be made by the Lessor at the expense of the Lessee after the amount and procedure for compensation of the relevant costs are agreed with the Lessee. The Lessee undertakes to reimburse all expenses, which the Lessor incurs for bringing the Premises in line with the requirements of the changed Laws, within ten (10) Business Days upon receipt of the Lessor’s claim accompanied with documents confirming the expenses, unless another compensation arrangement (for example, by increasing the rates of the Lease Payment) is agreed by the Parties in writing. For the avoidance of doubt, in the event of the Lessee’s refusal to reimburse the Lessor’s expenses under this clause or the Lessee’s refusal to make appropriate changes to the Premises, the Lessor shall not be liable for ensuring the possibility of the Permitted Use of the relevant Premises subject to changes in the Laws, and the Lessee shall have no rights of claim against the Lessor regarding the relevant Premises (including the right to demand termination of the Lease Agreement, the right to claim indemnity for losses, payment of penalties or other monies, the right to suspend the counter-execution, to reduce the Lease Payment, etc.) for the reason of non-compliance of these Premises with the requirements of the changed Laws.

5.6

[The Clause is to be included in the Lease Agreement only in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement and the Parties subsequently sign the Acceptance Certificate with the Major Defects under Clause 5.4 of the Preliminary Agreement]: In case of revealing any Major Defects, the Lessee may nevertheless sign the Acceptance Certificate with indication of the revealed Major Defects in the Acceptance Certificate. In this case, the Lessee will pay fifty (50) percent of the Lease Payment until the Lessor eliminates the Major Defects listed in the Acceptance Certificate. From the date of signing an elimination certificate for the Major Defects by the Parties, the Lease Payment shall be charged and paid in full amount as specified in Clause 4.1 of the Lease Agreement. The fact that the Lessor has eliminated the Major Defects shall be confirmed by a certificate to be signed by the Parties. The Lessee may not refuse to sign the elimination certificate for the Major Defects, if the Major Defects listed in the Acceptance Certificate have been eliminated by the Lessor, and such refusal shall be considered a material breach of the Lease Agreement conditions / the Lessee’s evasion from signing the elimination certificate for the Major Defects. The elimination certificate for the Major Defects shall be signed in the following procedure: the Lessor notifies the Lessee that the Premises are ready for inspection not later than five (5) Business Days before the expected date of signing the elimination certificate for the Major Defects. The Lessee shall ensure attendance of its authorized representative on the date specified in the Lessor’s notice of the Premises readiness for inspection. If the Lessee fails to ensure attendance of its representative to sign the elimination certificate for the Major Defects within the specified time limits, or otherwise evades the signing of the elimination certificate for the Major Defects, the Lessor’s obligation to eliminate the Major Defects shall be deemed performed on the date coming five (5) Business Days after the Lessor has notified the Lessee that the Premises are ready for inspection, i.e. on the date when the elimination certificate for the Major Defects should have been signed, and the Lessee will be liable in the form of paying a penalty under Clause 9.6.4 of the Lease Agreement. For the avoidance of doubt, when inspecting the Premises for the elimination of the Major Defects specified in the Acceptance Certificate, only the Major Defects listed in the relevant Certificate may be the subject of inspection/check, other defects may not serve as grounds for the Lessee to refuse to sign the elimination certificate for the Major Defects.

6	LESSEE’S OBLIGATIONS

6.1	Permitted Use

To use the Premises strictly in accordance with their Permitted Use specified in accordance with the Lease Agreement for each Type of the Premises.

6.2	Warehouse Complex Rules

The Lessee shall follow the Warehouse Complex Rules, provided that in case of any inconsistencies between the Warehouse Complex Rules and the Lease Agreement, the Lease Agreement shall prevail.

If the Lessor amends the Warehouse Complex Rules, the Lessee undertakes to approve such amendments, if they do not aggravate the Lessee’s position in comparison with the terms and conditions of this Lease Agreement, within five (5) Business Days upon receipt of the amendments/new edition of the Warehouse Complex Rules from the Lessor. No ungrounded refusal to approve the amendments shall be permitted. If the Lessor has not received a reasoned refusal to approve the amendments/new edition of the Warehouse Complex Rules from the Lessee within the time limits specified in this paragraph, such amendments shall be deemed approved by and applicable to the Lessee.

6.3	Repair, Finishing and Cleaning

6.3.1

to maintain the Premises in proper condition and ensure their current repair at its own expense; such works shall be performed with the use of colors and materials subject to prior written approval by the Lessor (in case they differ from colors and materials used earlier);

6.3.2	the Lessee shall follow the provisions of Appendix 5 to the Lease Agreement with regard to the Lessee’s Works when performing repair, maintenance, finishing or other Lessee’s Works on the Premises;

6.3.3	to keep the Premises clean and free of debris in accordance with the Warehouse Complex Rules, inter alia, to wash the inside surface of windows in the Premises as needed;

6.3.4

the Lessee shall perform other actions at its own expense, including, but not limited to, cleaning and repair of the Premises in accordance with the instructions of the authorized bodies/entities, conclusions of any inspection, check and audit, which revealed the Lessee’s violation of the safety, fire safety rules, sanitary standards or other regulations and rules established by the Laws;

6.3.5

to perform its obligations for maintaining the utilities and other systems in proper condition according to the Certificate of Delineation of Operational Responsibility (Appendix 9 to the Lease Agreement);

6.3.6

to perform, at its own expense in order to maintain the proper technical condition of the Premises, other actions that are included in the Lessee’s responsibilities under the provisions of the Lease Agreement.

6.4	Alterations

To follow the provisions of Appendix 5 to the Lease Agreement when performing any alterations. Any alterations shall be possible only after prior written consent of the Lessor.

6.5	Utilities

From the Access Date, to maintain the utilities located in the Blocks and serving the Blocks and Checkpoints clean and free from any poisonous, hazardous or harmful substances, and not to block access to them.

6.6	Fire and General Safety

6.6.1

To comply with fire safety rules and other obligations in the field of fire and other safety, required by the Laws, as well as orders and resolutions of competent government authorities/entities. The Lessee shall be liable for compliance of the results of the Lessee’s Works and the Lessee’s property on the Premises with the fire safety requirements. The Lessee shall be liable for ensuring security in the Premises, inter alia, for the work of its own security service of the Blocks and Checkpoints, as well as safety of alarm systems and other security devices and systems installed in the Premises. The Lessee’s security system at the Premises shall not restrict the Lessor’s right of access to the Premises in the cases stipulated in the Lease Agreement, or hinder its exercise by the Lessor in accordance with the Lease Agreement, and shall not adversely affect the general security system of the Warehouse Complex.

With account for the provisions of the paragraph above, the Parties confirm that liability for the proper operation of fire safety and fire fighting systems and equipment in the Premises shall be borne by the Party responsible for maintenance of the respective system under the Certificate of Delineation of Operational Responsibility.

The Parties agreed that from the date of signing the Certificate of Transfer for Actual Use under the Preliminary Agreement in relation to all / the last Checkpoint, the Lessee will independently, using the Checkpoints, perform control procedures for access to the Lessee’s Territory (including round-the-clock perimeter guarding for the Lessee’s Territory to prevent trespassing; round-the-clock control of access and exit of passenger cars and trucks to and from the Lessee’s Territory, entry and exit of the Lessee’s employees and visitors to/from this territory, round-the-clock security system monitoring and prompt response of operational services, round-the-clock control of transport traffic within the Lessee’s Territory), and the Lessee shall, by its own efforts and at its own expense, arrange for the access control system according to the procedure specified in the Warehouse Complex Rules (to avoid doubts, it is the Lessor’s responsibility to put the barriers and turnstiles at the Checkpoints). The Lessee’s security personnel shall neither restrict access of the Lessor and the Management Company to the Lessee’s Territory, into the Blocks and the Premises according to the procedure specified in the Lease Agreement, nor affect protection of the Lessor’s property in the Warehouse Complex. From the date of signing the Certificate of Transfer for Actual Use under the Preliminary Agreement in respect of all / the last of the Checkpoints (and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, from the Acceptance Certificate date), the Lessee shall arrange by itself and be liable for protection of the Lessee’s Territory, leased Premises in accordance with the Lease Agreement. After the date of signing the Certificate of Transfer for Actual Use under the Preliminary Agreement in respect of all / the last of the Checkpoints (and in case the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, from the Acceptance Certificate date), the provisions of this paragraph shall take precedence over other provisions of the Lease Agreement concerning the protection procedure and organization of the access control system.

6.6.2	Not to deliver or store in the Premises the goods inconsistent with the Permitted Use, not to violate the procedure for storing substances and objects prescribed by the Laws.

6.6.3

Due to the specifics of technical purpose of the Technical Premises, to ensure that access to such premises is granted only to persons with required qualifications, operating the equipment located in such premises. Due to the need to ensure access of the Management Company (Lessor) to the specified premises for their Operational Maintenance and prevent potential accidents and other emergencies or perform damage control, the keys to the Technical Premises shall be handed over to a dedicated employee of the Management Company (Lessor).

For safety reasons, the Lessee hereby entrusts the Management Company (or, in its absence, the Lessor) with access control in the Technical Premises. This assignment neither affects nor restricts the Lessee’s right to possess and use the Technical Premises under the Lease Agreement: the Lessee may get the keys to access the Technical Premises and use the Technical Premises at any time, however, the Lessee shall return the keys to the mentioned employee of the Management Company (Lessor) after the use of the Technical Premises. In case the Lessor (Management Company) reveals that the Lessee has replaced the keys without any approval or has not returned the keys to all the Technical Premises or their part, the Lessor (Management Company) may break open the respective Technical Premises without keys in the possession of the Lessor (Management Company) and install new locks in such premises. In this case, the Lessee shall be obliged to reimburse the Lessor’s expenses incurred as a result of lock replacement and/or the inability to gain immediate access to the Technical Premises. In this case, the Lessee shall reimburse the Lessor’s expenses within five (5) Business Days from the date when the Lessee has received the relevant written request of the Lessor.

6.7	Prohibited Use

6.7.1	not to use the Premises for any purposes contrary to the Permitted Use;

not to use the Premises in any way that causes overloading to the floors and/or floor structures of the Premises:

Warehouse Premises, Concrete Floor Premises, Hazardous Goods Area Premises, Technical Premises as part of the Warehouse Premises/Hazardous Goods Area Premises:

•

In Blocks 1 and 3, the permitted distributed load on a floor slab is not more than 6 tons per sq. m. At the same time, the point load on one pier (160x60 mm) in the 6-level mezzanine area is not more than 8 tons, and in the area of the 4-level mezzanine on a metal platform is not more than 120 tons per pier (250x250 mm) of this platform.

•	In Block 2, the permitted distributed load on the first floor slab is 8 tons per sq. m., on the second floor slab is 1.5 tons per sq. m and on the third floor slab is 1.0 ton per sq. m.

•	In Block 4, the permitted distributed load on the first floor slab is 6 tons per sq. m., on the second floor slab is 2 tons per sq. m and on the third floor slab is 2 tons per sq. m.

Office Premises, Technical Premises as part of the Office Premises:

•

distributed loads on the first floor slab and intermediate floors of administrative household premises is not more than 250 kg per sq. m, except for the server room (distributed load is 350 kg per sq. m and the point load on the area of 25 cm2 is 445 kg per sq. m).

6.8	Parking Slots

Not to use the Parking Slots for the purposes other than parking vehicles of the respective types. The Lessee shall not park vehicles outside the designated Parking Slots unless otherwise agreed with the Lessor in advance in writing.

6.9	Lessor’s Access

To provide round-the-clock access to the Premises and the Lessee’s Territory to the Lessor (and the Management Company engaged by the Lessor) accompanied by a Lessee’s representative for the following purposes:

6.9.1	to inspect and check the Premises and other parts of the Blocks;

6.9.2

to provide a possibility for potential lessees or purchasers of the Premises and/or Warehouse Complex, potential or purchasers of the Lessor’s other facilities (showing as a reference construction project) or actual or potential lenders and/or mortgagees and/or insurance companies of the Lessor;

6.9.3	to eliminate the consequences of the Lessee’s violation of its obligations under the Lease Agreement;

6.9.4

to repair, to perform Operational Maintenance, cleaning, remedial actions, defect elimination, modification, installation or connection to any utilities servicing any of the Premises, as well as to repair, maintain, modify or reconstruct any part of the Premises; and

6.9.5	to perform any other duties or to exercise any of the Lessor’s rights under the Lease Agreement;

however, the Lessor shall cause as little inconvenience and interference as possible in exercising such rights.

Except for the provisions of Clause 6.6.3 above that apply separately, and the provisions of Clause 6.9.4, for the listed purposes of which the persons designated by the Lessor in the list are provided with round-the-clock immediate access without any need to notify/agree with the Lessee, the Lessee shall provide the Lessor and/or the Management Company with access to the Premises at a reasonable time and subject to a prior notice (via e-mail) not later than one (1) day before the date of the proposed access (except for emergencies and accidents when access is provided by the Lessee without further delay).

6.10	Sign Boards

Not to place any sign boards, ads and billboards outside the Premises or sign boards inside the Premises that are visible from the outside, without the prior written consent of the Lessor.

6.11	Insurance

The Lessee shall perform its obligations set forth in Appendix 3 (“Insurance”) during the entire Lease Period.

6.12	Requirements of the Laws

To comply with the requirement of the Laws for healthcare, environmental protection and fire safety as well as sanitary-epidemiological requirements, other requirements of the Laws and instructions of the authorized bodies/entities, applicable to the activity of the Lessee and any persons authorized by the Lessee to access the Premises. To inform the Lessor within two (2) Business Days upon receipt of any notice directly related to the Premises, from any competent body/entity.

6.13	Approval from Authorized Bodies/Entities

To refrain from sending applications or obtaining any approvals from authorized bodies/entities with regard to the Premises or their use without prior written consent of the Lessor.

6.14	Sale/Lease Billboards

To give the Lessor the opportunity to place lease billboards during the last year of the Lease Period or in case of early termination of the Lease Agreement, or install sale billboards outside the Premises as the Lessor reasonably sees fit, without interfering with the core activities of the Lessee or covering the existing outdoor sign boards, information and advertising structures of the Lessee, placement of which has been approved by the Lessor.

6.15	Remediation of Damage and Violations

To be careful with the Premises and the Warehouse Complex, at its own expense remedy damage caused to the Premises or any other part of the Warehouse Complex (including the Common Areas) by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessee).

The caused damage shall be remedied by the Lessee within five (5) Business Days upon receipt of the Lessor’s notice, except in cases when remediation of such damage requires a reasonably longer period of time agreed in writing by the Parties. If the Lessee has failed to remedy the violation, the Lessor may decide that damage caused to the Common Areas and/or other parts of the Warehouse Complex located outside the Premises, shall be remedied with its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the relevant documents attached).

The Lessee shall immediately but in any case within a period of no more than three (3) Business Days inform the Lessor of any damage or destruction of the Premises or the Warehouse Complex that has become known to the Lessee.

If damaged caused by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessor) is not remedied by the Lessee, the Lessor may remedy such damage using its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the relevant documents attached).

Notwithstanding any provisions in the Lease Agreement, in case the violation of the Lease Agreement provisions by the Lessee affects the structural elements, security systems, utilities, fire control / fire fighting systems, or fire fighting equipment in the Premises, which poses a direct threat to health, life or property of any parties, the Lessor may immediately remedy such violation at the expense of the Lessee without sending any prior written request to remedy such violation to the Lessee.

The Lessee shall reimburse the Lessor for documented expenses for the remediation of the violation committed by the Lessee, within five (5) Business Days upon receipt of the respective written request from the Lessor (with the relevant documentary confirmation of such expenses attached).

6.16	Appointment of a Responsible Person

Starting from the date of signing the first Acceptance Certificate under the Lease Agreement, to appoint a person responsible for the Premises (hereinafter, the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates, except for the Acceptance Certificate for the Premises and the return certificate for the Premises, letters, minutes, protocols and other similar documents related to the Lessee’s use of the Premises / performance of the Lessee’s Works (including certificates prepared as a result of any inspections of the Premises held by the Lessor and/or Management Company), except for transactions.

A copy of a power of attorney certified by the Lessee confirming the above powers of the Lessee’s Responsible Person shall be delivered to the Lessor on the date of signing the first Acceptance Certificate under the Lease Agreement, and from the same day the Lessee shall ensure the regular attendance of the Premises by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing with provision of a power of attorney issued to the new Responsible Person.

6.17	Provision of Documents

Within fifteen (15) Business Days from the date of the Lessor’s request, the Lessee shall provide the Lessor with copies of the following documents (which may be requested by the Lessor during the term of the Lease Agreement either as a full set or as individual documents, but not more than once a quarter) certified by the signature of the authorized person of the Lessee and its corporate seal (unless otherwise specified):

•

a set of the Lessee’s constituent documents: Certificate of Incorporation, Taxpayer Identification Number Certificate, Tax Registration Reason Code Certificate, current version of the Articles of Association, effective internal documents of the Lessee as a legal entity related to the status of its management bodies (if any), the company’s resolution to appoint the sole executive body (an extract from the minutes of meeting of the management body or from the resolution of the sole member), order on appointment of the sole executive body; and

•

a set of recent audited accounting statements of the Lessee as a legal entity: audited accounting statements (balance sheet) for the last three full years (in case the company exists less than three years, the same documents shall be provided for the period from the date of its incorporation) with official confirmation of their filing with tax authorities; in case quarterly statements are filed: audited (if subject to mandatory audit) accounting statements (balance sheet) for the relevant reporting quarters, based on a cumulative total, certified by the signature of the authorized person and corporate seal; and

•

the Lessor’s decision to enter into the Lease Agreement / Supplementary Agreement to the Lease Agreement: the decision of a competent management body of the company, allowing for the entry into and performance of the Lease Agreement / Supplementary Agreement to the Lease Agreement, or, alternatively, the company’s official statement certified by the signature and seal of the person authorized by the company and confirming that the lease transaction does not require approval/consent from any management body of the company (including, but not limited to, as a major transaction and/or an interested party transaction of the company).

6.18	Other Duties

To perform other duties established by other clauses of the Lease Agreement and Appendices hereto.

7	LESSOR’S OBLIGATIONS

The Lessor shall:

7.1	Provision of the Premises

Lease out the Premises to the Lessee under the provisions of the Lease Agreement.

7.2	Quiet Enjoyment

Give the Lessee the opportunity of quiet enjoyment and round-the-clock use of the Premises in accordance with the terms and conditions of the Lease Agreement, without any interference or interruption, from the date of signing the Acceptance Certificate until the expiration of the Lease Period.

For the avoidance of doubt, the Parties confirm that, for the purposes of the Lease Agreement, the following may not be considered a restriction (imposed by the Lessor) on the Lessee’s access to the Premises and/or the Warehouse Complex territory and/or the Land Plot: (a) the need for the Lessee (including its employees, contractors/subcontractors, sublessees and any other visitors of the Lessee) to comply with the access control system (procedures) established by the Warehouse Complex Rules; or (b) Lessor’s exercise of its rights stipulated by Clause 6.15 and/or Clause 9.9 and/or Clause 9.10 of the Lease Agreement; or (c) impossibility of access to the unloading area from the junction to the public road in accordance with Appendix 1 to the Lease Agreement, due to traffic difficulties on the public road and/or performance of repair / improvement works and/or its operation.

The Parties hereby confirm that the Lessor may perform, in the Warehouse Complex territory, any works related to construction/erection of the remaining part of the Warehouse Complex (including the facilities under the Preliminary Agreement 2 / Lease Agreement 2), inter alia, to fence the construction site, to drive and accommodate construction machinery and equipment in the Land Plot /in the Lessee’s Territory (but not in the Blocks), etc., without violating the terms and conditions of the Lessee’s use of the Premises (the Permitted Use shall be available in full), as provided for in the Lease Agreement, and also without violating the possibility for the Lessee to use all, without exception, dock gates in the Blocks and to approach them in accordance with Appendix 1 to the Lease Agreement. The Lessee hereby acknowledges that it has been fully notified that such works are to be performed and that they may cause certain inconvenience to or interference with the Lessee’s business, and the Lessee also acknowledges that the inconvenience or interference is not a violation of the Lessor’s obligations under the Lease Agreement, and the Lessee shall have no right to make any claims to the Lessor in connection with the performance of such works or to cause difficulties to the Lessor in their performance, provided that such works do not interfere with the actual use of the Premises under the Permitted Use.

If, as part of any Lessee’s actions under or in connection with Preliminary Agreement 2 / Lease Agreement 2, the Lessee (a) causes difficulties to the Lessor in performing the works, or (b) causes damage to the Premises / Warehouse Complex and, as a result, the Lessor is not able to meet the time limits fixed for performance of its obligations under the Lease Agreement and/or to properly perform its obligations under the Lease Agreement, the Lessor will not be liable for the delay in performance of the relevant obligations for the period of existence of the Lessee’s violations specified in this clause and/or for the period of elimination of their consequences, as applicable, and the Lessee will have no rights arising in the event of the Lessor’s delay / non-performance under the Lease Agreement and/or the Laws, including the rights to claim payment of penalties/losses, the right to early termination of the Lease Agreement. In addition, the Lessor may, in such cases, demand that the Lessee pays a penalty in accordance with Clause 9.6.2 of the Lease Agreement.

7.3	Provision of Operational Maintenance.

Provided that the Lessee grants access to the Premises and the Lessee’s Territory to the Lessor’s representatives in accordance with Clause 6.6.3 and Clause 6.9.4 of the Lease Agreement:

7.3.1	Until the expiration of the Lease Period, the Lessor shall do whatever is necessary to ensure Operational Maintenance in accordance with Appendix 4 to the Lease Agreement;

7.3.2	The Lessor may provide Operational Maintenance either using its own resources or through the appointed Management Company that will provide such services;

7.3.3

When performing works related to Operational Maintenance, the Lessee shall comply with health and safety requirements, fire safety, environmental safety, industrial safety, electrical safety rules and other safety requirements set by the Laws as well as by orders and resolutions of a competent government authority/entity regarding the relevant type of supervision.

7.3.4	The Lessee shall be fully liable for ensuring safety when performing works related to Operational Maintenance and other works in the territory of the Warehouse Complex.

7.4	Provision of the Utilities

Until the expiration of the Lease Period, the Lessor shall ensure provision of the Utilities by appropriate suppliers and its own efforts.

Subject to the provisions of Clause 3.4 of the Preliminary Agreement, the Lessor shall ensure availability of connected electric power for the purposes of connecting the Lessee’s process equipment in the Premises in the quantity of 5.3 MW, as well as ensure availability of connected electric power for connecting all necessary consumers according to the Project Documentation, including the main utilities of the Blocks and infrastructure not related to the Lessee’s process equipment.

The Lessor also guarantees reservation of 80% of the total electric power for the Premises and infrastructure of the Warehouse Complex by arranging for availability and proper functioning of diesel generator units (DGU).

The cost of ensuring the supply and proper connection of electric power under the permanent scheme and the cost of ensuring the availability of reservation of 80% of the total electric power for the Premises and infrastructure of the Warehouse Complex are included in the Lease Payment rates and are not paid by the Lessee additionally. However, for the avoidance of doubt, the cost of consumed electric power/fuel of diesel generator units (DGU) is paid by the Lessee as part of the Variable Part of the Lease Payment.

7.5	Major Repairs

Carry out major repairs of the Premises and other parts of the Warehouse Complex.

7.6	Insurance

The Lessor shall perform its obligations set forth in Appendix 3 (“Insurance”) to the Lease Agreement.

7.7	Elimination of Defects

Minor Defects on the Premises shall be eliminated by the Lessor within thirty (30) calendar days from the time the Parties execute a certificate recording the defects provided that the Lessor and its engaged persons are granted unhindered access to the Premises / Lessee’s Territory by the Lessee for the purposes of their elimination.

The above certificate shall be executed by the Parties within five (5) Business Days from the Lessor’s receipt of the Lessee’s notice of the defects revealed. If the Lessor’s representative fails to appear for execution of the above mentioned certificate within the specified time limit, the Lessee may execute the certificate unilaterally, but with appending the certificate, as a matter of obligation, with photo and video materials recording the defects.

If the defects are not eliminated by the Lessor within thirty (30) calendar days from the date of the relevant certificate, then, provided that the Lessor and its engaged persons are granted unhindered access to the Premises / Lessee’s Territory by the Lessee for the purposes of their elimination, the Lessee may demand that the Lessor pays a penalty specified in Clause 9.7.1 of the Lease Agreement.

If the defects are not eliminated by the Lessor within sixty (60) calendar days from the date of the relevant certificate, then, provided that the Lessor and its engaged persons are granted unhindered access to the Premises / Lessee’s Territory by the Lessee for the purposes of their elimination, the Lessee may eliminate the Minor Defects by its own resources/ by resources of a contractor, with subsequent re-invoicing the costs to the Lessor. The Lessor shall compensate the Lessee for the costs of eliminating the Minor Defects by the Lessee within ten (10) Business Days after documents confirming the costs are received from the Lessee.

7.8	The Lessor shall also be liable for other obligations arising from the Lease Agreement.

8	RIGHTS AND OBLIGATIONS ASSIGNMENT AND SUBLEASE

8.1	Sublease

8.1.1

Without the Lessor’s prior written consent, the Lessee may not sublease, or otherwise transfer the Premises in whole or in part for possession or use (in particular, for free use) by any third parties.

The Lessor shall approve any sublease or provide a grounded refusal to do so within ten (10) Business Days upon receipt of the written request from the Lessee.

8.1.2

At the same time, the Parties hereby agree that in respect of the following companies, namely: Internet Logistics LLC (OGRN 1076949002261, INN 6949003359), Ozon Holding LLC (OGRN 5167746332364, INN 7743181857), O-courier LLC (OGRN 1197746546733, INN 7724489332) and Ozon Technologies LLC (OGRN 1197746313940, INN 7703475603), the Lessor’s consent to sublease of the Premises is granted in the Lease Agreement by this provision, provided that the terms and conditions of the sublease agreement with the above companies meet the requirements of Clause 8.1.4 of the Lease Agreement. Sublease in favor of such legal entities is possible subject to prior written notice to the Lessor stating the Lessee’s intention to enter into a sublease agreement with the above mentioned companies. Such notice shall be sent by the Lessee to the Lessor at least five (5) calendar days prior to the date of the proposed sublease agreement.

8.1.3

The Lessor’s consent to sublease under this Section shall be deemed granted, only if sublease agreements (or other similar agreements) impose obligations on such third parties that are identical to the Lessee’s obligations as set forth in the Lease Agreement and the terms and conditions of sublease agreements (or other similar agreements) are consistent with the conditions described below.

8.1.4	Unless otherwise agreed by the Lessor in writing prior to entering into any sublease agreement, any sublease agreement between the Lessee and a sublessee regarding any part of the Premises shall:

a)	be entered into for the term not exceeding 360 days provided that the sublease period expiry date may not be later that the Expiry Date of the Lease Period under the Lease Agreement;

b)	prohibit any subsequent sublease by the sublessee;

c)	prohibit any assignment of the sublessee’s rights and/or obligations under the sublease agreement to third parties without prior written consent of the Lessor;

d)

provide for the automatic termination of the sublease agreement and return by the sublessee of the subleased area to the Lessee at least one day before the termination (including early termination) of the Lease Agreement;

e)

provide for the lack (waiver) of sublessee’s priority rights to enter into a lease agreement for the Premises/ parts thereof, including those stipulated by Article 618 of the Civil Code of the Russian Federation; and

f)	include a provision confirming that the sublessee has studied the Lease Agreement and fully understands its provisions.

8.1.5	The Lessee shall provide the Lessor with a copy of any sublease agreement (or other similar agreement) certified by its parties, within five (5) Business Days from the time of its signing.

8.1.6

Notwithstanding the entry into any sublease agreement regarding the Premises/ parts thereof in accordance with the Lease Agreement, the Lessee shall be liable for the performance of all the Lessee’s obligations under the Lease Agreement. The Lessee shall promptly remedy any breach of the Lessee’s obligations under the Lease Agreement caused by the sublessee’s actions/omissions.

8.2	Assignment of Rights and Obligations

8.2.1

The Lessee may not assign, pledge, contribute to the authorized (share) capital or as a share contribution, and/or encumber/transfer otherwise any of its rights and/or obligations under the Lease Agreement without the Lessor’s prior written consent.

8.2.2

The Lessor may sell, pledge and otherwise dispose of its rights to the Land Plot, the Warehouse Complex/Premises (for a case of selling the Premises – only and solely as a whole), and make any transaction aimed at such alienation/pledge/other disposal, except for cases stipulated in Clause 8.2.3 below; no consent from the Lessee for such actions is required. The Lessor shall send the Lessee a written notice about the transaction made not later than in ten (10) Business Days from the transaction date.

8.2.3

Subject to the proper performance by the Lessee of its obligations hereunder, sale of the Premises to persons engaged in the core activity of trade and/or logistic operations using the following registered trademarks: … shall be allowed only with the prior consent of the Lessee.

For the avoidance of doubt, the Parties additionally confirm that in cases, other than the above, the Lessee’s consent to the sale/disposal of the Premises is not required, inter alia, the Lessor may sell all the Premises/the Land Plot without any restrictions:

•	to any persons who fail to meet the criteria specified in the first paragraph of this clause;

•

to banks, lending institutions, financial institutions, investment companies, funds (including persons that are members of the same group of persons as they are and do not perform trade and/or logistic operations under the trademarks listed in the first paragraph of this clause), including those participating in the capital of the persons set forth in the first paragraph of this clause and/or investing in their activities/financing such persons;

•

in cases of material breach by the Lessee of its obligations under this Lease Agreement, which invalidate the sale restrictions listed in the first paragraph of this clause, the Lessor may also sell the Premises, inter alia, to the persons listed in the first paragraph of this clause.

8.2.4

If a change of control occurs in regard to the Land Plot/Premises, the Lessee hereby makes arrangements for the Lessor to transfer all of the following payments received by the Lessor from the Lessee to a new lessor:

•

amounts of the Security Payment at the disposal of the Lessor, except for the amount of deductions/withholdings from the Security Payment made by the Lessor and not replenished by the Lessee (with respect to the amount of such deductions/withholdings, the Lessee agrees to replenish the Security Payment amounts to the new lessor). At the same time, the Parties confirm that, if the terms and conditions of the transaction between the Lessor and the new lessor contain, as a condition, the Lessor’s obligation to transfer the Security Payment to the new lessor, then the new lessor may not demand payment of the Security Payment in the amount, in which it should be transferred by the Lessor (but excluding the amounts of deductions/withholdings from the Security Payment made by the Lessor and not replenished by the Lessee: in respect of the amount of such deductions/withholdings, the Lessee agrees to replenish the Security Payment amounts to the new lessor);

•

the Lease Payment amount payable to the Lessor and the new lessor for the month when the change of control takes place is calculated as follows: the amount of Lease Payment for the relevant month is divided by the number of calendar days of that month. The resulting amount is multiplied by:

•	the number of days from the first day of the month to the date preceding the date of the transaction entailed the change of control (inclusive), and such amount is payable to the Lessor;

•	the number of days from the date of the transaction entailed the change of control to the last calendar day of the relevant month (inclusive), and such amount is payable to the new lessor in full.

8.2.5	The Parties shall reconcile payments and exchange reconciliation certificates within ten (10) Business Days from the novation of the Lessor’s Party under the Lease Agreement.

8.2.6

If before the first change of control event hereunder the Lessee has submitted the Bank Guarantee as a security for its obligations, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Premises) current Lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined from time to time in accordance with the provisions of Clause 4.12 of the Preliminary Agreement and Appendix 8 to the Lease Agreement, in proportion to the ratio of the Leased Area of the Premises, the rights in respect of which are transferred to a third party, to the total Leased Area of the Premises, not later than within ten (10) Business Days from the date when the Lessee has been notified of the novation of the Lessor’s Party. In case of failure to provide a new Bank Guarantee within the time limit specified in this paragraph, the Lessee undertakes to provide the Security Payment in the manner and under the conditions specified in Clause 4.13 of the Lease Agreement and Appendix 8 to the Lease Agreement.

In cases of subsequent change of control events hereunder, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Premises) current Lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined from time to time under the provisions of Clause 4.12 of the Lease Agreement and Appendix 8 to the Lease Agreement, in proportion to the ratio of the Leased Area of the Premises, the rights in respect of which are transferred to a third party, to the total Leased Area of the Premises, not later than within ten (10) Business Days from the date when the Lessee has been notified of the novation of the Lessor’s Party, provided that the Lessor or the new lessor compensates the Lessee’s expenses for reissue of the Bank Guarantee in favor of the new lessor, and if such expenses have been compensated but the new Bank Guarantee has not been provided within the time limit specified in this paragraph, the Lessee undertakes to make the Security Payment in the manner and under the conditions specified in Clause 4.13 of the Lease Agreement and Appendix 8 to the Lease Agreement.

9	LIABILITY OF THE PARTIES AND TERMINATION

9.1

If the competent authorities impose sanctions/issue improvement notices against the Lessor solely in connection with the Lessee’s activities carried out in violation of the terms and conditions of the Agreement in the Blocks, Checkpoints or other part of the Warehouse Complex/Land Plot, or due to violation by the Lessee of fire safety rules, sanitary and epidemiological requirements, other requirements/Mandatory Rules/provisions hereof in regard to the Lessee’s activities in the Blocks, Checkpoints or other part of the Warehouse Complex/Land Plot, but not due to noncompliance of the Land Plot, Building, Checkpoints, Premises with any requirements, compliance with which should be ensured by the Lessor as the developer and owner of the Blocks/Checkpoints, the Lessee shall be obliged to comply with the requirements of the relevant improvement notices by its own efforts and at its own expense and/or to reimburse the Lessor in full for all documented costs incurred in paying the relevant penalties and/or implementing the prescribed improvements no later than five (5) Business Days upon receipt of the Lessor’s written request with duly certified copies of documents confirming that the Lessor has been brought to liability for the reasons referred to in this clause / has received the improvement notices, as applicable, and copies of documents confirming payment of penalties, if applicable.

The Parties agree that, should any administrative measures (penalties) be applied by competent authorities, in particular, in the form of suspension of operations in the Blocks/Checkpoints/Warehouse Complex solely in relation to the Lessee’s activities carried out in violation of the terms and conditions of the Agreement, in the Blocks, Checkpoints or in any other part of the Warehouse Complex/Land Plot, or in relation to violation by the Lessee of fire safety regulations, sanitary and epidemiological requirements, or any other requirements/Mandatory Rules/terms and conditions hereof in relation to the Lessee’s activity in the Blocks, Checkpoints or in any other part of the Warehouse Complex/Land Plot, then this is not the Lessor’s responsibility and this neither releases the Lessee from its obligation to pay the Lease Payment, nor grant to the Lessee any right of claim against the Lessor including application of sanctions against the Lessor, claim for any consideration, termination of the Lease Agreement, etc.

9.2

This Lease Agreement may be early terminated on the initiative of either Party in court on the grounds stipulated by the current laws of the Russian Federation. Neither unilateral repudiation of the Lease Agreement nor amendment of its terms and conditions out of court by any Party for any reason shall be permitted.

9.3

If the Lessor terminates the Lease Agreement for the reasons related to the Lessee’s breach of its obligations under the Lease Agreement, the Lessor may request payment from the Lessee, and the Lessee is obliged to pay an exclusive penalty in the amount of the Basic Lease Payment, Operating Expenses and Parking Fees payable for twelve (12) months of the Lease Period as calculated for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement, Lease Agreement and Supplementary Agreements to the Lease Agreement, excluding VAT, at the rates effective as of the date of the Lease Agreement termination. The penalty under this clause shall be paid within thirty (30) Business Days upon receipt by the Lessee of the relevant Lessor’s claim. The Parties hereby confirm that the amount of penalty specified in Clause 9.3 of the Lease Agreement is reasonable and determined by the Parties taking into account that the Lessee bears expenses for purchasing the equipment, employing and training the staff, preparing the documentation and the Premises, as well as other expenses for ensuring the activities in, and solely in, the Premises that are constructed in accordance with the unique Terms of Reference (Appendix 3 to the Preliminary Agreement).

9.4

If the Lessee terminates the Lease Agreement for the reasons related to the Lessor’s breach of its obligations under the Lease Agreement, the Lessee may request payment from the Lessor, and the Lessor is obliged to pay an exclusive penalty in the amount of the Basic Lease Payment, Operating Expenses and Parking Fees payable for twelve (12) months of the Lease Period as calculated for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement, Lease Agreement and

Supplementary Agreements to the Lease Agreement, excluding VAT, at the rates effective as of the date of the Lease Agreement termination. The penalty under this clause shall be paid within thirty (30) Business Days from the time the Lessor has received the relevant Lessee’s claim. The Parties hereby confirm that the amount of the penalty specified in Clause 9.4 of the Lease Agreement is reasonable, proportionate and determined by the Parties on the basis of the Lessor’s costs for special improvements, taking into account that the Blocks and Checkpoints are being constructed by the Lessor exclusively for the Lessee according to its Terms of Reference (Appendix 3 to the Preliminary Agreement), inter alia, to locate the Lessee’s specific process equipment therein, and thus are unique facilities.

9.5

If any of the Parties evades discharge of its obligations under the Lease Agreement, the other Party may demand performance of the Lease Agreement in court. In this case, the evading Party shall reimburse the other Party for the losses incurred to the extent limited by the actually incurred documented damages.

9.6	Irrespective of other remedies and grounds of protection under the Lease Agreement, the Lessor will be entitled to recover a penalty from the Lessee in the following cases:

9.6.1

Failure to comply with the obligations specified in Clause 4.13 of the Lease Agreement, Clauses 4.3 - 4.5, 4.8, 4.9 of Appendix 8 to the Lease Agreement, at the rate of five hundredths of a percent (0.05%) of the Security Payment amount or a part thereof to be provided by the Lessee at the appropriate time;

9.6.2

Violation of the obligations stipulated in Clauses 6.1, 6.3.2, 6.4, 6.7, the fourth paragraph of Clause 7.2 of the Lease Agreement and failure to remedy this violation within ten (10) days (and if the violation poses a threat to life/health/safety of people/property or create an immediate risk of fire, flooding, destruction of the Premises (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Premises (and/or other part of the Warehouse Complex) – within one (1) day) upon the Lessee’s receipt of the Lessor’s notice, at the rate of five hundredths of a percent (0.05%) of the monthly Basic Lease Payment for all Premises subject to transfer to the Lessee under the Preliminary Agreement, Lease Agreement and Supplementary Agreements to the Lease Agreement, including VAT, for each day of delay in remedying the violation;

9.6.3

The Lessee’s violation of the payment due dates stipulated in the Lease Agreement (except for penalties and other liability amounts), at the rate of five hundredths of a percent (0.05%) of the amount that is delayed / overdue in payment, for each day of delay in payment;

9.6.4

The Lessee’s failure to appear to sign the elimination certificate for the Major Defects / the Lessee’s evasion / ungrounded refusal to sign the elimination certificate for the Major Defects (Clause 5.6 of the Lease Agreement):

in the amount equivalent to fifty percent (50%) of the daily amount of the daily Lease Payment amount to be paid in the relevant period of time, subject to the applicable VAT rate, for the respective Premises for which the elimination certificate for the Major Defects has not been signed, for each day starting from the time when the respective Certificate should have been signed under the conditions of the Clause 5.6 of the Lease Agreement, and to the fifth day of the violation stipulated in this clause inclusive or to the date of signing the elimination certificate for the Major Defects, whichever is earlier;

•

starting from the sixth day of the violation stipulated in this clause to the date of signing the elimination certificate for the Major Defects in respect of the relevant Premises, in the amount calculated under the following formula: X + X * 0.05% for each day, where:

X is equivalent to fifty percent (50%) of the daily Lease Payment amount to be paid in the relevant period of time, subject to the applicable VAT rate, for the respective Premises for which the elimination certificate for the Major Defects has not been signed;

* means the mathematical sign of multiplication.

9.6.5	Violation by the Lessee of the time limits for provision of the Bank Guarantee to the Lessor under the Lease Agreement or any Supplementary Agreement to the Lease Agreement, in excess of six (6) days:

•

one and a half percent (1.5%) of the monthly amount of the Basic Lease Payment calculated in respect of the Leased Area of the Premises, for which the Lessee failed to provide the Bank Guarantee, for each day of delay, starting from the seventh day of delay to the fiftieth day of delay inclusive or to the date of the Bank Guarantee provision, whichever is earlier;

•

two percent (2%) of the monthly amount of the Basic Lease Payment calculated in respect of the Leased Area of the Premises, for which the Lessor failed to provide the Bank Guarantee, for each day of delay, starting from the fifty-first day of delay to the date of the Bank Guarantee provision.

9.7	Irrespective of other remedies and grounds of protection under the Agreement, the Lessee will be entitled to recover a penalty from the Lessor in the following cases:

9.7.1

delayed elimination by the Lessor of the Major Defects, subject to the provisions of Clause 7.7 of the Lease Agreement, at the rate of five hundredths of a percent (0.05%) of the monthly amount of the Basic Lease Payment for each day of delay, starting from the 31st calendar day of delay. At the same time, the Parties agree that if the Lessee exercises its rights to remedy the defects as provided for in Clause 7.7 of the Lease Agreement, charging the penalties under this clause shall be ceased from the time when the Lessee has started the elimination works;

9.7.2	delayed performance by the Lessor of its obligations to return the Security Payment, at the rate of five hundredths of a percent (0.05%) of the Security Payment amount delayed in return;

9.7.3

the Lessor’s failure, provided that the Parties have signed the Lease Agreement and all Supplementary Agreements to the Lease Agreement and all Acceptance Certificates within one hundred and eighty (180) days from the date when the Parties have signed the last Certificate of Transfer for Actual Use (and for the cases when the Lessee exercises the Right to Postpone under Clause 5.10 of the Preliminary Agreement, within one hundred and eighty (180) days from the date of signing the Lease Agreement by the Parties), at the rate of a half percent (0.5%) of the monthly amount of the Basic Lease Payment for the Premises, at the rates of the first year of the Lease Period, for each day of delay starting from the one hundred and eighty-first (181) day of delay. A penalty under this Clause 9.7.3 shall be charged and paid subject to the Lessee’s timely provision of the Bank Guarantee or the Security Payment to the Lessor for the Total Security Amount after signing the Lease Agreement and each Supplementary Agreement to the Lease Agreement within the time limits specified in Clause 4.12 of the Lease Agreement. If the Lessee, after the Parties have signed the Lease Agreement or any of the Supplementary Agreements to the Lease Agreement, delays provision of the Bank Guarantee or Security Payment equal to the Total Security Amount, the registration period specified for the Lease Agreement/Supplementary Agreements to the Lease Agreement in this clause shall be extended for the total number of days of such delay under the Lease Agreement and under each and any Supplementary Agreement to the Lease Agreement.

9.8

Unless otherwise specified in the relevant clauses of the Lease Agreement, any amounts of punitive sanctions (late payment interest, penalties, fines) and other payments specified in this Section shall be paid / made within ten (10) Business Days upon receipt by one Party of a written request from the other Party entitled to claim payment of such sanctions or other payments. At the same time, except for the obligation specified in Clause 3.5 of Appendix 8 to the Lease Agreement, in case of /improper performance of which the Lessor is not required to send a separate claim / request to the Lessee, the Lessor may also file a claim under the Bank Guarantee / withhold from the Security Payment only and solely after the Lessor has filed a claim to the Lessee indicating the Lessee’s non-performance / improper performance of its obligations under the Lease Agreement and provided that the Lessee has not remedied the violation outlined in the above mentioned Lessor’s claim, within five (5) Business Days upon receipt of the relevant Lessor’s claim.

9.9

The Lessor may suspend (terminate) the access of the Lessee (including employees, sublessees, contractors, suppliers, any visitors of the Lessee/sublessee) to the Premises / the Warehouse Complex territory, in case the Lessee evades the return of the Premises to the Lessor in accordance with the procedure stipulated in Section 10 of the Lease Agreement.

9.10

If the Lessee (including any employees, representatives, contractors, subcontractors, sublessees or visitors of the Lessee) places a vehicle in the territory of the Warehouse Complex outside the Parking Slots for the respective vehicle categories without prior written approval of the Lessor, the Lessor will be entitled to relocate the wrongdoer’s vehicle within the territory of the Warehouse Complex and/or outside the territory of the Warehouse Complex at the expense of the Lessee.

If the Lessee’s vehicle is relocated by the Lessor outside the territory of the Warehouse Complex, the Lessor will notify the Lessee by telephone about the place to which the wrongdoer’s vehicle has been moved (relocated). The Lessor shall not be liable for safety of the relocated vehicle. At the same time, the Lessor should act reasonably when towing the vehicle away.

The Lessee shall be obliged to reimburse the Lessor’s documented expenses for relocation (towing) of the vehicle mentioned in this clause within five (5) Business Days upon receipt by the Lessee of the relevant written request from the Lessor with attachment of the supporting documents.

9.11

Payment of fines, penalties or late payment interest under the Lease Agreement, as well as compensation for damages, both in case of improper performance and in the event of default, shall not relieve the Lessee from performance in kind.

9.12

If after signing this Lease Agreement, the Preliminary Agreement is terminated by one of the Parties due to a breach of its obligations by the other Party (or due to circumstances within the control of such other Party), this Lease Agreement shall be automatically terminated from the date of the Preliminary Agreement termination. In this case, the initiating Party shall be entitled to recover penalties and other amounts due to it in connection with the termination pursuant to the Preliminary Agreement, but shall not be entitled to recover penalties and other amounts that might have been due to it in connection with the early termination by such Party of the Lease Agreement under this Section.

10	RETURN OF THE PREMISES

10.1	The Lessee shall:

•	on the last day of the Lease Period; or,

•

in the event of early termination of the Lease Agreement on the grounds related to the Lessor’s violation of its obligations under the Lease Agreement, on the date coming four (4) months after the date of the Lease Agreement termination; or,

•

in the event of early termination of the Lease Agreement on the grounds related to the Lessee’s violation of its obligations under the Lease Agreement, on the date coming ten (10) Business Days after the date of the Lease Agreement termination:

10.1.1.

return to the Lessor all the Premises (including all utilities with the terminal equipment installed) in their clean state and considering that the Premises are to be returned in their original state, in which the Premises have been transferred by the Lessor to the Lessee on the Access Date (as defined in the Preliminary Agreement), but with account for the natural wear and tear and subsequent works performed by the Lessor in the respective Premises, if any, as well as the provisions of Clause 10.1.2 – 10.1.3 below and in accordance with other obligations of the Lessee under the Lease Agreement. Permanent improvements made by the Lessee in the Premises within the Lessee’s Works, inter alia, within the Lessee’s Works under the Preliminary Agreement, shall be, at the Lessor’s discretion, subject to retention in the Premises or removal by the Lessee at its expense and bringing the Premises to their original state, in which the Premises have been received by the Lessee on the Access Date (as defined in the Preliminary Agreement), but with account for the natural wear and tear and subsequent works performed by the Lessor in the respective Premises, if any, which may be required by Lessor. Under no circumstances shall the Lessor reimburse the Lessee for the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any removable improvements, alterations or Permanent Improvements on the Premises, including those made under the Preliminary Agreement;

10.1.2.

remove all sign boards, removable improvements, all property of the Lessee and/or other third parties, furniture and other items from the Premises, vacate the Parking Slots, the territory of the Warehouse Complex and remedy in full any damage caused;

10.1.3.	replace or restore any damaged and/or lost Lessor’s property (which was installed on the Premises) with similar property of the same quality;

10.2.

If the Lessee fails to properly perform its obligations under this Section, inter alia, by refusing to return the Premises or delaying in return of the Premises within the time limits specified in Clause 10.1 above and in the state described in Clause 10.1.1 above, the Lessee shall, at the Lessor’s request, pay the following to the latter:

10.2.1.	the amount of any expenses incurred by the Lessor in correcting or remedying the violation or bringing the Premises to the required state;

10.2.2.	an actual use fee for the Premises equal to the daily amount of the Lease Payment for each day of the delayed return in the state described in this Section.

The amounts specified in this Clause 10.2 may also be recovered by the Lessor by filing a claim under the Bank Guarantee or by withholding from the Security Payment, subject to the following: the amount of expenses specified in Clause 10.2.1 may be recovered by the Lessor by filing a claim under the Bank Guarantee or by withholding from the Security Payment in the amount not exceeding sixty-five million (65 000 000) Rubles excluding VAT; and if the Lessor’s expenses exceed the said amount, the Lessor may file a claim for their payment in an amount exceeding the amount specified in this paragraph (or in a larger amount, if the amount available to the Lessor under the Bank Guarantee/Security Payment is insufficient) directly to the Lessee.

10.3.

Acceptance by the Lessor of the amounts payable by the Lessee pursuant to Clause 10.2.2 above shall not be deemed renewal of the Lease Agreement or the Lessor’s consent to such occupation of the Premises, and such amount shall constitute the payment for the actual use of the Premises and shall be fixed for a limited period of time, even if the Lessor does not immediately exercise its rights in respect of the Lessee’s continued occupation of the Premises. The Lessor’s provision of access to the Premises to the Lessee upon termination of the Lease Agreement for the Lessee to remedy violations under this Section and/or other delay in the return of the Premises by the Lessee shall not be considered as lack of the Lessor’s objections to the use of the Premises by the Lessee upon termination of the Lease Agreement.

10.4.

The Return Certificate for the Premises signed by the Lessor and the Lessee shall be a document confirming the proper performance of the Lessee’s obligation to return the Premises. In the event of ungrounded refusal of either Party to sign the relevant Return Certificate within three (3) calendar days from the date when the Return Certificate should have been signed, the Return Certificate signed by one of the Parties shall be deemed duly signed (approved) by the both Parties on the date coming in three (3) calendar days from the date when the Return Certificate should have been signed.

11.	FORCE MAJEURE

11.1.

Each of the Parties shall be released from liability for full or partial failure to perform its obligations under the Lease Agreement, if such failure has been caused by Force Majeure Events having occurred after making the Lease Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

11.2.	The Parties referring to the Force Majeure Events shall notify the other Party thereof in writing immediately after occurrence of such events with supporting documents attached.

11.3.

In case the Force Majeure Events last in excess of three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last in excess of three (3) months, the Parties undertake to start negotiations and amend the Lease Agreement as required for the Parties to continue performance of the obligations under the Lease Agreement as close as possible to the initial intentions of the Parties.

12.	NOTICES

12.1.

Any notices, approvals, consents, claims, authorizations or other communications in connection with the Lease Agreement shall be made in writing and shall be delivered by (a) a registered letter with declared value, return receipt requested and a list of enclosures, or (b) by a telegram, or (c) by courier service / courier to the Party’s addresses given in Clause 12.2 of the Lease Agreement, and for each case with a mandatory simultaneous sending a respective notice, approval, consent, claim, authorization or other communication to all e-mail addresses stated in Clause 12.2 of the Lease Agreement (or to other addresses, of the change in which one Party has notified the other Party).

12.2.	The Parties’ mailing addresses:

The Lessor: Orientir Zapad-1 LLC Original document/notice to: [●] Paper copy of the document/notice to: [●] Attention: [●] Scan copy of the document/notice to the following e-mail addresses: [●]	The Lessee: Internet Solutions LLC Original document/notice to: [●] Paper copy of the document/notice to: [●] Attention: [●] Scan copy of the document/notice to the following e-mail addresses: [●]

12.3.

If the Party’s address for correspondence and/or other details mentioned in this Section 12 have changed, the Party shall promptly notify the other Party thereof in writing in the manner prescribed in Clause 12.1 of the Lease Agreement to the addresses given in Clause 12.2 of the Lease Agreement, and the new address for correspondence may only be an address in Moscow or the Moscow Region.

12.4.

The relevant notice, approval, consent, claim, authorization or other communication mentioned in the Clause of the Lease Agreement will be deemed to have been received on the date of its actual delivery (actual service) in the procedure set out in Clause 12.1 of the Lease Agreement, but provided that the said notice, approval, consent, claim, authorization or other communication has also been delivered to the Party to all e-mail addresses listed in Clause 12.2 of the Lease Agreement (or to other addresses, of the change in which one Party has notified the other Party) not later than the actual delivery date.

However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that the correspondence was not delivered to the receiving Party for any other reason, or that such Party (its employees) refused to accept the correspondence will be considered a proper acknowledgement of service of the mailed correspondence to such Party, but also only provided that the relevant correspondence has been delivered to all email addresses listed in Clause 12.2 of the Lease Agreement. In any case, the consequences of legally relevant communications may not arise before the relevant communication is delivered to its recipient at the address specified in this Agreement and/or in the Unified State Register of Legal Entities.

13.	LIMITATION OF LIABILITY

13.1.	The Party shall not be liable to the other Party:

13.1.1.

for the Lessor’s liability: for any loss, damage, obstruction for work or interference incurred by the Lessee in the course of any repair or other engineering construction works on the utilities/distribution networks, other supply lines by an electrical power supplier/grid operator/gas supplier/gas distributor (or any person on their behalf) or other limitation of electric power/gas supply not caused by any circumstances within the Lessor’s control, provided that (in respect of electric power) timely switching to backup power sources is ensured;

13.1.2.

any act or omission of any other third party, including government authorities, except for employees, contractors, subcontractors, suppliers of the Party concerned, for whose actions such Party is liable to the other Party under the terms of the Lease Agreement or the Laws, and with exception of: as regards the Lessee, sublessees or any persons admitted to or located in the Land Plot or the Premises with the Lessee’s authorization or consent; as regards the Lessor, the Management Company of the Lessor.

13.1.3.

due to any act or omission of any future or existing lessee of other premises in the Warehouse Complex (not related to the Premises hereunder) or other person occupying any part of other premises in the Warehouse Complex (not related to the Premises hereunder) (including employees of such persons), except for the actions of the Lessee under Preliminary Agreement 2/ Lease Agreement 2, for which the Lessee is liable for the avoidance of doubt.

13.2.

Notwithstanding the provisions of other clauses of the Lease Agreement, the Party’s total liability under the Lease Agreement or in connection with them (including liability in the form of indemnification for any costs, losses, damages, and payment of penalties, compensations or any other monies), and in connection with termination of the Lease Agreement, shall be limited to the amount of actual damage caused to the other Party, but no more than the amount equivalent to the sum of the Basic Lease Payment, Operating Expenses and Parking Fees payable for twelve (12) months of the Lease Period calculated for all Premises and all Parking Slots to be transferred to the Lessee under the Preliminary Agreement, the Lease Agreement (taking into account all Supplementary Agreements to the Lease Agreement to be entered into), excluding VAT.

13.3.

Under no circumstances shall any Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of conflict of this clause with other provisions of the Lease Agreement, the provisions of this clause shall apply.

14.	REGISTRATION OF THE LONG-TERM LEASE AGREEMENT

14.1.

On the dates of signing the Lease Agreement / Supplementary Agreement to the Lease Agreement, the Lessee shall be obliged to provide the Lessor with all documentation and information required from the Lessee for state registration of the Lease Agreement / Supplementary Agreement to the Lease Agreement with a competent government authority, subject to receipt of a written request with a list of documents from the Lessor five (5) Business Days in advance. The Lessee’s breach of this obligation shall be considered, upon receipt of a repeated request, as the Lessee’s evasion from signing the Lease Agreement / Supplementary Agreement to the Lease Agreement.

14.2.

If any additional documents or information are requested by the competent government authority, when performing the state registration of the Lease Agreement, or if amendments and/or additions to the Lease Agreement/Supplementary Agreement to the Lease Agreement are required, the Parties undertake to provide copies of all documents and/or information requested by such government authority, and the Parties, if necessary, undertake to make the required amendments and additions to the Lease Agreement/Supplementary Agreement to the Lease Agreement, not affecting the business arrangements of the Parties.

14.3.

Documents to the registering authority for the purposes of state registration of the Lease Agreement / Supplementary Agreement to the Lease Agreement shall be submitted by the Lessor. The Lessor shall be liable for any fees related to such state registration of the Lease Agreement/Supplementary Agreement to the Lease Agreement, and the Lessee shall reimburse for fifty (50%) percent of the above mentioned amount of the state duty, other mandatory costs to the Lessor against an invoice issued by the Lessor.

14.4.

Upon expiry of the Lease Period and in case of early termination of the Lease Agreement, the Parties shall provide the authorized registering authority with all documents and information necessary for the state registration of the Lease Agreement termination.

15.	CONFIDENTIALITY

15.1.

Each of the Parties agrees not to use for any purposes unrelated to the performance of the Lease Agreement and not to disclose to third parties the terms and conditions of the Lease Agreement or any other related documents, including, but not limited to, any commercial information provided by the Parties to each other (inter alia, to representatives and consultants of the respective Party) during negotiations on entering into the Lease Agreement, without a prior written consent of the other Party.

15.2.	The limitations set in Clause 15.1 do not refer to disclosing any information:

i.	if such information shall be disclosed according to the applicable Laws;

ii.	upon request of any competent authority, to the extent required by the applicable Laws;

iii.	reasonably necessary in court, arbitration, administrative or other proceedings;

iv.	to professional advisors, banks, auditors and insurance companies of the Parties (subject to observance by the said persons of information confidentiality);

v.	to persons within the Party’s group of persons, and also when it is necessary in order to provide Utilities and/or perform Operational Maintenance; or

vi.

when it is necessary to prove the Lessor’s title or existence of encumbrances and/or other rights in respect of any part of the Warehouse Complex and/or the Blocks, and to prospective buyers of the Blocks (their part), or

vii.	lenders of the Party, government authorities and other competent bodies, and organizations; or

viii.	in accordance with Clause 16.5 of the Lease Agreement.

16.	MISCELLANEOUS

16.1.	In interpreting the Lease Agreement, it shall be taken into account that:

16.1.1.	if the Party’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

16.1.2.

References to the Lessee’s actions, circumstances that are within the Lessee’s control or for which the Lessee is liable, or the Lessee’s violation of obligations include acts, omissions, breach of obligations or improper performance of obligations by sublessees, all of the Lessee’s employees, representatives, business partners, contractors, visitors or by any person present in the Premises or Warehouse Complex with the Lessee’s or sublessee’s authorization, but do not include acts/omissions of the Lessor/Management Company and/or their engaged persons; however, references to “circumstances that are within the Lessee’s control” for the avoidance of doubt do not include circumstances giving the Lessee any right of claim against the Lessor (including the rights to terminate the Lease Agreement) under the Lease Agreement or the Laws, and accordingly do not include any exercise of such rights;

16.1.3.

References to the Lessor’s actions, circumstances that are within the Lessor’s control or for which the Lessor is responsible or liable, or the Lessor’s violation of obligations include acts, omissions, breach of obligations or improper performance of obligations by the Lessor’s employees, representatives, business partners, contractors, including the Management Company, but do not include acts, omissions, breach of obligations or improper performance of obligations by the persons specified in Clauses 13.1.1 and 13.1.3 above; however, references to “circumstances that are within the Lessor’s control” for the avoidance of doubt do not include circumstances giving the Lessor any right of claim against the Lessee (including the rights to terminate the Lease Agreement) under the Lease Agreement or the Laws, and accordingly do not include any exercise of such rights;

16.1.4.	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

16.1.5.	the headings of Sections, clauses and Appendices of the Lease Agreement are given for convenience only and shall not be used to interpret the contents of the Lease Agreement;

16.1.6.	unless the context indicates otherwise, any reference to the Section, clause or Appendix shall mean a reference to the relevant Section, clause or Appendix of this Lease Agreement;

16.1.7.	the term “contractor”, inter alia, includes persons who provide services under a fee-based service agreement as well as other persons actually authorized by the Party for work;

16.1.8.

except for cases established by the Lease Agreement as a waiver of a right, a failure by either Party to exercise any of the rights granted under the Lease Agreement does not constitute a waiver of that right; however, if any violation/circumstance underlying the emergence of the right (including, but not limited to, the right to request termination of the Lease Agreement, right to claim payment of a penalty/compensation/other amount) under the Lease Agreement or by virtue of the Laws has been eliminated/discontinued, and prior to elimination/discontinuation of the relevant violation/circumstance such right has not been used or has been waived, the Party shall lose the relevant right and expressly waives exercise of such right on the same grounds after elimination/discontinuation of the relevant violation/circumstance, except for cases when the similar circumstances underlying the exercise of the right have occurred again;

16.1.9.

The Parties specifically agree that any losses/penalties, payment of which is stipulated in the Lease Agreement, or other liability measures specified in the Lease Agreement, and the rights granted to the Party under the Lease Agreement or the current Laws (including the right to demand termination of the Lease Agreement, right to claim indemnity for losses, payment of penalties or other monies, right to suspend counter-execution, etc.) in connection with any violation committed by the other Party, may be collected/applied/exercised by such Party, except for the case when the violation occurred as a result of: (a) changes in the Laws after the Lease Agreement date; and/or (b) actions/omissions of government authorities and/or (c) non-performance/improper performance/violation of obligations under the Lease Agreement by the other Party or circumstances within such other Party’s control or for which it is liable. If the damage and/or violation caused/committed by one Party is caused by/is a direct result of the other Party’s non-performance/improper performance/violation of its obligations under the Lease Agreement or is caused by circumstances within such other Party’s control or for which such other Party is liable, subject to the provisions of the Lease Agreement, the first Party shall not be liable for such damage and/or its elimination or for the violation;

16.1.10.

The Lessee’s right to pay the Lease Payment in a smaller amount or to request reduction in the amount of the Lease Payment under Clause 5.3 of the Lease Agreement shall arise, only if the Lessor and its engaged persons have been provided with unhindered access by the Lessee for the purpose of remedying the relevant circumstance serving as the basis for the Lease Payment reduction, immediately upon occurrence of such circumstance and until its actual remedy;

16.1.11.	Any Lessor’s right of access or entry to the Premises /the Lessee’s Territory/Land Plot applies to all persons duly authorized by the Lessor.

16.2.	Unless otherwise expressly stated in the text of the Lease Agreement, each Party shall perform its obligations at its own expense.

16.3.

If any term or condition of this Lease Agreement is held invalid, illegal or unenforceable for any reason by a court judgment or otherwise, it shall not affect the remaining provisions of the Lease Agreement. The Parties undertake to make the necessary amendments to the provisions hereof which are invalid, illegal or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material provisions hereof.

16.4.

The Party may issue press releases and make public statements regarding the entry into and performance of the Lease Agreement only upon receipt of a written consent from the other Party with the text of the relevant press release or statement, in particular, the Lessor may, after issue of the press release agreed with the Lessee, post (inter alia, on a permanent basis) information about the fact of entering into this Lease Agreement on the corporate website of the Lessor’s group of companies.

16.5.

A material change in the circumstances, from which the Parties proceeded at the execution of this Lease Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for modification or termination of this Lease Agreement by either Party.

16.6.	Each Party shall represent the other Party (Article 431.2 of the Civil Code of the Russian Federation) that:

16.6.1.

as of the time of signing the Lease Agreement, all approvals and permissions required by the constituent documents and the current Laws to enter into the Lease Agreement/Supplementary Lease Agreement have been obtained;

16.6.2.

the persons having signed the Lease Agreement for each of the Parties are duly authorized and act in the interest of each of the Parties and in accordance with the constituent documents and the applicable Laws, in faith and testimony whereof the Parties have provided each other with certified copies of relevant documents;

16.6.3.

if entry into this Lease Agreement requires a consent or approval of any government authorities and/or managing bodies of the Party, such consent/approval has been obtained by the Party which, according to the applicable Laws, is entitled or obliged to obtain the relevant consent/approval.

16.6.4.

as regards the Lessor: the Lessor warrants that, as of the Lease Agreement date, the Land Plot is not encumbered with any third party rights (except as specified below in this clause), there are no disputes about the Lessor’s rights in respect of the Land Plot and any other circumstances, events and facts that cast doubt on existence and completeness of the Lessor’s titles (absence of third party claims of title) to the Land Plot.

The Lessee is aware that as of the Lease Agreement date the Land Plot and the Premises are encumbered with a mortgage in favor of [●].

In addition, the Lessor has disclosed to the Lessee in good faith the following restrictions/encumbrances on the Land Plot and facilities located thereon [specify what is applicable on the Lease Agreement date]:

•	gas pipeline protected zone, within the boundaries as shown in the plan (Appendix 1.1 to the Lease Agreement);

•	electric power lines and their protected zone, within the boundaries as shown in the plan (Appendix 1.1 to the Lease Agreement);

•

external utilities on the Land Plot according to the Project Documentation, to connect the Premises to the utilities, and their protected zones as shown in the plan (Appendix 1.1 to the Lease Agreement).

•	[town-planning restrictions according to the Land Use and Development Regulations and the General Development Plan of Istra, as well as the Town-planning Plan of the Land Plot (GPZU)];

•

[encumbrances over the Land Plot and Blocks/Checkpoints by rights to purchase them envisaged in sale and purchase agreements, which [specify what is applicable on the Lease Agreement date: entered into by the Lessor with [●]/ may be entered into by the Lessor in accordance with the provisions of Clause 8.2 of the Lease Agreement]].

16.6.5.

as regards the Lessor: as of the Lease Agreement date, the Premises will comply with the Permitted Use and will not be encumbered by third party rights, including the lease rights, except for the encumbrances listed in Clause 16.6.4 above;

16.6.6.

all documents and information provided by any of the Parties at the request of the other Party prior to the entry into the Agreement and/or during the preliminary legal and financial due diligence of the Party, were valid, accurate and not misleading, when submitted;

16.6.7.

signing or performance of the Lease Agreement is not a violation and will not lead to a violation of: (a) the Articles of Association or other corporate or other internal documents of any company in the Party’s group of persons; (b) the provisions of the Laws; (c) any orders or judgments of the courts, arbitral tribunals, or government agencies applicable to the Party’s group of persons; or (d) any terms, conditions, or provisions of any other contracts or agreements, to which any company in the Party’s group of persons is a party, or such contracts or agreements that are binding upon any company in the Party’s group of persons, and will not give rise to any default under any such contract or agreement;

The Parties warrant to each other that all of the above representations are true, valid, accurate and not misleading. If any circumstances occur that may evidence their unreliability, invalidity or inaccuracy (or may result in such consequences), the respective Party shall immediately notify the other Party thereof.

The Parties hereby agree that if any of the Parties’ representations given in thin clause is violated or appears to be unreliable, inaccurate or misleading, the other Party shall not be entitled to demand termination/unilateral repudiation of the Lease Agreement, but shall be entitled to claim only compensation of documented losses by the Party whose representation is violated or appears to be unreliable, inaccurate or misleading, in accordance with Clause 1 of Article 431.2 of the Civil Code of the Russian Federation subject to the restrictions set by the Lease Agreement.

16.7.

Each of the Parties shall be obliged to notify the other Party by means of the relevant written notice of initiation of the liquidation/reorganization procedure, filing a bankruptcy (insolvency) petition against such Party to the competent court, within three (3) Business Days from the date of initiation of the relevant procedure/filing (receipt of information on such filing). For the purpose of performing this clause, publication of the above information in periodicals and/or on the Internet or otherwise shall not constitute a proper performance of such obligation, and, in absence of the above mentioned written notice, the Party violating the obligations stipulated by this clause shall be obliged to compensate the other Party for the damage caused by such violation.

16.8.	The Parties hereby agree on the following procedure for recording the circumstances and engaging an expert for the purposes of this Lease Agreement:

The Party concerned shall immediately notify the other Party of an event/violation occurred (inter alia, by e-mail to any of the addresses specified in Clause 12.2 of the Lease Agreement or other addresses whereof one Party has notified the other Party), whereupon the Parties shall each time record the events/violations by a bilateral certificate (“Bilateral Certificate”) under the following procedure:

The Bilateral Certificate shall be signed by authorized representatives of both Parties.

If one of the Parties refuses to sign the Bilateral Certificate or if representatives of such a Party fail to appear to sign the same within one (1) Business Day (and for the cases specified in Clause 5.3 and Clause 5.6 of the Lease Agreement, within the time limits specified in such clauses) after such Party has been notified of the need to execute the Bilateral Certificate and if the Party that has refused to sign the said Bilateral Certificate fails to submit a written grounded objection within the specified time limit, the other Party shall be entitled to sign such Bilateral Certificate unilaterally, provided that the reasons and circumstances recorded in the Certificate are supported by photo/video recording and the photo/video materials are attached to the Bilateral Certificate and sent by one Party to the other Party (which has refused to sign the Bilateral Certificate) within one (1) Business Day upon execution thereof.

Either Party may demand verification of the circumstances stated in the Bilateral Certificate or underlying its preparation (inter alia, with a view to verify the existence or causes of defects, circumstances mentioned in Clause 5.3 of the Lease Agreement, to eliminate the Major Defects for the purposes of Clause 5.6 of the Lease Agreement) with engagement of an independent technical expert.

The approved experts are Russian entities that are part of the group of any of the following companies (brands) operating under the following brand names (trading as) in the field of construction and technical expert examination (or their respective successors):

•	Tebodin (as of the date hereof, such Russian entity is a branch of Tebodin Eastern Europe B.V. Private Limited Liability Company (Netherlands) (INN 9909105014),

•	Mott MacDonald (as of the date hereof, such Russian entity is MOTT MACDONALD R LLC (OGRN 1077758264165, INN 7706664782),

•	Aecom (as of the date hereof, such Russian entity is AECOM LLC (OGRN 1037700232129);

•	MOSOBLSTROYCNIL (GUP MO MOSOBLSTROYCNIL ORN 1025002876755).

Any of the Parties may engage any of the above expert organizations.

However, the Party that commissions an expert examination shall bear any expenses for holding the same. Subsequently, the expenses shall be attributed to the Party whose opinion is considered erroneous by the expert.

The period of holding the expert examination shall not exceed thirty (30) calendar days.

The Parties acknowledge the binding effect of expert’s opinions made in accordance with the provisions of this clause in order to determine the consequences of relations between the Parties under the Lease Agreement on the relevant issue that has been the subject matter of the expert examination.

If, in accordance with the expert report, the deficiencies in the Lessor’s Works are not recognized as the Major Defects (in respect of the Major Defects listed in Appendix 14 to the Lease Agreement, the expert’s opinion may be expressed only about their existence or absence or elimination and the underlying reason, but not about the degree of their significance) or are recognized as the Major Defects, but occurred due to circumstances that are within the Lessee’s control or have been recognized eliminated, the Lessee undertakes to pay out to the Lessor the full amount of the Lease Payment that has not been received within the period from the date (as applicable): (i) of signing the Acceptance Certificate with the Major Defects, or (ii) when the elimination certificate for the Major Defects should have been, but has not been, signed in accordance with Clause 5.6 of the Lease Agreement, and up to the date (as applicable): (i) of the end of the period during which the Lessee has paid the reduced Lease Payment due to signing the Acceptance Certificate with the Major Defects, or (ii) of actual signing the elimination certificate for the Major Defects.

16.9.	The Lessee hereby agrees to assignment/pledge of all or part of the Lessor’s rights under the Agreement to or any other bank, or other person that provides financing to the Lessor and/or its members.

16.10.	No amendments to the Lease Agreement shall be valid unless they are made in writing and signed by the duly authorized representatives of the Parties.

16.11.

This Lease Agreement shall become effective for the Parties from the date of its signing, is signed in five copies, having equal legal force: two (2) copies for each of the Parties and one copy for the authority carrying out state registration hereof. The Parties shall not submit one (1) copy for state registration and shall leave it at their disposal.

16.12.	This Lease Agreement contains the following Appendices forming an integral part hereof:

Appendix 1	Plan of the Lessee’s Territory;

Appendix 1.1	Plan of the Lessee’s Territory with protected zones;

Appendix 2	Floor plans and schedules of the Premises;

Appendix 3	Insurance;

Appendix 4	Operational Maintenance;

Appendix 5	Lessee’s Works;

Appendix 6	Acceptance Certificate Form;

Appendix 7	Variable Part of the Lease Payment;

Appendix 8	Bank Guarantee and Security Payment;

Appendix 9	Certificate of Delineation of Operational Responsibility;

Appendix 10	Determination of the Leased Area of the Premises; Lessee’s Share in the Warehouse Complex;

Appendix 11	Form of the Supplementary Agreement to the Lease Agreement;

Appendix 12	Warehouse Complex Rules;

Appendix 13	Occupational Health and Safety;

Appendix 14	Major Defects.

17.	APPLICABLE LAW AND DISPUTE RESOLUTION

17.1.	This Lease Agreement shall be governed by the law of the Russian Federation.

17.2.

If any dispute arises between the Parties in connection with the Lease Agreement or in connection with violation, termination or invalidity hereof, the authorized representatives of the Parties shall exchange appropriate written claims to resolve the dispute without recourse to court.

17.3.

Unless such disputes and disagreements are resolved by exchange of claims, the response time to which is thirty (30) Business Days upon their receipt by the respective Party, the dispute may be submitted by the Party concerned to the Arbitration Court of the Moscow Region for resolution.

18.	LEGAL ADDRESSES AND BANK DETAILS OF THE PARTIES

The Lessor:

Orientir Zapad-1 LLC

OGRN 1185007014170

INN/KPP 5044113917/504401001

Location address: building 152/2, floor/premises 3/22, village of Shelepanovo, Solnechnogorsk District, Moscow Region, 141533

The Lessee: Internet Solutions LLC OGRN 1027739244741 INN/KPP 7704217370 /997750001 Location address: 10, Presnenskaya nab., premises I, 41 floor, office 6, Moscow, 123112
Bank details:	Bank details:

…	…

[●]	[●]